                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ X ] Ammendment  No. 1 to the Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12


                             HealthDesk Corporation
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             HealthDesk Corporation
                              2116 Financial Center
                             Des Moines, Iowa 50309
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1)    Title of each class of securities to which transaction applies:

           2)    Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           4)    Proposed maximum aggregate value of transaction:

           5)    Total fee paid:


[ X ]   Fee paid previously with preliminary materials.

[ X ]   Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                 ------------------------------------------------------------
           1)    Amount Previously Paid:

                 ------------------------------------------------------------
           2)    Form, Schedule or Registration Statement No.:

                 ------------------------------------------------------------
           3)    Filing Party:

                 ------------------------------------------------------------
           4)    Date Filed:

                 ------------------------------------------------------------

                             HEALTHDESK CORPORATION


                    Notice of Special Meeting of Shareholders
                       to be Held on __________, 1998



         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of HealthDesk Corporation (the "Company") will be held on ____________day, ____________________, 1998 at _______.m., Central Time, at 2116 Financial
Center, Des Moines, Iowa 50309 for the following purposes:


1. To approve the sale of the Company's assets, including the Company's HealthDesk Online operations as well as substantially all of the Company's intellectual property rights and inventories, and certain office equipment and packaged software (the "Sale of Assets") to Patient Infosystems, Inc. ("PATI") for approximately $635,000 pursuant to the terms of the Asset Purchase Agreement dated September 24, 1998 (the "Asset Agreement");
2. To consider and vote upon a proposal (i) to approve and adopt an Agreement and Plan of Reorganization, dated as of August 18, 1998 (the "Merger Agreement"), by and among the Company, MC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company ("Sub"), and MC Informatics, Inc., a California corporation ("MCIF"), pursuant to which, among other things, Sub will be merged with and into MCIF, with MCIF to be the surviving corporation, and MCIF will become a wholly-owned subsidiary of the Company (the "Merger"); (ii) to approve the issuance of approximately 5,600,000 shares of the Company's Common Stock, no par value ("Common Stock") for all of the outstanding shares of MCIF common stock (or approximately 5.6 shares of the Company's Common Stock for each outstanding share of MCIF common stock), as a result of which upon consummation of the Merger, the shareholders of MCIF will own not less than 40% of the outstanding Common Stock of the Company; and (iii) to change the Company's name from HealthDesk Corporation to MC Informatics, Inc.;

3. To consider and vote upon a proposal to approve the Amended and Restated Articles of Incorporation of the Company (the "Charter Amendment") which, among other things, increases the authorized number of shares of Common Stock from seventeen million (17,000,000) to forty million (40,000,000) shares;
4. To approve amendments to the Company's 1994 Stock Option Plan (the "Option Plan") to (i) increase the number of shares reserved for issuance under the Option Plan from 844,755 to 3,000,000; and (ii) limit to 500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year (collectively, the "Option Amendments"); and
5. To consider and act upon such other business as may properly come before the Special Meeting or any adjournments thereof.


         Shareholders of record at the close of business on  December
____, 1998, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the special meeting during ordinary business hours at the principal office of HealthDesk Corporation.


                                    By Order of the Board of Directors

                                    ------------------------------------------
                                    Secretary

Des Moines, Iowa
December ____, 1998


--------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.
--------------------------------------------------------------------------------

                             HEALTHDESK CORPORATION

                              2116 Financial Center
                             Des Moines, Iowa 50309



               Proxy Statement for Special Meeting of Shareholders

                                ___________, 1998


         The accompanying proxy is solicited by the Board of Directors of HealthDesk Corporation, a California corporation (the "Company"), for use at a Special Meeting of Shareholders to be held _______________, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is December ___, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.




                               GENERAL INFORMATION


         Voting Securities. Only shareholders of record as of the close of business on December __, 1998 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,792,845 shares of Common Stock of the Company, no par value, and 632 shares of Series B Preferred Stock, no par value, issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the proposals presented in this Proxy Statement. Each holder of shares of Series B Preferred Stock is entitled to 4,000 votes for each share of Series B Preferred Stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.


         Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                     SUMMARY

         Purposes of the Special Meeting. The approval and adoption of the Asset Agreement, the Merger Agreement, the Charter Amendment and the Option Amendments will each require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and Series B Preferred Stock entitled to vote at the Special Meeting. The approval of the issuance of the Company's Common Stock in the Merger will require the affirmative vote of a majority of the shares of the Company's Series B Preferred Stock and Common Stock voted at the Special Meeting.

         Recommendations of the Company's Board of Directors. The Company's Board of Directors has unanimously approved the Sale of Assets and believes that the terms of the Asset Agreement are fair to, and that the Sale of Assets is in the best interests of the Company and its shareholders and unanimously recommends that the shareholders of the Company vote FOR approval and adoption of the Asset Agreement. In addition, the Company's Board of Directors has unanimously approved the Merger Agreement, the issuance of the Company's Common Stock in the Merger and the change of the Company's name to MC Informatics, Inc., and believes that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, the Company and its shareholders and unanimously recommends that the shareholders of the Company vote FOR the approval and adoption of the Merger Agreement. The Company's Board of Directors has also unanimously approved the Charter Amendment and the Option Amendments and believes that each is in the best interests of the Company and its shareholders and unanimously recommends that the shareholders of the Company vote FOR approval and adoption of the Charter Amendment and the Option Amendment and the transactions contemplated therein. See "Proposal No. 1 - Sale of Assets;" "Proposal No. 2 -The Merger;" "Proposal No. 3 - The Charter Amendment;" and "Proposal No. 4 - The Option Amendments."

                                   Background

         Since inception, the Company has sought to develop a consumer focused healthcare management and information system product. Although the Company continues to believe that there is a significant opportunity for such product and that the Company's HealthDesk Online product addresses the needs of such market, the development of such market has been much slower than expected by the Company. Moreover it has become clear to the Company that the resources needed to continue to develop and market such a product are substantially greater than are available to the Company. The Company sought to address this resource limitation in part by entering into a joint marketing agreement with HBO & Company, one of the largest healthcare information system companies. However, although the Company has devoted a significant portion of its resources to support such arrangement, the Company has not yet been able to generate any revenues from such relationship and cannot determine when or if meaningful revenues will be realized.

         In light of the Board's view that very substantial additional resources would be required to continue to pursue the HealthDesk Online opportunity, the Company has sought additional funding from various sources, including institutional investors and strategic partners. However, the Company has not been able to raise the funding necessary to continue to pursue the opportunity. Faced with such situation, in May 1998, the Board of Directors determined that it was in the best interests of the shareholders that the Company pursue other strategic alternatives.

         After investigation, the Board determined that it was in the best interests of the shareholders of the Company for the Company to use the remaining assets of the Company to pursue a different business as represented by the opportunity to acquire MCIF. At the same time, given that the business opportunity represented by MCIF was substantially different than the opportunity represented by HealthDesk Online, the Board directed that the Company seek an acquirer of the technology assets of HealthDesk. A list of prospective acquirers was developed and such parties were contacted. Following this process, the Company negotiated and entered into the Asset Agreement pursuant to which it is proposed that the Company sell such assets to PATI.


                               The Sale of Assets

Terms of the Sale of Assets.


         Upon consummation of the Sale of Assets, substantially all of the Company's assets, including substantially all of the Company's intellectual property rights and inventories, and certain office equipment and packaged software, will be sold to PATI. In exchange, PATI will deliver to the Company at the closing (i) Five Hundred Thousand Dollars ($500,000) representing payment for the Company's HealthDesk Online operations as well as substantially all of its intellectual property rights and inventories, (ii) One Hundred Fifteen Thousand and Forty Dollars ($115,040) representing payment for certain office equipment, and (iii) Eleven Thousand Two Hundred Thirty-Eight Dollars ($11,238) representing payment for certain packaged software programs. In addition, PATI agrees to indemnify the Company against certain liabilities and obligations of the Company under certain contracts and agreements, but only to the extent such liabilities and obligations accrue after the closing of the transaction.

         It is anticipated that the Sale of Assets will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the Sale of Assets have been satisfied or waived. If the Sale of Assets is not consummated on or before January 31, 1999, the Company and PATI each has the right to terminate the Asset Agreement. See "The Asset Agreement Termination."


Reasons for the Sale of Assets.

         The Company's Board of Directors believes that the Sale of Assets is in the best interest of the Company and its shareholders. The Board's support for the Merger is based on its belief that the Company does not have the financial and other resources necessary to pursue the further development and marketing of the HealthDesk Online product and that the terms of the Merger Agreement represent the best terms available to the Company to dispose of such product and related operations.

         The terms and conditions of the Sale of Assets were determined in arms-length negotiations between the management of the Company and the management of PATI. Among the factors considered were the asset values and earnings potential of HealthDesk Online and the costs and risks associated with further development of the market for such product.

Opinion of The Company's Financial Advisor.

         George Arneson & Company issued an opinion on September 17, 1998 regarding the fairness of the terms of the Sale of Assets. A copy of the opinion is attached hereto as Annex I.

                                   The Merger

Terms of the Merger.


         Upon consummation of the Merger, pursuant to the Merger Agreement, Sub will be merged with and into MCIF, with MCIF to be the surviving corporation, and MCIF will become a wholly-owned subsidiary of the Company. The Company will issue approximately 5,600,000 shares of the Company's Common Stock for all of the outstanding shares of MCIF common stock (or 5.6 shares of the Company's Common Stock for each share of MCIF common stock) as a result of which upon consummation of the Merger, the shareholders of MCIF will own not less than 40% of the outstanding Common Stock of the Company. See "The Merger -- Background of the Merger" and "-- The Merger Agreement -- General."

         The Merger Agreement provides that following the Merger, the Company's Board of Directors will consist of John Pappajohn, Joseph R. Dunham II, Bill Childs, David Joiner and Bruce Ryan. See "The Merger - Management Following the Merger."

         It is anticipated that the Merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. If the Merger is not consummated on or before January 31, 1999, the Company and MCIF each has the right to terminate the Merger Agreement. See "The Merger Agreement - Termination of the Merger Agreement."


Reasons For The Merger.

         The Company's Board of Directors believes that the Merger is in the best interest of the Company and its shareholders. The Board's support for the Merger is based on its belief that the Merger will increase the potential growth of the Company's business through the combination of the financial, management and marketing resources of the Company and MCIF.

         The exchange provisions with respect to the Company's Common Stock and the other terms of the Merger were determined in arms-length negotiations between the management of the Company and the management of MCIF. Among the factors considered were the asset values and earnings potential of MCIF and the prospects for the continued growth of that business, as well as MCIF's management team and other resources.

Opinion of The Company's Financial Advisor.

         Whale Securities Co., L.P. issued an opinion on September 29, 1998 regarding the fairness of the terms of the Merger. A copy of the opinion is attached hereto as Annex III.

                              The Charter Amendment


         The Company is submitting to its shareholders a proposal to approve and adopt an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 17,000,000 to 40,000,000. As of December ___, 1998, 5,792,845 shares of the Company's Common Stock were issued and outstanding, 406,396 unissued shares of Common Stock were reserved for issuance under the Company's stock option plans, 2,525,000 unissued shares of Common Stock were reserved for issuance upon conversion of outstanding Series B Preferred

Stock, a total of 1,955,000 shares of Common Stock were reserved for issuance upon exercise of outstanding publicly traded convertible warrants and a total of 340,000 shares of Common Stock were reserved which may be issuable upon exercise of warrants for the purchase of 340,000 shares of the Company's Common Stock, leaving less than 5,640,759 shares of Common Stock unissued and unreserved.


         To ensure sufficient shares of Common Stock will be available for issuance by the Company, the Board of Directors unanimously approved subject to shareholder approval, the Charter Amendment to increase the number of shares of such Common Stock authorized for issuance from 17,000,000 to 40,000,000. For further discussion on this matter, see "Proposal No. 3 - Charter Amendment."

                              The Option Amendments

         The Company is submitting to its shareholders a proposal to approve and adopt amendments to the Company's 1994 Stock Option Plan (the "Option Plan") to
(i) increase the number of shares reserved for issuance under the Option Plan from 844,755 to 3,000,000 and (ii) limit to 500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year. As of _____________, 1998, only 438,359 shares remained available for future option grants under the Option Plan, which amount the Board of Directors believes to be insufficient to satisfy the Company's anticipated equity incentive objectives. Accordingly, the Board of Directors approved, subject to shareholder approval, the reservation of an additional 2,155,245 shares for issuance under the Option Plan. In addition, to enable the Company to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with options granted under the Option Plan, the Board of Directors has amended the Option Plan, subject to shareholder approval, to limit to 500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year. For a further discussion of this matter, see "Proposal No. 4 - Option Amendments."

           Selected Historical Financial Data for the Company and MCIF

HealthDesk


Statement of Operations Data:

                                                                                          Nine Months
                                                                                              Ended
                                                         Years Ended December 31,         September 30,
                                                   -----------------------------------     -----------
                                                        1996                1997               1998
                                                        ----                ----               ----
                                                                                           (unaudited)
Total revenue .............................        $    52,225         $   382,362         $    56,458
Operating expenses:
     Product development ..................          1,622,601           2,248,018           1,119,503
     Sales and marketing ..................          1,222,183           1,422,111             675,668
     General and administrative ...........            681,993             506,132             208,265
                                                   -----------         -----------         -----------
Loss from operations ......................         (3,474,552)         (3,793,899)         (1,946,978)
Interest incomne/(expense), net ...........            (31,875)            122,475              49,563

Amortization of discount and issuance
     costs associated with bridge financing           (884,227)           (145,023)                  -
Non-recurring restructuring costs .........                  -                   -            (220,697)
                                                   -----------         -----------         -----------
Loss before income taxes ..................         (4,390,654)         (3,816,447)         (2,118,112)
Provision for income taxes ................                800                 800                 600
                                                   -----------         -----------         -----------
Net income (loss) .........................        $(4,391,454)        $(3,817,247)        $(2,118,712)
                                                   ===========         ===========         ===========

Basic net loss per share ..................        $     (1.12)        $     (0.73)        $     (0.37)
                                                   ===========         ===========         ===========
Diluted net loss per share ................        $     (1.12)        $     (0.73)        $     (0.37)
                                                   ===========         ===========         ===========

Weighted average number of shares
     of common stock, basic and diluted ...          3,913,433           5,212,060           5,717,570
                                                   ===========         ===========         ===========

Balance Sheet Data:                                -------------------------------         ------------
                                                            December 31,                   September 30,
                                                   -------------------------------         ------------

                                                        1996                1997                1998
                                                        ----                ----                ----
                                                                                            (unaudited)

Cash and cash equivalents .................        $   198,277         $ 1,405,430         $   715,264

Working capital/(deficit) .................         (2,804,411)            999,092           1,024,086
Total Assets ..............................          1,448,237           1,972,565           1,600,519
Total liabilities .........................          3,667,091             485,062             183,055

Shareholders' equity:
     Convertible preferred stock                     2,183,036                   -           1,248,673
     Common stock .........................          1,946,552          11,457,505          12,257,505
     Warrants .............................                  -             195,687             195,687



     Accumulated deficit...................         (6,348,442)        (10,165,689)        (12,284,401)
Total shareholders' equity/(deficit)                (2,218,854)          1,487,503           1,417,464

MCIF

Statement of Operations Data:                        Year Ended         Nine Months
                                                  December 31, 1997        Ended
                                                  -----------------     September 30,
                                                                            1998
                                                                      ---------------

Total revenues.............................        $   681,332        $  2,306,099
Net income (loss) (1)......................           (162,389)            (34,136)

Balance Sheet Data:
Working capital (deficit)..................        $   (73,287)       $   (148,453)
Total assets...............................            139,174             690,738
Total liabilities..........................            233,563             817,263
Equity (deficit)...........................            (92,389)           (126,525)



         Since inception, April 14, 1997, through June 1998, MCIF was a California limited liability company. Since MCIF was a limited liability company, it was treated as a partnership for income tax purposes, and as such, as not subject to income tax. In July 1998, MCIF converted to a California corporation.

                            Market Price Information

         The Company's Common Stock and warrants to purchase Common Stock (the "Warrants") are listed on the Nasdaq SmallCap Market under the symbols "HDSK" and "HDSKW," respectively. On August 20, 1998, the last trading day prior to the public announcement of the Merger, the last reported bid quotation of the Common Stock and Warrants were $1.38 and $0.56, respectively. On ______, 1998, the last trading day prior to the date of this Proxy Statement, the last reported bid quotation of the Common Stock and Warrants were $______ and $_______, respectively.

         The following table sets forth the range of the high and low bid information (as provided by Nasdaq) of the Common Stock and Warrants for the fiscal periods indicated:

                                    Common Stock                            Warrants
                                    ------------                            --------
      Period               Low Bid               High Bid         Low Bid               High Bid
      ------               -------               --------         -------               --------

1/17/97 to 3/31/97          3 3/4                 5 1/2             3/4                  1 7/8
4/1/97 to 6/30/97             3                   4 1/4             5/8                  1 1/8
7/1/97 to 9/30/97           3 1/4                 4 1/4             7/8                  1 1/2
10/1/97 to 12/31/97         3 1/4                 4 3/4            13/16                 1 3/8
1/1/98 to 3/31/98           2 5/8                 3 1/2            13/16                 1 1/4
4/1/98 to 6/30/98             1                   3 1/8            9/16                   7/8
7/1/98 to 9/30/98            3/4                 1 15/16           9/16                   3/4
10/1/98 to 11/30/98           1                  1 11/16           9/16                   5/8

         As of December ___, 1998, there were approximately __ holders of record of the Common Stock and __ holders of record of the Warrants.


         Following the Merger, the Company's Common Stock and Warrants will be traded on the Nasdaq SmallCap Market under the symbols "MCIF" and "MCIFW," respectively.

         The Company has paid no cash dividends on its Common Stock since its incorporation. The Company intends to retain any earnings for use in its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

                                  RISK FACTORS

         The following risk factors should be considered by the Company's shareholders in evaluating whether to approve and adopt the Asset Agreement and the Merger Agreement. These factors should be considered in conjunction with the other information included in this Proxy Statement.

Risks to the Company Relating to and Upon Consummation of the Sale of Assets and the Merger.


         Conflict of Interests. John Pappajohn, a director of the Company since 1993 and a holder of approximately 27.7% of the Company's outstanding stock, is the sole owner of Equity Dynamics, Inc., the firm that assisted the Company in conducting the search for possible acquirers of the Company's assets. Mr. Pappajohn is also a member of the Board of Directors of PATI and holds, in the aggregate, approximately 19% of PATI's outstanding stock. Mr. Pappajohn joined PATI's Board of Directors in 1995. PATI's stock trades on the Nasdaq Stock Market under the symbol "PATI". Joseph Dunham, a director of the Company, is Senior Vice President of Equity Dynamics. Edgewater Private Equity Fund II L.P. ("Edgewater"), the holder of approximately 25.0% of the Company's outstanding stock, is also the holder of approximately 12% of PATI's outstanding stock. Mr. James Gordon, a director of the Company, may be deemed to be the beneficial owner of the shares owned by Edgewater. As a result of the foregoing relationships, there exits a potential conflict between the interests of the Company and the interests of certain of the Company's directors. Despite this conflict, the Company believes that the terms of the Sale of Assets are fair and that the transaction is in the best interests of the Company and its shareholders. See "Proposal No. 1 - Sale of Assets."

         Assumption of Operations. The success of the Merger depends in substantial part on the ability of the Company to assume the operations of MCIF in an efficient and effective manner. To enhance the likelihood of success of the Merger, the Company's Board of Directors, following the Merger, will consist of John Pappajohn, Joseph R. Dunham II, Bill Childs, David Joiner and Bruce Ryan. See "The Merger - Management Following the Merger." Nevertheless, the assumption of a new business will require the dedication of management resources which may temporarily distract attention from the day-to-day operations of the Company. There can be no assurance that the Company will be able to assume the business operation of MCIF smoothly or successfully. The inability of the Company to successfully assume MCIF's operations could have a material adverse effect on the business, results of operations and financial condition of the Company.


         Retention of MCIF Customers. There can be no assurance that the current customers of MCIF will continue to seek the services of the Company once the Merger is consummated. If a substantial number of customers elect not to seek the services of the Company upon completion of the Merger, the Company's business, results of operations and financial condition may be materially adversely affected.

         Retention and Recruitment of Professional Staff. Upon consummation of the Sale of Assets and Merger, the Company's business will involve the delivery of professional services and is labor-intensive. The Company's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled consultants. There is significant competition for employees with the skills required to perform the services offered by the Company from other consulting firms, healthcare providers and other healthcare industry participants, health information systems vendors, clients, systems integrators and many other enterprises. There can be no assurance that the Company will be able to attract and retain a sufficient number of highly skilled employees in the future or that it will continue to be successful in training, retaining and motivating employees. The loss of a significant number of consultants and/or the Company's inability to hire a sufficient number of qualified consultants would adversely affect the Company's ability to secure, service and complete client engagements and could have a material adverse effect on the Company's business, operating results and financial condition.

         Transition and Restructing Charges. The Company expects to incur cash and non-cash charges to operations currently estimated to be $600,000 in the quarter in which the Sale of Assets and Merger are consummated, to reflect costs associated with selling the Company's current assets and assuming the operations of MCIF, transaction fees and other costs incident to the Sale of Assets and Merger. This estimate includes direct transaction costs associated with the Sale of Assets and Merger estimated to be approximately $175,000, consisting of fees for investment banking, legal, accounting, financial printing, proxy solicitation and other related charges, and restructuring expenses to be incurred by the Company estimated to be approximately $60,000. These amounts are preliminary estimates and are therefore subject to change. Additional unanticipated expenses may be incurred relating to the Company's assumption of MCIF's business.


         Client Concentration. If the Sale of Assets and Merger are consummated, the Company will derive a significant portion of its revenues from a relatively limited number of clients. For example, during 1997 and the first nine months of 1998, MCIF's five largest clients accounted for approximately 76% and 63%, respectively, of MCIF's revenues. Clients will typically engage the Company on an assignment-by-assignment basis, and a client will be able to generally terminate an assignment at any time without penalty. In addition, the level of the Company's consulting services required by any individual client can diminish over the life of its relationship with the Company, and there can be no assurance that the Company will be successful in establishing relationships with new clients as this occurs. Moreover, there can be no assurance that MCIF's existing clients will continue to engage the Company for additional projects or do so at the same revenue levels. The loss of any significant client could have a material adverse effect on the Company's business, financial condition and results of operations.


         Project Risks; Limited Outsourcing Experience. Many of MCIF's engagements involve projects which are critical to the operations of its clients' business and which provide benefits that may be difficult to quantify. The Company expects this will continue to be true upon completion of the Merger. The Company's failure to meet a client's expectations in the performance of its services could damage the Company's reputation and adversely affect its ability to attract new business. In addition, the Company could incur substantial costs and expend significant resources correcting errors in its work, and could possibly become liable for damages caused by such errors. For example, the healthcare industry faces potential difficulties with its information systems and business operations arising out of potential Year 2000 problems. MCIF has assisted and the Company expects to continue to assist clients in selecting and implementing software applications for the clients' use in their business. While the Company is not aware of any existing or potential claims, the occurrence of Year 2000 related systems failures in the information systems or other systems of clients of the Company could involve the Company in disputes and negatively impact client relationships, which in turn could have a material adverse effect on the Company's business, financial condition and results of operations, whether or not the Company bears any responsibility, legal or otherwise, for the occurrence of those problems.

         MCIF has had limited experience to date as an outsourcing provider, and there can be no assurance that the Company will be able to assess accurately the investment required and negotiate and perform in a profitable manner any of its outsourcing contracts. If the Company is successful in implementing its outsourcing strategy, the Company anticipates that competitors may increase their focus on this market which could adversely affect the Company's ability to obtain new outsourcing contracts as well as the profitability of any such contracts. In addition, any failure by the Company to perform adequately under its outsourcing agreements may adversely effect its ability to obtain future consulting engagements from these or other clients. The Company's failure to obtain future consulting engagements could have a material adverse affect on the Company's business, financial condition and results of operations.

         Competition. If the Sale of Assets and Merger are consummated, the market for the Company's services will be highly fragmented, highly competitive and subject to rapid change. The Company believes that it will compete principally with systems integration firms, national consulting firms, including the consulting divisions of large accounting firms, information system vendors, service groups of computer equipment companies, facilities management companies, general management consulting firms and regional and specialty consulting firms. Many of these competitors have significantly greater financial, technical and marketing resources than the Company, generate greater revenues and have greater name recognition than the Company. Moreover, those competitors that sell or license their own software may in the future attempt to limit or eliminate the use of third party consultants, such as the Company, to implement and/or customize such software. In addition, vendors whose systems may enjoy wide market acceptance and large market share could enter into exclusive or restrictive agreements with other consulting firms which could eliminate or substantially reduce the Company's implementation work for those systems. There are relatively low barriers to entry into the Company's markets, and MCIF faces and the Company after the Merger expects to face additional competition from new entrants into the healthcare consulting industry. In addition, combinations and consolidations in the consulting industry will give rise to larger competitors whose relative strengths are impossible to predict. The Company also competes with its clients' internal resources, particularly where these resources represent a fixed cost to the client. This internal client competition may heighten as consolidation of healthcare providers creates organizations large enough to support more sophisticated internal information management capabilities. There can be no assurance that the Company will be able to compete effectively with current and future competitors or that competitive pressures (including wage pressures as the consultant labor market tightens) faced by the Company will not cause the Company's revenue or operating margins to decline or otherwise materially adversely affect its business, financial condition and results of operations.

General Risks Relating to the Company


         Limited Revenues; Significant and Continuing Losses. The Company has not yet generated any meaningful revenues, and will not generate any meaningful revenues until after the Company successfully completes development and market testing of HealthDesk Online and attracts and retains a significant number of subscribers. For the period August 28, 1992 (inception) to September 30, 1998, the Company incurred a cumulative net loss of approximately $12,300,000. Since September 30, 1998, the Company has continued to incur increasing and significant losses, and the Company anticipates that it will continue to incur significant losses for the foreseeable future. There can be no assurance that the Company will be able to restructure the Company or that if the restructuring occurs, the Company will be able to generate meaningful revenues or achieve profitable operations.


         Working Capital Deficit; Negative Cash Flow; Need for Additional Financing. The Company's capital requirements relating to the development and commercialization of HealthDesk Online have been and, if the Sale of Assets is not approved, will continue to be significant. In February 1998, the Company received an aggregate of $800,000 in equity financing from two existing shareholders. In addition, between March and September 1998, the Company sold an aggregate of 632 shares of Series B Preferred Stock for an aggregate consideration of $1,262,500. See "Managment's Discussion and Analysis of Financial Condition and Results of Operations Liquidity." Based on currently proposed plans and assumptions relating to its operations, and assuming the consummation of the Sale of Assets and the Merger, the Company believes that its current working capital position is sufficient to address its contemplated cash requirements for operations over the next twelve (12) months. The Company is currently seeking additional financing. However, there can be no assurance that the Company will be able to secure additional financing or that the proceeds of any financing will be sufficient to permit the Company to successfully develop and commercialize HealthDesk Online or that any assumptions relating to the Company's operations will prove to be accurate. To the extent that the proceeds of any financing are not sufficient to enable the Company to generate meaningful revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease its operations. In addition, if the Sale of Assets is not consummated, the implementation of the Company's business plans will require proceeds greater than the proceeds currently available to the Company. There can be no assurance that any additional financing will be available to the Company on commercially reasonable terms, or at all. Any additional financing involving the issuance of equity securities could result in substantial dilution to the interests of the Company's shareholders.

         Possible Delisting of Securities from NASDAQ System; Disclosure Relating to Low-Priced Stocks. The Common Stock and Warrants are currently quoted on NASDAQ SmallCap Market ("NASDAQ"). On August 28, 1998, the
Company received a letter from NASDAQ advising the Company that it had to submit a proposal for coming into compliance with the maintenance criteria on or before September 11, 1998. On September 10, 1998, the Company submitted its proposal, which assumed the consummation of the Merger and Sale of Assets. As of September 30, 1998, the Company did not meet the maintenance criteria for continued listing on NASDAQ because its total assets are below $2,000,000. On November 20, 1998, the Company received a subsequent letter from NASDAQ advising the Company that it had to submit the information and documentation requested by NASDAQ by November 30, 1998. On November 30, 1998, the Company provided NASDAQ with the requested information and documentation. Because of its failure to meet NASDAQ's maintenance criteria, the Company's securities may be delisted from NASDAQ in which case trading, if any, in the Company's securities would thereafter be conducted in the non-NASDAQ over-the-counter market.

         If NASDAQ delists the Company's securities, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were delisted from trading on NASDAQ and the trading price of the Common Stock was less than $5.00 per share, trading in the Common Stock would also be subject to certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in the offering to sell the Common Stock in the secondary market.

         Control by Management. As of October 31, 1998, the officers and directors of the Company beneficially owned, in the aggregate, approximately 65.6% of the outstanding shares of Common Stock (assuming no exercise of outstanding warrants to purchase common stock). Accordingly, such persons, acting together, are in a position to exercise significant influence over the Company's affairs.


         Potential Conflicts of Interest. The Company has entered into various transactions with certain of its directors and principal shareholders and their affiliates, which could result in potential conflicts of interest. Mr. John Pappajohn and Mr. James Gordon, a director of the Company and a general managing partner of Edgewater Private Equity Fund II, L.P. ("Edgewater"), are principal shareholders of the Company and have from time to time made loans to the Company, and the Company has entered into a marketing agreement with an entity of which Mr. Pappajohn is a director and principal shareholder. In addition, Mr. Pappajohn is a director and principal shareholder of PATI. See "Proposed No. 1 - Sale of Assets - Interests of Certain Persons in the Sale of Assets." In February 1998, the Company completed a private placement of 400,000 shares of Common Stock for $800,000 from Mr. Pappajohn and Edgewater. In addition, between March and June 1998, the Company sold an aggregate of 400 shares of Series B Preferred Stock to Mr. Pappajohn and Edgewater for an aggregate consideration of $800,000. Furthermore, Mr. Rudick, a director of the Company, purchased an aggregate of 57 shares of Series B Preferred Stock for an aggregate consideration of $112,500 between June and September 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity." The Company believes that all of such transactions or arrangements were fair and reasonable to the Company and were on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of the Board of Directors, outside the presence of any interested directors and, to the extent deemed appropriate by the Board of Directors, the Company will obtain shareholder approval or fairness opinions in connection with any such transactions.


         Outstanding Options. As of December 1, 1998, the Company had outstanding options to purchase an aggregate of 419,500 shares of Common Stock at exercise prices ranging from $1.00 to $5.00. Exercise of any of the foregoing options will have a dilutive effect on the Company's shareholders. Furthermore, the terms upon which the Company may be able to obtain additional equity financing may be adversely affected, since the holders of the options can be expected to exercise them, if at all, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the options.


         No Dividends. To date, the Company has not paid any cash dividends and does not expect to declare or pay dividends on the Common Stock in the foreseeable future.

         Authorized Preferred Stock. The Company's Restated Articles of Incorporation authorizes the Company's Board of Directors to issue 1,800,000 shares of "blank check" Preferred Stock and to fix the rights, and restrictions, including voting rights, of these shares, without further shareholder approval. The rights of the holders of the Company's Common Stock will be subject to and may be adversely affected by the rights of holders of any Preferred Stock that may be issued in the future. To date, the Company has issued an aggregate of 632 shares of Series B Preferred Stock. The ability to issue Preferred Stock without shareholder approval could have the effect of making it more difficult for a third party to acquire a majority of the voting stock of the Company thereby delaying, deferring or preventing a change in control of the Company.

         Volatility of Stock and Warrants Prices. The Company's Common Stock and warrants to purchase Common Stock have experienced substantial price fluctuations since the Company's initial public offering. In addition, the stock market has experienced significant price and volume fluctuations that have especially affected the market prices of equity securities of many high technology companies, particularly Internet-related companies, and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock and warrants. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, operating results and financial condition.

Risks Relating to the Company if the Sale of Assets and Merger Are Not Consummated.

         Development Stage Company. The Company was organized in August 1992 and is still in the development stage. Since its inception, the Company has been engaged primarily in product development activities. The Company's initial product was introduced in early 1993 and has not yet proven to be commercially viable. As a result, the Company has no relevant operating history upon which an evaluation of its performance and prospects can be made. The Company is subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the establishment of a new business and the development and commercialization of new products. The Company has limited experience in developing and commercializing new products based on innovative technologies and there is limited information available concerning the potential performance of the Company's software or market acceptance of the Company's proposed products. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in product commercialization or that the Company's efforts will result in successful product commercialization.

         Uncertainty of Product Development. Although the Company believes that the development efforts relating to the technological aspects of the basic HealthDesk Online platform are substantially completed, the Company has not yet completed third-party testing of the basic platform or the development or testing of any system enhancements, or specific disease management modules or CareTeam Connect. The Company will be required to commit considerable time, effort and resources to finalize such development and adapt its software to satisfy specific requirements of potential customers. Continued system refinement, enhancement and development efforts are subject to all of the risks inherent in the development of new products and technologies, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to satisfactorily complete development, which could result in abandonment or substantial change in product commercialization. There can be no assurance that product development efforts will be successfully completed on a timely basis, or at all, that the Company will be able to successfully adapt its software to satisfy specific requirements of potential customers, or that unanticipated events will not occur which would result in increased costs or material delays in product development or commercialization. In addition, while the Company believes that its software performs the principal functions for which it has been designed, the Company has only conducted limited tests of its software in connection with preliminary market testing activities. Consequently, there can be no assurance that such software will perform all of the functions for which it has been designed or prove to be sufficiently reliable in widespread commercial use. Technologies as complex as those incorporated into the Company's software may contain errors which become apparent subsequent to commercial use. Remedying such errors could delay the Company's plans and cause it to incur substantial additional costs.

         New Concept; Uncertainty of Market Acceptance and Commercialization Strategy. HealthDesk Online represents a new business concept. As is typical in the case of a new business concept, demand and market acceptance for HealthDesk Online as a newly introduced product is subject to a high level of uncertainty. Achieving market acceptance for HealthDesk Online will require significant efforts and expenditures by the Company to create awareness and demand by healthcare payers, providers and consumers. The Company's prospects will be significantly affected by its ability to successfully develop and maintain relationships with sponsoring organizations, which will promote their services using HealthDesk Online and, at the same time, attract significant numbers of subscribers. Because demand by payers, providers and consumers are substantially inter-related, any lack or lessening of demand by any of these parties would have an adverse effect on market acceptance for HealthDesk Online. The Company has not yet commenced significant marketing activities and has limited experience and limited financial, technical, personnel and other resources to independently undertake extensive marketing activities. Although the Company is currently evaluating a number of possible product marketing and distribution strategies, the Company initially intends to offer HealthDesk Online with a reduced license fee to potential sponsoring organizations willing to participate in market testing in order to closely monitor performance and provide support for the users of such product. Such activities are expected to allow the Company to adjust and revise its proposed products in light of market needs and user feedback, to develop pricing strategies relative to cost structure, to test new products and to correct software or product defects which may arise. Thereafter, although the Company will seek to develop and commercialize specific disease management modules, the Company's primary marketing strategy is to license and sell HealthDesk Online to sponsoring organizations with access to significant numbers of potential subscribers. The Company's marketing strategy and preliminary and future marketing plans may be unsuccessful and are subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of potentially significant related market segments for applications of the Company's technology), the nature of possible license and distribution arrangements which may become available to it in the future and economic, political, regulatory and competitive factors. To the extent that the Company is able to enter into satisfactory third-party marketing and distribution arrangements in the future, it will be largely dependent on the efforts of such third parties and on the marketability and sales of their products. There can be no assurance that the Company's strategy will result in successful product commercialization or that the Company's efforts will result in initial or continued market acceptance for the Company's proposed products.

         Dependence on Key Personnel. The success of the Company will be dependent on the personal efforts of Joseph R. Dunham II, Director, Gerald Zieg, Senior Vice President of Sales & Marketing, Terry Brandt, Chief Technology Officer, and other key personnel. The loss of the services of such individuals could have a material adverse effect on the Company's business and prospects. The success of the Company is also dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and there can be no assure that the Company will be able to hire or retain qualified personnel. Any inability to attract and retain qualified management and other personnel could have a material adverse effect on the Company.

         Need to Increase Managerial Personnel. In the event the Sale of Assets and Merger are not consummated, the Company will be required to hire additional personnel, including a Chief Financial Officer. Competition for such personnel is intense, and there can be no assurance that the Company can attract or retain such personnel. If the Company is unable to hire a Chief Financial Officer on a timely basis, the Company's business, results of operation and financial condition could be materially adversely affected.

         Dependence upon HBOC Agreement. In September 1997, the Company entered into a three (3) year marketing agreement with HBOC. Subsequent to entering into this agreement, the Company has devoted a substantial portion of its sales and marketing efforts to support HBOC's sales of HealthDesk Online. Subject to HBOC meeting certain cumulative revenue requirements, during the term of the agreement the Company may not grant distribution rights to other health information technology companies whose primary markets are integrated health systems, managed care organizations and certain other specified HBOC competitors. There can be no assurance that the marketing agreement with HBOC will result in the successful commercialization of HealthDesk Online. In the near term, the Company anticipates that its principal sources of revenue will be derived from license fees and subscription revenues from sponsoring organizations developed as part of its agreement with HBOC. Because of the nature of the exclusive distribution rights granted pursuant to the HBOC agreement and given the focus of the Company on supporting such relationship, if the marketing agreement with HBOC is not successful, the Company's business, financial condition and results of operations would be materially adversely affected.

         Uncertainty of Market Testing Results. The Company currently proposes to conduct market testing of HealthDesk Online with potential sponsoring organizations. The Company's success may be highly dependent upon the results of these market tests and there can be no assurance that such tests will be successful. If such tests are not successful, the Company will be required to attempt to enhance or modify HealthDesk Online so that it will meet with sponsoring organization and consumer acceptance. There can be no assurance that the Company will be able to modify HealthDesk Online so that positive test results can be demonstrated. Even if test results are positive, there can be no assurance that sponsoring organizations will be sufficiently encouraged by the results to commit to use HealthDesk Online on a commercial basis. They may elect to utilize other products, services or technologies which they believe to be more efficient or have other cost advantages over the Company's system. In addition, there can be no assurance that positive test results will translate into consumer acceptance over a longer period of time or that sponsoring organizations or consumers will be satisfied with operational results or that the results of market testing will be indicative of the ultimate success of product commercialization, particularly if installed in geographic areas with demographic characteristics different from those of test markets.

         Competition; Technological Obsolescence. The markets that the Company intends to enter are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. The Company will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, health information system vendors, software companies, online and Internet service providers and others with the technical capabilities and expertise which would encourage them to develop and commercialize competitive products or services. Several companies, including Healtheon Corp. ("Healtheon"), IBM Global Health Village, Med Access Corporation, CareSoft, Inc., Access Health, Inc., America's Housecalls Network, Softwatch, Cerner and SMS have announced plans to develop and commercialize competitive product and service offerings. Certain of such competitors have substantially greater financial, technical, marketing, distribution, personnel and other resources than the Company, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets and market new products and services. In addition, the markets for the Company's proposed products are characterized by rapidly changing technology and evolving industry standards which could result in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent upon the Company's ability to complete development and introduce HealthDesk Online into the marketplace in a timely manner, to continually enhance and improve its software and to successfully develop and market new products. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products.

         Capacity Constraints; System Failure and Security Risks. The Company's operations will depend upon the capacity, reliability and security of its system infrastructure. The Company currently has limited system capacity and will be required to continually expand its system infrastructure to accommodate significant numbers of users and increasing amounts of healthcare information they may wish to access. Expansion of the Company's system infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand its system infrastructure to meet potential demand on a timely basis, at a commercially reasonable cost, or at all. Failure by the Company to expand its system infrastructure on a timely basis would have a material adverse effect on the Company. In addition, the Company will be dependent upon Web browsers and third-party Internet and online service providers for consumer access to the Company's services, hardware suppliers for prompt delivery, installation and service of computer equipment used to deliver the Company's services and on content providers to provide current healthcare information for use by consumers.

         The Company's operations will also be dependent on the Company's ability to protect its computer equipment against damage from fire, earthquakes, power loss, telecommunications failure and similar events. The Company does not have earthquake insurance or redundant, multiple site capacity in the event of any such occurrence. The Company does maintain fire insurance with an aggregate limitation of $1 million and business interruption insurance with an aggregate limitation of $4 million. The Company's system infrastructure will be also vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in service to consumers. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of consumers. Security and privacy concerns of consumers may limit the Company's ability to develop a significant subscriber base.

         Potential Liability and Insurance. In recent years, participants in the healthcare industry have been subject to an increasing number of lawsuits alleging malpractice, product liability and related legal theories, many of which involve large claims and significant defense costs. Due to the nature of its business, the Company could become involved in litigation regarding the healthcare information transmitted over the system with the risk of adverse publicity, significant defense costs and substantial damage awards. The Company has adopted policies and procedures intended to reduce the risk of claims, which include the provision of disclaimers in connection with its services. The Company does not currently maintain malpractice liability insurance. In addition, because healthcare information and materials may be downloaded and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. The Company also could be exposed to liability in connection with the selection of materials that may be accessible over its system. Claims could be made against the Company if material deemed inappropriate for viewing by children could be accessed. The Company carries an umbrella insurance policy with a limitation of $4 million in the aggregate, general liability insurance with a limitation of $2 million in the aggregate and $1 million per occurrence and errors and omissions insurance with a limitation of $1 million. Nevertheless, the Company's insurance may not cover potential claims of this type or may not be adequate to cover liability that may be imposed or related defense costs. There can be no assurance that the Company will not face claims resulting insubstantial liability for which the Company is partially or completely uninsured. Any partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, would have a material adverse effect on the Company.

         Government Regulation. The healthcare industry is subject to extensive, stringent and frequently changing federal and state regulation which is interpreted and enforced by regulatory authorities with broad discretion. Among other things, these regulations govern the provision of healthcare services and the marketing of medical devices. These regulations generally predate the development of products and services such as those offered and proposed to be offered by the Company and the application and enforcement of such regulations to the Company and its products and services is uncertain. However, certain of the statutes governing the provision of healthcare services could be construed by regulatory authorities to apply to the Company's proposed business activities. There can be no assurance that regulatory authorities do not or will not deem the Company's business activities to constitute the unlicensed practice of medicine. Furthermore, in the event the Company develops features which facilitate the input of data from medical devices directly into HealthDesk Online, it is possible that the United States Food and Drug Administration would require the Company and/or an equipment manufacturer to obtain pre-marketing clearance with respect to any such product. The process of obtaining and maintaining required regulatory approvals can be lengthy, expensive and uncertain. Even if regulatory approvals are obtained, a marketed product and its manufacturer are subject to continuing regulatory review, and discovery of previously unknown problems could result in restrictions on such product or manufacturer, including withdrawal of the product from the market. Amendments to or interpretation and enforcement of existing statutes or regulations, the adoption of new statutes or regulations or the development of new enhancements and features to HealthDesk Online could subject the Company to increased regulation and require the Company to alter methods of operation at costs which could be substantial. Failure to comply with applicable laws and regulations could subject the Company to civil remedies, including substantial fines, penalties and injunctions, as well as possible criminal sanctions.

         Although there are currently few laws or regulations directly applicable to access to or commerce on the Internet, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. While the enforcement of such statutes has been enjoined and is currently subject to challenge in the courts, the adoption of any such laws or regulations may limit the growth of the Internet, which could in turn decrease the demand for the Company's proposed products and services and increase the Company's cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any such new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on the Company's business and prospects.

         Dependence on Third-Party Licenses. Substantially all of the information content currently included in HealthDesk Online has been licensed by the Company from unaffiliated third parties. The licenses granted to the Company are subject to termination on relatively short notice. Although the Company believes that similar healthcare information is available from multiple sources, in the event of any termination of such licenses, the Company may be required to independently develop information content or license such information content from other providers. There can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to obtain current healthcare information for use by consumers on a timely and competitive basis could have a material adverse effect on the Company.

         Dependence on Limited Customer Base. To date, the Company's revenues have been derived from a limited number of customers. One customer accounted for approximately 96% and 92% of revenues in 1996 and 1997, respectively, and two customers accounted for 98% of revenues in the first nine months of 1998. Although the Company is not currently generating meaningful revenues, in the event that the Company is able to successfully commercialize HealthDesk Online or obtain third party funding of the costs of developing new software modules, there can be no assurance that the Company will not continue to be dependent on a limited customer base for all or a substantial portion of its revenues. The Company's agreement with Medical Inter-Insurance Exchange ("MIIX") requires that the Company grant to MIIX a right of first offer to fund the development of additional software modules. In December 1997, the Company and MIIX mutually agreed to discontinue further development and investment in the Diabetes module and jointly pursue the commercialization of the current product.


         Industry Factors; Lengthy Sales Cycle. The healthcare industry has experienced significant changes in recent years, primarily due to rising healthcare costs. Healthcare payers are increasingly challenging the price of medical services and products, which have had and could continue to have a significant effect on the procurement practices of healthcare providers, generally causing them to be more selective in the purchase of new technologies. Several proposals have been made by federal and state government officials that may lead to substantial healthcare reform, including the implementation of a government-directed national healthcare system and stringent healthcare cost containment measures. Adoption of such proposed measures could result in reduction or deferral of capital expenditures by potential customers. Also, there has been substantial consolidation in the healthcare industry in recent years, which could make it more difficult for the Company to achieve market acceptance by larger potential customers. Moreover, a sponsoring organization's decision to purchase new products and technology is often lengthy and requires the approval of a significant number of administrators. The period in which a sponsoring organization distributes the Company's software to its members may also be lengthy, depending upon the level of acceptance and usage by its members, which could delay the Company's plans in particular markets.

         Proprietary Information. Although the Company intends to evaluate the feasibility to obtaining patent protection for certain aspects of HealthDesk Online, the Company does not hold any patents or registered copyrights. The Company regards certain computer software it has developed for HealthDesk Online as proprietary and attempts to protect it with copyrights, trade secret laws, proprietary rights agreements and internal nondisclosure agreements and safeguards. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, there can be no assurance that nondisclosure agreements with the Company's employees will adequately protect the Company's trade secrets. Although the Company believes that its proposed products do not and will not infringe patents or violate proprietary rights of others, it is possible that infringement of existing or future patents or proprietary rights of others have occurred or may occur. In the event the Company's proposed products infringe patents or proprietary rights of others, the Company may be required to modify the design of its proposed products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

                       PROPOSAL NO. 1 - THE SALE OF ASSETS

Background and Reasons for the Sale of Assets.


         Since inception, the Company has sought to develop a consumer focused healthcare management and information system product. Although the Company continues to believe that there is a significant opportunity for such product and that the Company's HealthDesk Online product addresses the needs of such market, the development of such market has been much slower than expected by the Company. Moreover it has become clear to the Company that the resources needed to continue to develop and market such a product are substantially greater than are available to the Company. Commencing in February 1998, the Company sought to raise the additional financing which it thought would be necessary for the Company to continue its strategy. A number of potential investment sources were contacted and the Company held more detailed discussions with six potential investors. However, the Company was unable to raise additional financing. The only way the Company was able to continue to meet the NASDAQ SmallCap listing requirements was as a result of additional funding contributed by existing shareholders.

         The Company also sought to address its resource limitations by entering into a joint marketing agreement with HBO & Company, one of the largest healthcare information system companies. However, although the Company has devoted a significant portion of its resources to support such arrangements, the Company has not yet been able to generate any revenues from such relationship and cannot determine when or if meaningful revenues will be realized.

         Faced with the inability to raise the additional capital necessary to fund the Company's operations, the Board of Directors determined that it was in best interests of the Company's shareholders to re-deploy the Company's remaining assets in support of a different business opportunity. On May 5, 1998, the Board of Directors determined that it was in the best interests of the shareholders of the Company for management to seek an acquiror of the Company's assets and for the Company to pursue other strategic alternatives. See "Proposal No. 2 - The Merger." The processes of seeking an acquiror of the Company's assets and exploring other strategic alternatives were pursued in parallel.

         Initially, the Board requested that Equity Dynamics, Inc. ("Equity Dynamics"), a company owned by John Pappajohn, a director of the Company and a holder of approximately 27.7% of the Company's outstanding stock, attempt to retain an investment banker to assist the Company in its efforts to sell the Company's assets. On behalf of the Company, Equity Dynamics contacted several investment bankers. However, because of the relatively small size of the proposed transaction, none of the investment bankers indicated an interest to be engaged by the Company. Accordingly, in late May 1998, the Company decided to seek a purchaser of the Company's assets itself. The Company contacted ten potential purchasers based upon the Company's belief that such parties might be interested.

Only two companies expressed interest in performing due diligence and of the two, only Patient InfoSystems ("PATI") chose to proceed.

         On May 20, 1998, the Company identified the opportunity presented by the potential merger with MCIF. Given that the business opportunity represented by MCIF was substantially different than the opportunity represented by HealthDesk Online, and the need to reduce or eliminate the drain on the Company's limited assets resulting from the continued losses associated with the HealthDesk Online operations, it became more important for the Company to find an acquiror for the HealthDesk Online assets. If unable to do so, the Company would have been forced to discontinue such operations and face potentially greater costs associated with such discontinued operations.

         The Company engaged in negotiations with PATI over a several month period commencing in June 1998. The negotiations involved issues regarding purchase price, terms of assumption of existing Company obligations, employee transitions and other matters. Ultimately, the Company and PATI entered into definitive agreements relating to the Sale of Assets in September 1998. PATI's principal offices are located at 46 Prince Street, Rochester, New York 14607.


Opinion of The Company's Financial Advisor.


         The Company retained George Arneson & Company ("Arneson") to render an opinion as to the fairness of the Sale of Assets to the Company. No limitations were imposed by the Company on Arneson with respect to the investigations made or followed by it in furnishing its opinion. The terms and conditions of the Asset Sale were determined through negotiations between the mangements of the Company and PATI. Arneson did not participate in such negotiations and did not suggest the amount of consideration to be paid in the Sale of Assets.

         The full text of the Arneson Opinion is attached hereto as Annex I and is incorporated herein by reference. Shareholders of the Company are urged to read the opinion in its entirety. The summary of the Arneson Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Arneson Opinion.

         In connection with the preparation of its opinion, Arneson, among other things, (i) reviewed historical financial information relating to the Company and PATI, (ii) reviewed other publicly available information concerning the Company and PATI, (iii) reviewed the Company's internal forecasts and plans (iv) reviewed drafts of the definitive agreements relating to the Sale of Assets,
(iv) held discussions with the management of the Company concerning the future prospects of the Company and (v) made such other studies and inquiries, and reviewed such other data, as it deemed relevant. Arneson was also aware of, and took into account, the potential conflicts of interest discussed elsewhere herein. See "Interests of Certain Persons in the Sale of Assets."

         In conducting its review and arriving at its opinion, Arneson assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion.

         Because of the size and state of development of the Company, financial analyses typically employed in determining valuations of businesses were not applicable. The Arneson Opinion was principally based upon an assessment of the viability of the Company as a stand alone entity and whether the sales process employed by the Company was likely to result in a fair price to the Company's shareholders. Arneson determined that given the Company's inability to raise additional financing, the continuation of the HealthDesk Online business was not viable. Arneson also concluded that the process employed to seek a buyer of the assets was reasonably designed, and was carried out consistently, with the objective of obtaining a fair price to the Company. Notwithstanding the foregoing, the conclusions reached by Arneson are based on all analyses and factors taken as a whole and also on application of Arneson's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis.

         The Company agreed to pay Arneson a fee of $11,000 upon delivery of its opinion to the Company. The payment of such fee was not dependent upon the conclusions of the opinion or the completion of the transaction. Arneson was retained based on Arneson's experience as a management consultant and financial advisor in connection with small business transactions and valuations generally. Arneson has had no prior interest or transactions with the Company or PATI and no future transactions are currently contemplated.


Interests of Certain Persons in the Sale of Assets.


         John Pappajohn, a director of the Company since 1993 and a holder of approximately 27.7% of the Company's outstanding stock, is the sole owner of Equity Dynamics, Inc., the firm that assisted the Company's management in conducting the search for possible acquirers of the Company's assets. Mr. Pappajohn is also a member of the Board of Directors of PATI and holds, in the aggregate, approximately 19% of PATI's outstanding stock. Mr. Pappajohn joined PATI's Board of Directors in 1995. PATI's stock trades on the Nasdaq Stock Market under the symbol "PATI". Mr. Joseph R. Dunham, a director of the Company, is a Senior Vice President of Equity Dynamics.

         Edgewater, the holder of approximately 25.0% of the Company's outstanding stock, is also the holder of approximately 12% of PATI's stock. Mr. James Gordon, a director of the Company, may be deemed to be the beneficial owner of the shares owned by Edgewater.

         In May, 1996, the Company entered into a Co-Marketing Agreement pursuant to which the Company may sell certain of PATI's products and PATI may sell certain of the Company's products. In exchange for these rights, the Company pays PATI $25,000 every six (6) months and PATI pays the Company $25,000 every six (6) month. The Co-Marketing Agreement is automatically renewable for successive six (6) month terms unless either party gives thirty (30) days written notice prior to the termination of any renewal term.

         Other than as described above and the Sale of Assets Transaction, there have been no other relationships between the Company and PATI.

The Asset Agreement.

         The following is a summary of the terms and conditions of the Asset Agreement. All references to the Asset Agreement set forth below or included elsewhere herein are qualified in their entirety by reference to the Asset Agreement (attached hereto as Annex II) which is incorporated herein by reference. Shareholders are strongly advised to read the Asset Agreement in its entirety prior to voting.

         General.

         The Asset Agreement provides that following the satisfaction or waiver of the conditions described below under "-- Conditions to the Asset Sale," the Company will sell substantially all of the assets located in its Berkeley, California facility, including its HealthDesk Online operations as well as substantially all of the Company's intellectual property rights and inventories, and certain office equipment and packaged software to PATI. In connection with the Asset Sale at the Closing, the Company will receive (i) Five Hundred Thousand Dollars ($500,000) representing payment for the Company's HealthDesk Online operations and substantially all of its other intellectual property rights and inventories, (ii) One Hundred Fifteen Thousand and Forty Dollars ($115,040) representing payment for certain packaged software. In addition, PATI agrees to indemnify the Company against certain liabilities and obligations of the Company under certain contracts and agreements, but only to the extent such liabilities and obligations accrue after the closing.

         In assessing the fairness of the terms of the Sale of Assets, the Board of Directors of the Company principally assessed the matters discussed above under the heading "Background for the Sale of Assets". The Board of Directors was also aware of the potential conflicts of interest described under the heading "Interests of Certain Persons in the Sale of Assets.

         Closing Date of the Asset Sale.


         The closing of the Asset Sale will occur at such time as all waivers have been obtained and all of the conditions specified in the Asset Agreement have been satisfied; provided, however, that the closing may not occur later than January 31, 1999.


         Representations and Warranties.

         The Asset Agreement contains various customary representations and warranties. In Article 6 of the Asset Agreement, the Company has made certain representations and warranties to PATI with respect to, among other things, the Company's organization and qualification to do business, financial statements, tax matters, inventories, proprietary rights, assets, customers, employment and other contracts, insurance policies, authority to enter into the Asset Agreement, litigation and environmental matters, and employee benefit plans. In
Article 7 of the Asset Agreement, PATI has made certain representations and warranties to the Company with respect to, among other things, the organization of PATI and the authority of PATI to enter into the Asset Agreement.

         Covenants.


         The Asset Agreement contains certain covenants by each of the parties in respect of matters to occur on or prior to the Closing. The Company has agreed to, among other things, (i) to provide access to PATI and its representatives to the Company's properties, books, accounts, records and contracts relating to the assets to be acquired by PATI; (ii) carry on its business and activities diligently and in substantially the same manner as they have previously been carried on; (iii) use its best efforts, without making and commitments on behalf of PATI, to preserve its business organization intact and to keep available to the Company its present officers and employees and to preserve the Company's relationships with suppliers, customers and others having a business relationship with it; (iv) continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business in the healthcare, wellness and disease manangement industries; (v) allow certain of its employees to be employed by PATI prior to the closing; (vi) not (A) enter into any contract, commitment or transaction not in the usual and ordinary course of its business; (B) enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $25,000 individually or $50,000 in the aggregate; (C) make any capital expenditures in excess of $25,000 for any single item or $50,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $25,000; or (D) sell or dispose of any capital assets with a net book value in excess of $25,000 individually or $50,000 in the aggregate; (vii) not (A) pay any obligation or liability, fixed or contingent other than current liabilities, (B) waive or compromise any right or claim; or (C) cancel, without full payment, any note, loan or other obligation owing to the Company; (viii) not modify, cancel or terminate any of its existing agreements or contracts, or agree to do any of those acts; (ix) obtain written consents from certain specified third parties; (x) use its best efforts to assure that all representations and warranties made by the Company in the Asset Agreement are true and correct as of the date of closing as if made on that date and that all conditions precedent to closing have been met; (xi) furnish PATI a clearance certificate from the appropriate governmental agency and any related certificates that PATI may reasonably request as evidence that all sales and use and other tax liabilities of the Company (other than income tax liabilities) accruing before the date of closing have been fully satisfied or provided for; (xii) prepare and file all information and documents necessary or desirable under any statutes or governmental rules or regulations pertaining to the transactions contemplated by the Asset Agreement; (xiii) negotiate with HBO & Company of Georgia and Intel to evaluate the current state of their respective agreements, contracts and relationships; (xiv) enter into a license agreement with PATI pursuant to which the Company grants to PATI an exclusive license to use the packaged software to be acquired by PATI from the date of the Asset Agreement until the date of closing; and (xv) enter into a sublease pursuant to which PATI shall sublease from the Company the premises located at 2560 Ninth Street, Suite 220, Berkeley, California from the date of the Asset Agreement until the date of closing.


         Conditions to the Asset Sale.


         Conditions Precedent to PATI's Performance. The obligations of PATI to purchase the Assets pursuant to the Asset Agreement are subject to the satisfaction, at or before the closing, of all the following conditions, any or all of which may be waived by PATI , but only in a writing signed by PATI:

         (i) all representations and warranties by the Company in the Asset Agreement or in any written statement that shall be delivered to PATI by the Company under the Asset Agreement shall be true on and as of the date of closing as though made at that time;

         (ii) at or prior to the closing, PATI shall have received a UCC search report dated as soon as practicable prior to the date of closing issued by the appropriate governmental authorities indicating that there are no filings under the Uniform Commercial Code on file with such governmental authority which name the Company as debtor or otherwise indicating any lien on the Company's HealthDesk Online operations and the other assets to be acquired by PATI, except for liens otherwise disclosed in the Schedules to the Asset Agreement;

         (iii) the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Asset Agreement to be performed or complied with by the Company on or before the date of closing;

         (iv) PATI shall have received a certificate, dated the date of closing, signed by the Company's president or vice president and its chief financial officer, certifying, in such detail as PATI and its counsel may reasonably request, that all representations and warranties of the Company made in Article 6 of the Asset Agreement are true and correct as of the date of closing and that the conditions specified in (i) and (iii) above have been fulfilled;

         (v) PATI and the Company shall have entered into assignment and assumption agreements for the license agreements set forth in the Asset Agreement and any other agreements of the Company to be assumed by PATI, in form and substance reasonably satisfactory to PATI's counsel;

         (vi) the Company shall have executed a bill of sale with respect to the assets to be acquired by PATI, in form and substance reasonably satisfactory to PATI's counsel;

         (vii) PATI shall have received from Gray Cary Ware & Freidenrich, LLP, counsel for the Company, an opinion dated the date of closing;

         (viii) no action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by the Asset Agreement or to its consummation, shall have been instituted or threatened on or before the date of closing;

         (ix) the execution and delivery of the Asset Agreement by the Company, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and PATI shall have received copies of all resolutions of directors and stockholders pertaining to that authorization, certified by the Company's secretary;


         (x) PATI shall have received a good standing certificate for the Company dated as soon as practicable prior to the date of closing, issued by the appropriate governmental authorities;


         (xi) all necessary agreements and consents of any parties to the consummation of the transaction contemplated by the Asset Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Company and delivered to PATI;

         (xii) the form and substance of all certificates, instruments, opinions and other documents delivered to PATI under the Asset Agreement shall be satisfactory in all reasonable respects to PATI and its counsel;

         (xiii) PATI shall have entered into employment arrangements with each of Jan Maisler, Jessica Radocy, Gerald Zieg, James Martin, Brian Cronin, Mark Fossen, Vicky Hilton and Tim Wheeler;

         (xiv) Division 6 of the California Uniform Commercial Code shall have been complied with;

         (xv) the Company shall have changed its corporate name to a name not using "HealthDesk" or any similar name;

         (xvi) the assets to be acquired by PATI shall not have been materially or adversely affected in any way as a result of any fire, accident, storm or other casualty or labor or civil disturbance or act of God or the public enemy; and


         (xvii) PATI shall have entered into a royalty agreement with MIIX Healthcare Group, Inc.

         Conditions Precedent to the Company's Performance. The obligations of the Company to sell and transfer the assets to be acquired by PATI pursuant to the Asset Agreement are subject to the satisfaction, at or before the closing, of all the following conditions:

         (i) all representations and warranties by PATI in the Asset Agreement or in any written statement that shall be delivered by PATI under the Asset Agreement shall be true on and as of the date of closing as though such representations and warranties were made on and as of that date;

         (ii) before or at the closing, PATI shall have performed and complied with all covenants and agreements, and satisfied all conditions required by the Asset Agreement to be performed, complied with or satisfied; and

         (iii) PATI shall have delivered to the Company against delivery of the items specified in Article 9 of the Asset Agreement a certified or bank cashier's check, or a wire transfer of immediately avialable funds, in the amount of $626,278, payable to the Company.

         The Company's and PATI's Obligations After the Closing.

         Following the closing, the Company has agreed to restrict its activities so that PATI's reasonable expectations with respect to the goodwill, business reputation, employee relations and prospects connected with the assets to be acquired by PATI will not be materially impaired. In furtherance of this obligation, the Company agrees that, for three
(3) years following the date of closing, or as long as PATI or its heirs, assigns or successors in interest carry on a like business in the counties or areas specified, whichever is shorter, (i) the Company will not engage in any business or activity which is substantially the same as, or represents an outgrowth of, any business or activity presently conducted by the Company if such business or activity extends to any of the geographic areas in which the Company has heretofore engaged in business or otherwise established its goodwill, business reputation or any customer relations and (ii) the Company will not disclose to any person, for use for its own benefit, any price lists, pricing data, customer lists or similar matters possessed by them relating to the assets or the business transferred to PATI unless it first clearly demonstrates to PATI that such matters are, at the time of the proposed disclosure or use, of common knowledge within the trade.

         In addition, the Company agrees that after the date of closing, it shall not use or employ in any manner, directly or indirectly, the name "HealthDesk", or any variation thereof, and that it will take and cause to be taken all necessary action by the Company's Board of Directors, stockholders and any other persons in order to make this chance in the Company's name effective on or before the Closing Date.

         From and after the closing, the Company shall allow PATI, and its counsel, accountants and other representatives, such access to records which after the closing are in the custody or control of the Company as PATI reasonably requires in order to comply with its obligations under the law or under contracts assumed by PATI pursuant to the Asset Agreement. The Company shall not, prior to the third anniversary of the closing, solicit and employee of PATI or of any direct or indirect subsidiary of PATI to leave such employment if such employee was at any time between the date hereof and the closing an employee of PATI.

         Each of the Company and PATI shall also, at any time after the date of closing, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by the other party, and shall take any other action consistent with the terms of the Asset Agreement that may reasonably be requested by such other party in furtherance of the transactions contemplated by the Asset Agreement.


         PATI agrees to pay to Information Access Company ("IAC"), or about November 15, 1998, the sum of $65,000 in connection with the termination of that certain Online Vendor License Agreement dated August 12, 1996 between IAC and the Company, as amended; provided, however, that IAC agrees to continue its obligation under such agreement and PATI shall be entitled to all of the Company's rights under this agreement until February 28, 1999.

         Indemnification.


         The Company has agreed to defend, indemnify and hold harmless PATI and each of PATI's employees, successors and assigns and shall reimburse each of them for, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense imposed on or incurred by any of them, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Company under the Asset Agreement and (ii) any obligation of the Company relating to the assets to be acquired by PATI and any other matter arising out of or related to the operation of the Business arising prior to or on the date of closing.

         PATI has agreed to defend, indemnify and hold harmless the Company, its successors and assigns, and shall reimburse each of them for, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense imposed on or incurred by any of them, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty, or any breach or nonfulfillment of any covenant, agreement or other obligation of PATI under the Asset Agreement and (ii) any obligation of PATI relating to the license agreements set forth in the Asset Agreement or any other matter arising out of or related to the operation of the business arising prior to or on the date of closing.

         Fees and Expenses.

         Each of the Company and PATI agrees to pay all costs and expenses, including but not limited to attorneys' fees, incurred or to be incurred by it in negotiating and preparing the Asset Agreement and in closing and carrying out the transactions contemplated by the Asset Agreement.

         Termination.

         Notwithstanding approval of the Asset Agreement and the transactions contemplated thereby by the shareholders of the Company, the Asset Agreement may be terminated, and the Sale of Assets abandoned:

         (i) at any time prior to the date of closing by the mutual written consent of the Company and PATI; or

         (ii) by either the Company or PATI if (A) the closing has not occurred on or before January 31, 1999, unless the party seeking to invoke this provision is then in material breach of its obligations under the Asset Agreement; (B) if a court of competent jurisdiction or any governmental authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, or (C) if the other party shall have breached or failed to comply in all material respects with its representations, warranties, covenants, and agreements contained in the Asset Agreement; provided, however, that if such breach or failure is reasonably capable of being cured on or before January 31, 1999 and such other party commences such cure as soon as practicable and diligently prosecutes (subject to any other limitations on the Asset Agreement) such cure, such party shall be entitled to postpone the date of closing for a period reasonably sufficient to effect such cure to the reasonably satisfaction of the party asserting such breach or failure, but in no event beyond January 31, 1999.

Interm License Agreement.


         In connection with the Asset Agreement, the Company and PATI also entered into a license agreement pursuant to which the Company grants PATI an exclusive license to use the packaged software to be acquired by PATI from the date of the Asset Agreement until the date of closing.

Vote Required and Board of Directors' Recommendation.

         The affirmative vote of a majority of the outstanding shares of Common Stock and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock are required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Special Meeting of Shareholders. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SALE OF ASSETS.

                           PROPOSAL NO. 2 - THE MERGER

Background of the Merger.

         Since inception, the Company has sought to develop a consumer focused healthcare management and information system product. Although the Company continues to believe that there is a significant opportunity for such product and that the Company's HealthDesk Online product addresses the needs of such market, the development of such market has been much slower than expected by the Company. Moreover it has become clear to the Company that the resources needed to continue to develop and market such a product are substantially greater than are available to the Company. The Company sought to address its resources limitations in part by entering into a joint marketing agreement with HBO & Company, one of the largest healthcare information system companies. However, although the Company has devoted a significant portion of its resources to support such arrangements, the Company has not yet been able to generate any revenues from such relationship and cannot determine when or if meaningful revenues will be realized.

         In light of the Board's view that very substantial additional resources would be required to continue to pursue the HealthDesk Online opportunity, the Company has sought additional funding from various sources, including institutional investors and strategic partners. However, the Company has not been able to raise the funding necessary to continue to pursue the opportunity. Faced with such situation, in May 1998, the Board of Directors determined that it was in the best interests of the shareholders that the Company pursue other strategic alternatives.

         After investigation, the Board determined that it was in the best interests of the shareholders of the Company for the Company to use the remaining assets of the Company to pursue a different business as represented by the opportunity to acquire MCIF. The Company's Board of Directors believes that the Merger is in the best interests of the Company and its shareholders. The Board's support for the Merger is based on its belief that the Merger will increase the potential growth of the Company's business through the combination of the financial, management and marketing resources of the Company and MCIF.


         The exchange provisions with respect to the Company's Common Stock, including the provision to exchange 5.6 shares of the Company's Common Stock for each outstanding share of MCIF common stock, and the other terms of the Merger were determined in arms-length negotiations between the management of the Company and the management of MCIF. Among the factors considered were the asset values and earnings potential of MCIF and the prospects for the continued growth of their business, as well as MCIF's management team and resources.

         Except as contemplated by the Merger, there have been no prior affiliations or transactions by or among MCIF or the Company or their respective affiliates.


Opinion of The Company's Financial Advisor.


         The Company retained Whale Securities Co., L.P. issued ("Whale") as to the fairness of the Merger of the Company. No limitations were imposed by the Company on Whale with respect to the investigation made or followed by it in furnishing its opinion. The terms and conditions of the Merger were determined through negotiations between the managements of the

Company and MCIF. Whale did not participate in such negotiations and did not suggest the exchange ratio for the Merger.

         The full text of the Whale Opinion is attached hereto as Annex III and is incorporated herein by reference. Shareholders of the Company are urged to read the Whale Opinion in its entirety. The summary of the Whale Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Whale Opinion.

         In connection with the preparation of its opinion, Whale, among other things, (i) reviewed the Merger Agreement, (ii) reviewed historical financial information relating to the Company and MCIF and other publicly available information concerning the Company, (iii) reviewed the pro forma projected financial statements and underlying assumptions prepared by the Company's and MCIF's managements, (iv) reviewed MCIF's current outstanding agreements and backlog of existing business, (v) reviewed the current financial and market position and results of operations of the Company and MCIF; (vi) considered the general conditions of the securities markets and (vii) reviewed such other data as it deemed relevant. In rendering its opinion, Whale assumed and relied upon the accuracy, completeness and fairness of all financial and other information that was made available to it for purposes of rendering its opinion. In addition, Whale conducted several meetings with the managements of the Company and MCIF to discuss the historical and prospective industry environments and operating results for the Company and MCIF. Based upon all of the foregoing, Whale concluded that as of the date of its Opinion, the exchange ratio for the Merger is fair, from a financial point of view, to the shareholders of the Company.

         The Company agreed to pay Whale a fee of $50,000 upon delivery of its opinion to the Company, and agreed to indemnify Whale against certain liabilities for services rendered in preparing its Opinion. The payment of such fee was not dependent upon the conclusions of the opinion or the completion of the transaction. The Company retained Whale based on Whale's experience in the valuation of businesses and securities in connection with merger, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Whale was the lead manager of the Company's initial public offering which was consummated in January 1997 and currently Whale makes a market in the Company's publicly traded securities.


Management Following the Merger.


         Pursuant to the Merger Agreement, upon the consummation of the Merger, the Company's Board of Directors will consist of John Pappajohn, Joseph R. Dunham II, Bill Childs, David Joiner and Bruce Ryan.


Accounting Treatment.

         The Merger will be accounted for as a purchase of MCIF by the Company in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based upon the fair values of the assets acquired and the liabilities assumed by the Company.

Nasdaq SmallCap Market.

         It is a condition to the Merger that the shares of the Company's Common Stock to be issued pursuant to the Merger Agreement and required to be reserved for issuance in connection with the Merger be approved for listing on the Nasdaq SmallCap Market. An application has been filed for listing the shares of the Company's Common Stock on the Nasdaq SmallCap Market.

The Merger Agreement.

         The following is a summary of the terms and conditions of the Merger Agreement. All references to the Merger Agreement set forth below or included elsewhere herein are qualified in their entirety by reference to the Merger Agreement (attached hereto as Annex IV) which is incorporated herein by reference. Shareholders are strongly advised to read the Merger Agreement in its entirety prior to voting.

Loans from the Company to MCIF.

         Between August and November, 1998, the Company has loaned MCIF an aggregate of $500,000. The Company expects to loan an additional $150,000 to MCIF prior to the consummation of the Merger. Upon consummation of the Merger, all outstanding loans will be deemed to be repaid.

         General.

         The Merger Agreement provides that following the satisfaction or waiver of the conditions described below under "-- Conditions to the Merger," Sub will be merged with and into MCIF, and the name of the surviving corporation shall be MC Informatics, Inc. In connection with the Merger, each outstanding share of common stock of MCIF (other than shares of MCIF common stock held by shareholders who perfect their appraisal rights under California law) will be exchanged for the right to receive 5.6 shares of the Company's Common Stock. In addition, in the event the Company is required to sell additional securities prior to December 31, 1998 in order to maintain working capital of at least $1 million, the Merger Agreement provides that the Company shall, simultaneously with the sale of such additional securities, issue a number of shares of the Company's Common Stock equal to two-thirds of the total additional securities sold by the Company. See "-- Covenants." Accordingly, it is the Company's intent that the MCIF shareholders will own not less than 40% of the Company's outstanding shares upon consummation of the Merger.

         Effective Time Of The Merger.

         The effective time of the Merger will be such time as the Agreement of Merger shall be filed in the office of the Secretary of State of the State of California. The Agreement of Merger shall be filed with the Secretary of State of the State of California on the date of closing. The date of closing shall occur either (i) three (3) days following the satisfaction of all conditions to the closing of the Merger set forth in the Merger Agreement or (ii) such other date as the Company and MCIF may mutually select.

         Exchange Of Certificates.

         The Merger Agreement provides that following the date of closing, the Company shall mail to each holder of record of certificate(s) or other documents which represent shares of MCIF common stock (the "Certificates") (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Company and shall be in such form and have such other provisions as the Company shall reasonably require) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for shares of the Company's Common Stock. Upon surrender of a Certificate for cancellation to the Company, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive, in exchange therefor his pro rata allocation of the Company's Common Stock as to which such holder is entitled. Until surrender of a Certificate, such Certificate shall be deemed at any time after the effective time to represent solely the right to receive upon such surrender that number of shares of the Company's Common Stock (without interest and subject to applicable withholding, escheat and other laws) to which such holder is entitled.

         In the event of a transfer of ownership of shares of MCIF common stock which is not registered on the transfer records of MCIF, the appropriate number of shares of the Company's Common Stock may be delivered to a transferee if the Certificate representing such transferred security is presented to the Company and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         The shares of the Company's Common Stock issued in accordance with the terms of the Merger Agreement shall be deemed to be in full satisfaction of all rights pertaining to such shares of MCIF common stock, and there shall be no further registration of transfers on the records of the surviving corporation of shares of MCIF common stock. If, after the effective time of the Merger, Certificates are presented to the surviving corporation for any reason, they shall be canceled and exchanged as provided for in the Merger Agreement.

         Representations And Warranties.

         The Merger Agreement contains various customary representations and warranties. In Section 4 of the Merger Agreement, the Company and Sub have made certain representations and warranties to MCIF and the MCIF Shareholders with respect to, among other things, the organization of the Company and Sub, the authority of the Company and Sub to enter into the Merger Agreement and to carry out their obligations thereunder, the capitalization of the Company and the availability of the documents the Company has filed with the SEC and the Company's financial statements. In Section 3 of the Merger Agreement, MCIF has made certain representations and warranties to the Company and Sub with respect to, among other things, MCIF's organization, capitalization, financial statements, tax matters, contracts and commitments, proprietary rights, employee benefit plans, labor difficulties, insurance, litigation and environmental matters.

         Covenants.

         The Merger Agreement contains certain covenants by each of the parties in respect of matters to occur on or prior to the date of closing. The Company and Sub have agreed to, among other things, (i) advise MCIF of any event occurring subsequent to the date of the Merger Agreement which would render any representation or warranty of the Company or Sub untrue or inaccurate in any material respect, (ii) execute and file, or join in the execution and filing of, any application or other document which may be necessary in order to obtain the authorization, approval or consent of any governmental body or agency, federal, state or local, which may be reasonably required, or which MCIF may reasonably request, in connection with the consummation of the transactions contemplated by the Merger Agreement; (iii) use their best efforts to satisfy or cause to be satisfied all conditions precedent which are set forth in Section 10 of the Merger Agreement, and the Company will use its best efforts to cause the transactions contemplated by the Merger Agreement to be consummated; (iv) file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of the Company's Common Stock issued in the Merger; (v) repay the outstanding note obligations of MCIF to the principal shareholders of MCIF in an aggregate amount not to exceed $150,000, or in lieu of such repayment, the principal shareholders of MCIF shall have the right to convert such indebtedness as of the closing into the Company's Common Stock based on a conversion price of $0.50 per share or agree to not have such obligations paid at that time and continue as a note payable on such terms as may be agreed between the principal shareholders of MCIF and the Company; (vi) use reasonable commercial efforts to negotiate a sale of the Company's operating assets relating to its HealthDesk Online product, and the proceeds from such sale shall first be applied to satisfy liabilities and shall otherwise be retained by the Company to satisfy the minimum working capital and cash requirements set forth in the Merger Agreement (if the Company is unable to effect such sale or is otherwise unable to meet the working capital and cash requirements which are a condition to closing (see below), the Company shall seek to raise additional equity capital; provided, however, that in such event, the number of shares issuable to the MCIF shareholders shall be proportionately increased such that such shareholders hold not less than forty percent (40%) of the total outstanding shares of the Company as of the closing);
(vii) if during the period following the closing and before December 31, 1998, the net working capital of the Company is reduced below $1 million because of underreserved liabilities, then the Company shall raise such additional equity capital as shall be necessary to maintain a minimum net worth of working capital; provided that the Company shall be obligated to raise no more than the amount of the undereserved liabilities; and (viii) if, as of the closing, there is a shortfall in the HealthDesk Closing Balance Sheet ("Shortfall"), the Company covenants to use its best efforts to sell to either or both of John Pappajohn and Edgewater Private Equities, or their related entities, the shares of the Company's capital stock (the "Shortfall Shares") such that the proceeds to the Company from the sale of such securities equals the shortfall; provided, however, that in the event the Company signs an agreement regarding the sale of the Company's business, the amounts to be paid to the Company pursuant to such agreement shall be credited to the Company and used to offset any Shortfall prior to the sale of any Shortfall Shares.

         MCIF has agreed to, among other things, (i) advise the Company of any event occurring subsequent to the date of the Merger Agreement which would render any representation or warranty of MCIF untrue or inaccurate in any material respect and of any material adverse change in MCIF's business, taken as a whole; (ii) conduct its business and maintain its business relationships in the ordinary and usual course, and will not take certain actions without the Company's prior written consent; (iii) bear all risk of loss, damage or destruction to MCIF's assets until the closing, and in case of any such loss, damage or destruction, the Merger terms shall be revised as the parties agree or the Merger Agreement shall be terminated; (iv) provide the Company and its representatives free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition, and until the closing, cause its accountants to cooperate with the Company and its representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants; (v) execute and file, or join in the execution and filing of, any application or other document which may be necessary in order to obtain the authorization, approval or consent of any governmental body or agency, federal, state or local, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the transactions contemplated by the Merger Agreement; (vi) use its best efforts to satisfy or cause to be satisfied all conditions precedent which are set forth in Section 9 of the Merger Agreement, and to obtain all consents and authorizations of third parties and make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated thereby; (vii) with respect to any obligation of MCIF to issue stock, warrants or options which have been offered or promised to the employees of MCIF, prior to the closing MCIF shall have fulfilled or terminated such obligation to the satisfaction of the Company; (viii) prior to the closing, submit the Merger Agreement, the Agreement of Merger and related matters to its shareholders for consideration and approval, and MCIF's Board of Directors will recommend such approval to the MCIF shareholders, and each of the principal shareholders of MCIF agrees to vote all shares of MCIF capital stock in respect of which each such shareholder is entitled to vote and any meeting, in favor of the Merger and the transactions contemplated by the Merger Agreement; and (ix) prior to the closing, MCIF shall not take any action, including the granting of employee stock options, that could cause the number of MCIF shareholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 prior to the closing and MCIF shall arrange for the appointment of an investor representative meeting the requirements of Regulation D under the Securities Act.

         In addition, each of MCIF and the Company agrees to, among other things, (i) keep in confidence any confidential information each may receive from the other; (ii) cooperate fully with the other parties and to execute further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described in the Merger Agreement and contemplated thereby and to carry into effect the intents and purposes of the Merger Agreement; and (iii) to use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         MCIF also agrees that until the earlier of the date of closing and July 20, 1998, MCIF will not (and that it will use best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter into any agreement concerning the sale or acquisition of MCIF, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than the Company, and that any such discussions presently in progress will be terminated or suspended during that period. MCIF represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify the Company, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger.

         Conditions To The Merger.

         Conditions to the Obligations of the Company and Sub. The obligations of the Company and Sub under the Merger Agreement are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):


         (i) the accuracy of the representations and warranties of MCIF and the principal shareholders of MCIF in the Merger Agreement and the satisfaction of the conditions to the Company's and Sub's obligations set forth under Sections 11.1, 11.2, 11.3 and 11.4 of the Merger Agreement;

         (ii) the performance and compliance by MCIF with all of its covenants set forth in the Merger Agreement on or before the closing;

         (iii) the absence of any threatened or pending litigation or proceeding against MCIF for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by the Merger Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of MCIF subsequent to the closing;


         (iv) evidence that the execution, delivery and performance of the Merger Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of MCIF and that all of MCIF's shareholders have approved the Merger Agreement, the Merger and the transactions contemplated thereby;


         (v) (a) no order, decree, or ruling by any court or governmental body or agency or threat thereof or any other fact or circumstance, which might prohibit or render illegal or have a material adverse effect on the business, prospects, liabilities, income, property, assets or operations of MCIF subsequent to the closing; (b) MCIF shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the MCIF balance sheet or MCIF's ability to carry on its business as proposed to be conducted, and which, in the judgment of the Company, renders it inadvisable to proceed with the closing; and (c) the occurrence of no other event which, in the reasonable judgment of the Company, has a material and adverse effect on MCIF's assets, business, liabilities, income, property, assets, prospects or operations subsequent to the closing;

         (vi) receipt by the Company of all written consents, assignments, waivers, authorizations or other certificates from parties with whom MCIF has contracted which the Company's legal counsel reasonably deems necessary to provide for the continuation in full force and effect of any and all contracts and leases of MCIF;

         (vii) receipt by the Company of an opinion from counsel to MCIF;

         (viii) receipt at or prior to the date of closing of such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws;

         (ix) the satisfactory completion prior to the date of closing of a review by the Company and its representatives of MCIF's business, financial, technical and legal affairs;

         (x) each of MCIF's shareholders shall have confirmed in writing his or her suitability to receive shares of the Company's Common Stock by means of an Investor Representation Letter;

         (xi) the MCIF shareholders shall have entered into non-compete and employment agreements with the Company and all other employees and consultants of MCIF as of the closing shall have accepted employment (or consultant positions, as appropriate) with the Company or MCIF on terms satisfactory to the Company, and such employees and consultants shall have entered into confidentiality and inventions agreements in the Company's standard form;

         (xii) MCIF shall have delivered to the Company its financial statements as of May 31, 1998 and such financial statements shall not reveal any fact which shall be a breach of any of the representations or warranties of MCIF or the shareholders of MCIF in the Merger Agreement;


         (xiii) the Company's shareholders shall have approved the transactions contemplated by the Merger Agreement;


         (xiv) MCIF, the shareholders of MCIF and the Company shall have entered into an agreement which amends the terms of the Company's Series B Preferred Stock such that the Conversion Price, as defined in the Certificate of Determination for the Series B Preferred Stock, shall be fixed at $0.50 per share and such shares shall automatically convert into the Company's Common Stock upon the closing;

         (xv) the shareholders of MCIF and the Company shall have entered into a registration rights agreement with respect to the shares of the Company's Common Stock issued to the shareholders of MCIF; and

         (xvi) the MCIF shareholders shall have signed a lock-up agreement pursuant to which each agrees not to sell or otherwise dispose of the Company's Common Stock for a period of a year following the closing unless otherwise approved by a majority of the disinterested members of the Company's Board of Directors.

         Conditions to the Obligations of MCIF. The obligations of MCIF under the Merger Agreement are subject to the fulfillment or satisfaction on and as of the closing, of each of the following conditions (any one or more of which may be waived by MCIF, but only in a writing signed by MCIF):

         (i) the accuracy of the representations and warranties of the Company and Sub in the Merger Agreement and the satisfaction of the conditions to MCIF's obligations set forth under Sections 10.1, 10.2, 10.3 and 10.4 of the Merger Agreement;

         (ii) the Company and Sub shall have performed and complied with all of their covenants contained in the Merger Agreement to be performed on or before the closing;

         (iii) the absence of any threatened or pending litigation or proceeding against the Company or Sub for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by the Merger Agreement;

         (iv) evidence that the execution, delivery and performance of the Merger Agreement and the Agreement of Merger have been duly and validly approved and authorized by Board of Directors of the Company and Sub, respectively, and that the shareholder of Sub has approved the Merger Agreement, the Merger and the transactions contemplated thereby;

         (v) receipt at or prior to the date of closing of such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws;

         (vi) receipt by MCIF of an opinion from counsel to the Company an opinion;

         (vii) the MCIF shareholders shall have entered into non-compete and employment agreements with the Company, and Bill Childs shall be named Chairman of the Board and CEO of the Company effective as of the closing;

         (viii) The Company shall have raised not less than $300,000 through the issuance of additional Series B Preferred Stock or Common Stock;

         (ix) MCIF, the MCIF shareholders and the Company shall have entered into an agreement which amends the terms of the Company's Series B Preferred Stock such that the Conversion Price as defined in the Certificate of Determination for the Series B Preferred Stock shall be fixed at $0.50 per share and such shares shall automatically convert into the Company's Common Stock upon the closing;

         (x) The Company's Board of Directors shall have approved an increase in the number of shares authorized for issuance under the Company's 1994 Stock Option Plan to 3,000,000 shares;

         (xi) Effective as of the closing, the Company's Board of Directors shall be composed of John Pappajohn, Joseph R. Dunham II, Bill Childs, David Joiner and Bruce Ryan;

         (xii) As of the closing, the Company shall have net working capital of not less than $1 million, including not less than $1 million in cash;

         (xiii) John Pappajohn and Edgewater Private Equities shall have signed a lock-up agreement pursuant to which each agrees not to sell or otherwise dispose of the Company's Common Stock for a period of a year following the closing unless otherwise approved by a majority of the disinterested members of the Company's Board of Directors; and

         (xiv) The shareholders of MCIF and the Company shall have entered into a registration rights agreement with respect to the shares of Common Stock of the Company issued to the MCIF shareholders.

         Termination Of The Merger Agreement.

         Notwithstanding approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company, the Merger Agreement may be terminated, and the Merger abandoned:


         (i) at any time prior to the closing by the mutual written consent of the parties to the Merger Agreement; or

         (ii) by either the Company or MCIF if the Merger has not been consummated by December 31, 1998 (provided that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date).

         Any termination of the Merger Agreement shall be without further obligation or liability upon any party in favor of any other party thereto.

         Fees And Expenses.

         Except as provided to the contrary in the Merger Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of the Merger Agreement and the exhibits thereto. In the event the Merger is consummated, all legal and accounting fees incurred by MCIF and the shareholders of MCIF in connection with the Merger up to $25,000 shall be payable by the Company upon presentation of an adequate and appropriate bill. Any expenses in excess of such amount shall be deemed to be expenses of the shareholders of MCIF, shall be borne by the MCIF shareholders and shall not become obligations of MCIF, the Company or the surviving corporation. The MCIF shareholders shall make arrangements satisfactory to the Company at or prior to the closing for the satisfaction of such amounts.

         Employment Agreements.

         In connection with the Merger, the Company will enter into employment agreements with Bill W. Childs and Garfield E. Thompson. A form of the employment agreement is attached as Exhibit D to the Merger Agreement, attached hereto as Annex IV.

         Registration Rights.

         In connection with the Merger, the Company has agreed to grant the MCIF shareholders certain rights with respect to the registration of the shares of the Company's Common Stock issued in the Merger. Under these provisions, the MCIF shareholders may request that the Company file up to one registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to at least fifty percent (50%) of the shares of the Company's Common Stock issued in the Merger. Upon receipt of such request, the Company is required to notify all other MCIF shareholders and to effect as soon as possible such registration, subject to certain conditions, including that the request must be received prior to the one year anniversary of the closing. Further, whenever the Company proposes to register any of its securities under the Securities Act for its own account or the account of other security holders, the Company is required to promptly notify the MCIF shareholders of the proposed registration and include all shares of the Company's Common Stock which such MCIF shareholders may request be included in such registration, subject to certain limitations.


Vote Required And Board Of Directors' Recommendation.

         The affirmative vote of a majority of the outstanding shares of Common Stock and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock are required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Special Meeting of Shareholders. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER.

                       INFORMATION CONCERNING THE COMPANY

Background

         The following summary describes the Company's current business. As set forth in this Proxy Statement, the Company proposes to sell substantially all of its assets (See "Proposal No. 1 - Sale of Assets") and merge with MCIF (See "Proposal No. 2 - The Merger"). In the event Proposal No. 1 and No. 2 are approved by the Company's shareholders, the Company's business will be the business of MCIF. See "Proposal No. 2 - The Merger Information Concerning MCIF" and "Information Concerning MCIF." and the Company will no longer be engaged in the business described below.

         Since inception, HealthDesk Corporation (the "Company"), has been engaged in designing, developing and marketing HealthDesk Online (TM), a consumer-focused healthcare management and information system. When installed on a personal computer with Internet access, the software enables all members of a household to develop password protected individual health records and take a more active role in their personal and family health decision making. The Company's products were designed to lower the cost and improve the quality of healthcare by promoting preventive care, patient compliance and more informed decision making.

HealthDesk Online

         HealthDesk Online software contains several modules for recording information (Administrative and Health History) and several modules for planning and tracking nutrition and fitness activities (Meal Planner and Meal Tracker; Fitness Planner and Fitness Tracker). These modules allow users to create an extensive database that can be appended, reviewed and printed at any time. The Company's software also contains modules that provide access to healthcare information from the Company's private website and over the Internet.

         HealthDesk Online has been designed to operate on IBM compatible desktop computers with a minimum requirement of a 80486DX central processing unit and sixteen megabytes of random access memory. The system runs under Windows 95. Consumers may access the electronic mail system, the Company's private website and the Internet via an Internet service provider. The Company currently offers AT&T Worldnet service for its customers at standard Internet service provider market rates. The minimum technical requirement to access the electronic communications features is a 9600 Baud modem.

         The HealthDesk Online library module contains an extensive database of healthcare information, consisting primarily of licensed content. Healthcare information currently includes pamphlets addressing specific diseases and medical issues; a medical encyclopedia; a pharmacy reference; information relating to self-help groups; and numerous articles from prominent healthcare periodicals such as the New England Journal of Medicine and the Journal of the American Medical Association. Healthcare information is stored in the Company's private website and is accessed through the use of a web browser incorporated into the Company's software.

         HealthDesk Online offers access to the World Wide Web for additional healthcare information through the use of a web browser. Access is limited to websites which the Company believes provide the most relevant healthcare information.

         The Company has incorporated content and algorithms designed to assist in health risk assessment by providing feedback with respect to the likelihood of risk of certain diseases based on health information input by the user. The Company has licensed the LifeView(R) system from Windom Health Enterprises and integrated it into the resources section of the product on the private website. The Company has also incorporated into its products software obtained from Healthwise, Inc. pursuant to a non-exclusive license. Such software is designed to provide specific responses for treatment based on information relating to symptoms input by the user.

Electronic Mail

         HealthDesk Online is designed to permit secure electronic messaging between consumers and healthcare payers and providers. Anticipated communications between consumers, payers and providers relate to enrollment; physician selection; test results and patient information; appointment scheduling; reminders; provider directories; surveys; home treatment; and explanation of benefits. The Company intends to employ encryption software on both the desktop and database server.

HealthDesk Online for Diabetes

         In July 1997, the Company completed the first version release of the product for HealthDesk Online for Diabetes. This disease management application tracks and monitors diabetes specific care indicators and offers diabetes specific content including the American Diabetes Association's handbook and related content in electronic format. The program is designed to accept downloaded glucose readings which automatically update the tracking facility.

Product Development

         The Company's principal efforts to date have been devoted to the design and development of HealthDesk Online. For the fiscal years ended December 31, 1995, 1996, 1997 and the first nine months of 1998, the Company expended approximately $681,000, $1,623,000, $2,248,000 and $1,120,000,
respectively, on product development and disease module development products. Product development expenses are expected to increase through the remainder of 1998 in connection with commercialization activities and disease and lifestage module development products. Five of the Company's eleven employees were engaged in product development as of August 31, 1998.

         The markets for the Company's products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent on the Company's ability to complete development and introduce HealthDesk Online into the marketplace in a timely manner, to continually enhance and improve its software and to successfully develop and market new products. There can be no assurance that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products.

         The healthcare industry is subject to extensive, stringent and frequently changing federal and state regulation which is interpreted and enforced by regulatory authorities with broad discretion. Among other things, these regulations govern the provision of healthcare services and the marketing of medical devices. These regulations generally predate the development of products and services such as those offered by the Company and the application and enforcement of such regulations to the Company and its products and services is uncertain. However, certain of the statutes governing the provision of healthcare services could be construed by regulatory authorities to apply to the Company's proposed business activities. There can be no assurance that regulatory authorities do not or will not deem the Company's business activities to constitute the unlicensed practice of medicine.

Sales and Marketing

         The Company's primary marketing strategy is to distribute its core health product, existing and future disease and lifestage modules, and the clinical CareTeam Connect management product, through sponsoring organizations which have a large number of potential users and which are at risk for the cost of care and member turnover. These include integrated health systems, managed care organizations, disease management companies, and employers. The Company is also pursuing a secondary strategy of distributing its products directly to consumers through marketing distribution agreements with consumer health, pharmaceutical, medical device and other health related companies.

         In September 1997, the Company entered into a three (3) year marketing agreement with HBO & Company ("HBOC"), one of the leading suppliers of healthcare related information systems and services. The purpose of the agreement was to use the HBOC sales force to accelerate the visibility and penetration of the Company's products with potential sponsoring organizations. Subsequent to entering into this agreement, the Company has devoted a substantial portion of its sales and marketing efforts to support HBOC's sales of HealthDesk Online. Under this agreement, the Company has completed its first contract with Scottsdale Memorial Health Systems. The Company contemplates that the HealthDesk Online product will be integrated into HBOC's Community Health Management Strategy. The Community Health Management Strategy is focused on linking the consumer and community with the integrated delivery networks via the use of a call center and computer/on-line technology. The Company anticipates that the HealthDesk Online product will be distributed via HBOC's sales force into both new and existing customers. HBOC has a current customer base of 8,100 healthcare organizations including approximately 2,500 hospitals, 5,000 physicians practices and 600 home healthcare organizations. Subject to HBOC meeting certain minimum royalty requirements, during the term of the agreement the Company may not grant distribution rights to other health information technology companies whose primary markets are integrated health systems, managed care organizations and certain other specified HBOC competitors. There can be no assurance that the marketing agreement with HBOC will result in the successful commercialization of HealthDesk Online.

         In the near term, the Company anticipates that its principal sources of revenue will be derived from license fees and subscription revenues from sponsoring organizations developed as part of its agreement with HBOC. Because of the nature of the exclusive distribution rights granted pursuant to the HBOC agreement and given the focus of the Company on supporting such relationship, if the marketing agreement with HBOC is not successful, the Company's business, financial condition and results of operations would be materially adversely affected. See "Risks Relating to the Company if the Sale of Assets is Not Consummated - Dependence upon HBOC Agreement."

         In January 1997, the Company entered into a development contract with the Medical Inter-Insurance Exchange ("MIIX"), a medical malpractice insurance carrier, to develop and market the HealthDesk Online for Diabetes module. The Company's agreement with MIIX requires that the Company pay royalties to MIIX ranging from 3% to 10% of revenues derived from the sale or license of the HealthDesk Online for Diabetes module. In December 1997, the Company and MIIX agreed to discontinue further development and investment in the diabetes module, and jointly pursue the commercialization of the current diabetes product.

         The Company's prospects will be substantially affected by its ability to successfully develop and maintain relationships with key sponsoring organizations, which will promote their services using HealthDesk Online and at the same time attract significant numbers of subscribers. The Company's revenues from third-party marketing arrangements are generally expected to be lower than if the Company sold its products directly to end-users, although the Company would not incur the expense of creating a distribution network and would anticipate a greater volume of end-user sales. To the extent that the Company is ultimately able to enter into satisfactory third-party marketing arrangements, the Company will be largely dependent on the efforts of such third parties. In the case of any such arrangements, the Company's products will require adaptation for specific customers, which could delay product commercialization. In addition, the Company will be dependent on the marketing efforts of third parties and on the marketability and sales of their products. There can be no assurance that the Company will be able to enter into third-party marketing arrangements, that it will be able to adapt its products for specific customers on a timely basis, or at all, or that the Company will realize substantial revenues from any such arrangements.

         The Company seeks to develop advertising relationships with targeted companies who will benefit from the focused HealthDesk user base. The commercial viability of the advertising program is contingent on HealthDesk first developing a critical mass of subscribers. There can be no assurance that either will occur.

         The Company's executive officers and marketing staff of three persons are currently responsible for substantially all of the Company's marketing efforts. Because of the nature of the Company's business, the Company's executive officers are expected to continue to devote significant time to develop personal relationships with senior contacts at sponsoring organizations. The Company's ability to market HealthDesk Online may be limited by the number of marketing personnel and will be largely dependent upon the efforts of such individuals.

         The Company's marketing strategy and preliminary and future marketing plans may be unsuccessful and are subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of potentially significant related market segments for applications of the Company's technology), the nature of possible license and distribution arrangements which may become available to it in the future and economic, political, regulatory and competitive factors. There can be no assurance that the Company's strategy will result in successful product commercialization.

Competition

         The markets that the Company intends to enter are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. The Company will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, health information system vendors, software companies and online and Internet service providers. The Company believes that competition will be based primarily on ease of use, features (including communications capabilities and content) and price. The Company believes that the combination of desktop and online functionality of HealthDesk Online may provide the Company with a competitive advantage.

         In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products being developed by the Company. The Company expects that companies which have developed or are developing such technologies or products, as well as other companies (including established and newly formed companies) may attempt to develop products directly competitive with HealthDesk Online. In particular, several companies, including Healtheon, IBM Global HealthVillage, Med Access Corporation, CareSoft, Inc., Access Health, Inc., America's Housecalls Network, Softwatch, Cerner and SMS have announced plans to develop and commercialize competitive product and service offerings. Among other things, these products and services include the use of the Internet for electronic communication between health plans and consumers regarding plan matters, World Wide Web sites with information regarding healthcare related matters and other Internet based products which are to offer health related information. Certain of such competitors have substantially greater financial, technical, marketing, distribution, personnel and other resources than the Company, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets and market new products and services. See "Risk Relating to the Company if the Sale of Assets and Merger Are Not Consummated - Competition; Technological Obsolescence."

Infrastructure, Operations and Technology

         The Company intends to make HealthDesk Online available to users through a set of network servers housed in Berkeley, California. Access to the service is provided on a 24 hour a day, seven days a week basis through various communications line providers.

         The Company's operations will depend upon the capacity, reliability and security of its system infrastructure. The Company currently has limited system capacity and will be required to continually expand its system infrastructure to accommodate significant numbers of users and increasing amounts of information they may wish to access. Expansion of the Company's system infrastructure will require substantial financial, operational and management resources. In addition, the Company will be dependent upon Web browsers and third-party Internet and online service providers for access to the Company's services, hardware suppliers for prompt delivery, installation and service of computer equipment used to deliver the Company's services and online content providers to provide current healthcare information for use by consumers.

Potential Liability and Insurance

         In recent years, participants in the healthcare industry have been subject to an increasing number of lawsuits alleging malpractice, product liability and related legal theories, many of which involve large claims and significant defense costs. Due to the nature of its business, the Company could become involved in litigation regarding the healthcare information transmitted over its system with the risk of adverse publicity, significant defense costs and substantial damage awards. The Company has adopted policies and procedures intended to reduce the risk of claims, which include the provision of disclaimers in connection with its services. The Company does not maintain malpractice liability insurance.

         In addition, because healthcare information and materials may be downloaded and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. The Company also could be exposed to liability in connection with the selection of materials that may be accessible over its system. Claims could be made against the Company if material deemed inappropriate for viewing by children could be accessed. The Company carries an umbrella insurance policy with a limit of $4 million in the aggregate, general liability insurance with a limitation of $2 million in the aggregate and $1 million per occurrence and errors and omissions insurance with a limitation of $1 million in the aggregate. Nevertheless, the Company's insurance may not cover potential claims of this type or may not be adequate to cover liability that may be imposed or related defense costs. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is partially or completely uninsured. Any partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, would have a material adverse effect on the Company.

Government Regulation

         The healthcare industry is subject to extensive, stringent and frequently changing federal and state regulation which is interpreted and enforced by regulatory authorities with broad discretion. Among other things, these regulations govern the provision of healthcare services and the marketing of medical devices. These regulations generally predate the development of products and services such as those offered by the Company and the application and enforcement of such regulations to the Company and its products and services is uncertain. However, certain of the statutes governing the provision of healthcare services could be construed by regulatory authorities to apply to the Company's proposed business activities. There can be no assurance that regulatory authorities do not or will not deem the Company's business activities to constitute the unlicensed practice of medicine.

         Furthermore, in the event of the Company develops features which facilitate the input of data from medical devices directly into HealthDesk Online, it is possible that the Federal Food and Drug Administration could require the Company and/or an equipment manufacturer to obtain pre-marketing clearance with respect to any such product. The process of obtaining and maintaining required regulatory approval can be lengthy, expensive and uncertain. Even if regulatory approvals are obtained, a marketed product and its manufacturer are subject to continuing regulatory review, and discovery of previously unknown problems could result in restrictions on such product or manufacturer, including withdrawal of the product from the market. Amendments to or interpretation and enforcement of existing statutes or regulations, the adoption of new statutes or regulations or the development of new enhancements and features to HealthDesk Online could subject the Company to increased regulation and require the Company to alter methods of operation at costs which could be substantial. Failure to comply with applicable laws and regulations could subject the Company to civil remedies, including substantial fines, penalties and injunctions, as well as possible criminal sanctions.

         Although there are currently few laws or regulations directly applicable to access to or commerce on the Internet, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Although the enforcement of such statute has been enjoined and is currently subject to challenge in the courts, the adoption of any such laws or regulations may limit the growth of the Internet, which could in turn decrease the demand for the Company's products and services and increase the Company's cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any such new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on the Company's proposed business and prospects.

Proprietary Information and Trademarks

         The Company does not hold any patents or registered copyrights. The Company regards certain computer software it has developed for HealthDesk Online as proprietary and attempts to protect it with copyrights, trade secret laws, proprietary rights agreements and internal nondisclosure agreements and safeguards. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, there can be no assurance that nondisclosure agreements with the Company's employees will adequately protect the Company's trade secrets. Although the Company believes that its proposed products do not and will not infringe patents or violate proprietary rights of others, it is possible that infringement of existing or future patents or proprietary rights of others have occurred or may occur. In the event the Company's proposed products infringe patents or proprietary rights of others, the Company may be required to modify the design of its proposed products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

         The Company currently holds a United States trademark registration for the "HealthDesk" name and related logo. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use this mark.

Employees

         As of August 31, 1998, the Company had eleven (11) full time employees, of which two (2) were executive officers, five (5) were engaged in product development, three (3) were engaged in marketing and one (1) was engaged in administration. The Company's employees are not represented by a collective bargaining unit. The Company believes that its relations with its employees are good.

Facilities

         The Company's operational facilities are located in 5,701 square feet of leased office space in Berkeley, California. The lease expires in January 1999 and provides for an annual rental of $112,875. As a reslult of the resignations of Messrs. O'Donnell and Yamauchi, the Company's executive offices are now located at 2116 Financial Center, Des Moines, Iowa 50309.

         The Company's operations will be dependent on the Company's ability to protect its computer equipment against damage from fire, earthquakes, power loss, telecommunications failures and similar events. The Company does not presently have redundant, multiple site capacity in the event of any such occurrence. Notwithstanding the implementation of system security measures by the Company, its servers will also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in service to consumers.

Legal Proceedings

         The Company is subject to a complaint filed by a former employee with the California Department of Fair Employment & Housing. This claim alleges wrongful determination as a result of alleged denial of reasonable accommodation for a wrist and neck injury. The Company intends to defend these matters vigorously. There can be no assurance, however, that such matter will be resolved in a manner favorable to the Company.

Management's Discussion and Analysis of Financial Condition and Results of Operations


         The Company has not yet generated any meaningful revenues, and will not generate any meaningful revenues until after the Company successfully completes market testing and subsequent commercialization of CareTeam Connect and HealthDesk Online for Diabetes and the commercialization of HealthDesk Online, and then attracts and retains a significant number of subscribers for such products. For the period August 28, 1992 (inception) to December 31, 1997, the Company incurred a cumulative net loss of approximately $10,166,000. Since December 31, 1997, the Company has continued to incur increasing and significant losses and anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its products. For the period August 28, 1992 (inception) to
 September 30, 1998, the Company incurred a cumulative net loss of approximately $12,284,401. There can be no assurance that the Company will be able to attract and retain a sufficient number of subscribers to generate meaningful revenues or achieve profitable operations or that HealthDesk Online will prove to be commercially viable.


         In May 1998, as a result of ongoing difficulties in marketing its HealthDesk Online products, the Company announced a major restructing of its operations. As a result of its restructuring, the Company's Chief Executive Officer, Peter O'Donnell, and its Chief Financial Officer, Timothy Yamauchi, resigned from the Company in May 1998. In addition, the Company eliminated seven other positions. During the restructuring process, the Company has established an Operating Committee, consisting of Messrs. Dunham, Brandt and Zieg, to manage the Company's operations.

         The statements below regarding the Company's future cash requirements are forward looking statements that are subject to risks and uncertainties, which could result in, the Company's inability to meet its funding requirements for the time period indicated.

         Software development costs (consisting primarily of salaries and related expenses) incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board (FASB) Statement No. 86. In accordance with FASB 86, the Company will capitalize software development costs at such time as the technological feasibility of the product has been established.

         In June 1998, Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of An Enterprise and Related Information" were issued and are also effective for the year ending December 31, 1998. The Company believes the adoption of these pronouncements will not have a material effect on its financial statements.

         In October 1997, the Accounting Standards Executive Committee issued Statement of Position 97-2 (SOP 97-2), Software Revenue Recognition, which delineates the accounting for software product and maintenance revenue. SOP 97-2 supersedes the Accounting Standards Executive Committee Statement of Position 91-1, Software Revenue Recognition, and is effective for transactions entered into in fiscal years beginning after December 15, 1997. The Company anticipates that SOP 97-2 will not have a material impact on its financial statements.

         Results of Operations


         Revenue, which consists primarily of software development and licensing fees, decreased from $376,090 for the nine months ended September 30, 1997 to $56,458 for the nine months ended September 30, 1998. The nine-month decrease was primarily attributable to a decrease in development fee revenue associated with the development of HealthDesk Online for Diabetes. Revenue increased by 632.1% from $52,225 for the year ended December 31, 1996 to $382,362 for the year ended December 31, 1997. In 1997, the increase was primarily attributable to an increase in development fee revenue associated with a progress payment for a delivery of a version of HealthDesk Online for Diabetes. During 1996, the Company focused its efforts on the original development of HealthDesk Online and reduced its marketing and sales efforts relating to its original HealthDesk product.

         Product development costs decreased by 37.3% from $1,785,408 for the nine months ended September 30, 1997 to $1,119,503 for the nine months ended September 30, 1998. The decrease in product development costs was principally related to the hiring of full-time programming staff instead of using higher cost contractors. The decrease in product development costs was also due to the Company's re-negotiation of an existing content license agreement which resulted in reduced royalty costs of approximately $95,000 and the elimination of certain engineering and programmer positions as a result of the Company's restructuring that was announced in May 1998.

         Product development costs increased by 38.5% from $1,622,601 for the year ended December 31, 1996 to $2,248,018 for the year ended December 31, 1997. The increase in expenditures was principally related to the expansion of the programming staff and associated costs related to the development of HealthDesk Online version 2.0 and HealthDesk Online for Diabetes. To date, all product development costs have been expensed as incurred. The Company believes that significant investments in product development will be incurred to enhance the functionality of HealthDesk Online and increase the product line with new disease and lifestage modules.

         Sales and marketing costs decreased by 41.5% from $1,154,531 for the nine months ended September 30, 1997 to $675,668 for the nine months ended September 30, 1998. This decrease in sales and marketing costs resulted primarily from the reduction in headcount in connection with the Company's restructuring that was announced in May 1998.

         Sales and marketing costs increased by 16.4% from $1,222,183 for the year ended December 31, 1996 to $1,422,111 for the year ended December 31, 1997. This increase resulted primarily from the hiring of additional marketing personnel, associated collateral, travel and entertainment expenses in connection with the marketing of HealthDesk Online for Diabetes during the year ended December 31, 1997. The Company anticipates that sales and marketing costs will increase in future periods as the Company expands its marketing efforts.

         General and administrative costs decreased by 49.5% from $412,683 for the nine months ended September 30, 1997 to $208,265 for the nine months ended September 30, 1998. The decrease in general and administrative costs was primarily attributable to the reversal of certain professional fees over accruals and the reduction in personnel as a result of the Company's restructuring that was announced in May 1998

         General and administrative costs decreased by 25.8% from $681,993 for the year ended December 31, 1996 to $506,132 for the year ended December 31, 1997. This decrease was primarily attributable to a change in the allocation of resources to marketing and development activities in 1997 and the write-off of deferred offering costs of $118,113 in 1996 related to the Company's initial public offering.

         Other income (expense), net (including interest expense, interest income, amortization of discount and issuance costs and non-recurring restructuring costs) changed from expense of ($47,580) for the nine months ended September 30, 1997 to expense of ($171,134) for the nine months ended September 30, 1998. The increase in other expenses was primarily attributable to the fact that during the first nine months of 1998, the Company recorded non-recurring costs, which consisted principally of employee termination severance packages, of $220,697 associated with the Company's restructuring of its operations in May 1998.

         Other expense, net (including interest expense, interest income and amortization of discount and issuance cost) decreased by 97.5% from $916,102 for the year ended December 31, 1996 to $22,548 for the year ended December 31, 1997. This decrease was primarily attributable to amortization of the non-recurring bridge discount and deferred debt issuance costs of $884,227 in 1996 and $145,023 in 1997, and higher interest expense incurred in 1996 ($60,654 in 1996 as compared to $14,900 in 1997), offset primarily by higher interest income earned in 1997.

         As a result of the foregoing, the Company incurred a net loss of $2,118,712 for the nine months ended September 30, 1998 as compared to a net loss of $3,024,712 for the comparable period in 1997. The Company incurred a net loss of $3,817,247 for the year ended December 31, 1997, as compared to a net loss of $4,391,454 for the prior comparable year.

         Liquidity and Capital Resources

         At September 30, 1998, the Company had cash and cash equivalents of $715,264, as compared to $1,405,430 at December 31, 1997. During the first nine months of 1998, $2,363,872 of cash was used in operating activities, principally as a result of the $2,118,712 loss incurred in the first nine months of 1998. The decrease in accounts payable and accrued liabilities was attributable to the lower volume as a result of the Company's May 1998 restructuring. During the first nine months of 1997, $2,844,536 of cash was used in operating activities, principally as a result of the $3,024,712 loss incurred in the first nine months of 1997. The decrease in accounts payable and accrued liabilities, offset by the non-cash discount associated with the Company's bridge financing in October 1996 and prepaid expenses and deferred costs, was attributable to the non-recurring costs associated with the Company's initial public offering in January 1997. Working capital at September 30, 1998 was $1,024,086, as compared to $1,777,926 at Septmber 30, 1997.


         The Company's primary capital requirements will be to fund the development and commercialization of HealthDesk Online. The Company has historically financed its operations through the issuance of debt and equity securities.

         On February 25, 1998, the Company completed an $800,000 private placement. The placement consisted of the sale of 400,000 shares of Common Stock, at a price of $2.00 per share to two of the Company's existing shareholders.

         On April 13, 1998, the Company announced that with respect to its outstanding publicly traded warrants, it was reducing (i) the exercise price from $5.00 per share to $2.50 per share, and (ii) the call price for the warrants from $7.50 to $3.75.

         As of September 30, 1998, the Company had a total of 632 shares of Series B Preferred Stock issued and outstanding as a result of the following private placements. On March 31,

1998, two existing shareholders agreed to purchase 250 shares of the Company's Series B Preferred Stock for proceeds of $500,000. On May 13, 1998, the Company received the $500,000 proceeds. On June 30, 1998, three existing shareholders purchased 175 shares of the Company's Series B Preferred Stock for total proceeds of $350,000, of which $300,000 was received on June 30, 1998 and $50,000 was received on July 8, 1998. On August 14 and September 3, 17 and 25, 1998, the Company received aggregate proceeds of $412,500 in connection with the private placement of additional shares of Series B Preferred Stock to one existing shareholder and one new investor of the Company. The outstanding shares of Series B Preferred Stock are convertible, at any time, at the option of the holders into an aggregate of 2,525,000 shares of the Company's Common Stock. The shares of Series B Preferred Stock are subject to automatic conversion upon the closing of the contemplated Merger with MCIF or five years from the date of their issuance at a conversion price of $0.50 per share.

         In the event the Company is unable to sell its assets relating to its HealthDesk Online products, the Company expects to incur significant expenses in connection with its operations, including expenses associated with marketing and sales personnel and the research and development of product lines. However, the Company believes that it has working capital sufficient to meet its projected cash requirements through the end of 1998. The Company is actively seeking additional equity financing. There can be no assurance that the Company will be able to obtain public or private third-party sources of financing or, if obtained, that favorable terms for such financing would be obtained. In addition, given the trading history of the Company's Common Stock and Warrants since the initial public offering, there can be no assurance that the Company will be able to raise additional cash through public or private offerings of its Common Stock. There also can be no assurance that the Company's funding requirements will not increase significantly as a result of unforeseen circumstances or that the Company's cash used for operating activities will not increase. In the event the Company completes the proposed Merger with MCIF, the Company anticipates that its current operations will cease and it will assume the operations of MCIF.

         The Company's capital requirements relating to the development and commercialization of HealthDesk Online have been and will continue to be significant. Other than as described in this Proxy Statement, the Company has no material commitments for capital expenditures. For the period from August 28, 1992 (inception) to September 30, 1998, the Company had capital expenditures of approximately $1,116,121 relating primarily to purchases of servers, PCs and telecommunications equipment.

         Year 2000

         The Company is working to resolve the potential impact of the Year 2000 on the ability of the Company's computerized information systems to accurately process information that may be date-sensitive. Any of the Company's programs that recognize a date using "00" as the Year 1900 rather than the Year 2000 could result in errors or system failures. The Company utilizes a number of computer programs across its entire operation. The Company has not completed its assessment, but currently believes that costs of addressing this issue will not have a material adverse impact on the Company's financial position. However, if the Company and third parties upon which it relies are unable to address this issue in a timely manner, it could result in a material financial risk to the Company. The Company currently expects that its internal-use software application will be Year 2000 compliant by no later than January 1999. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and loss of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

Change in the Company's Accountants.

         PricewaterhouseCoopers LLP resigned as auditors of the Company as of August 12, 1998. In connection with the audit of the past two fiscal years ended December 31, 1996 and December 31, 1997, respectively, and through the date of dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the matter in their report. The report of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 1996 and December 31, 1997 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, scope, or accounting principle.

Description of the Company's Capital Stock.

         If the Charter Amendment is effected, the authorized capital stock the Company immediately prior to the Effective Time of the Merger will consist of 40,000,000 shares of Common Stock, and 3,000,000 shares of Preferred Stock. The current authorized capital stock of the Company consists of 17,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.

         Common Stock. As of _______, 1998, there were approximately ____ shares of the Company's Common Stock outstanding held by approximately ___ shareholders.

         Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of the Company's Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each holder of the Company's Common Stock is entitled to one vote for each share held of record by him or her and may not cumulate votes for the election of directors. In the event of a liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive all assets available for distribution to the shareholders, subject to any preferential rights of any Preferred Stock then outstanding. The holders of the Company's Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All outstanding shares of Common Stock are, and the shares to be issued in connection with the Merger will be, fully paid and nonassessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock which the Company has designated and issued and may designate and issue in the future.


         Preferred Stock. The Company is authorized to issue 3,000,000 shares of Preferred Stock. Of such shares, 750 shares have been designated Series B Preferred Stock, of which 632 shares were outstanding as of December
___, 1998. Such shares will automatically convert into shares of Common Stock upon the closing of the Merger. The remaining 2,999,250 shares may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price of the Common Stock.

         Warrants. The Company has issued Warrants to purchase an aggregate of 1,955,000 shares of Common Stock (the "Public Warrants"). Each Public Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $2.50, subject to adjustment in certain circumstances, at any time through and including January 16, 2002. The Public Warrants are redeemable by the Company, upon the consent of Whale Securities, the Company's underwriter (the "Underwriter"), upon notice of not less than thirty (30) days, at a price of $0.10 per Public Warrant, provided that the closing bid price of the Common Stock on all thirty (30) of the trading days ending on the third day prior to the day on which the Company gives notice has been at least one hundred fifty percent (150%) of the then effective exercise price of the Public Warrants. All holders of Public Warrants have exercise rights until the close of business on the date fixed for redemption.

         The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Public Warrants are subject to adjustments in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, such Public Warrants are not subject to adjustment for issuances of Common Stock at a price below the exercise price of the Warrants.

         No fractional shares will be issued upon exercise of the Public Warrants. However, if a holder of Public Warrants exercises all such warrants then owned of record by him or her, the Company will pay such warrantholder, in lieu of the issuance of any fractional shares which are otherwise issuable, an amount of cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

         In connection with its initial public offering, the Company agreed to grant to the Underwriter and its designees warrants (the "Underwriter's Warrants") to purchase up to 170,000 shares of Common Stock at a purchase price of $6.00 per share and/or up to 170,000 warrants (each to purchase one share of Common Stock at an exercise price of $8.25 per share) at a purchase price of $0.12 per share. The Underwriter's Warrants are exercisable during the five-year period commencing on January 16, 1997 (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants.

         Registration Rights. In addition to the Company's registration obligations with respect to the Common Stock issued by the Company in connection with the Merger, the Company has agreed to use its best efforts to have filed a registration statement covering all of the shares of Common Stock issuable upon exercise of the Public Warrants on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants. The Company has failed to maintain a current prospectus relating to the Public Warrants but believes such Public Warrants may be traded in accordance with Rule 144 of the Securities Act.

         Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriter's Warrants, at the Company's expense, to register the securities issuable upon exercise of the Underwriter's Warrants under the Securities Act of 1933, as amended (the "Securities Act") on one (1) occasion during the Warrant Exercise Term and to include such underlying securities in any appropriate registration statement which is filed by the Company during the seven (7) year period following January 16, 1997.

         Pursuant to the terms of a private placement in October 1996 (the "Bridge Financing"), the Company has agreed to use its best efforts to keep a registration statement effective with respect to the shares issued in connection with the Bridge Financing until the earlier of (i) the date that all of the shares included in such registration statement have been sold pursuant thereto and (ii) the date holders of such shares receive an opinion of counsel that the full amount of their shares may be freely sold by such holders. All registration expenses related to such shares will be paid by the Company. If the Company defaults in its obligations to maintain a registration statement effective or otherwise fails to comply with certain other registration rights obligations of the Bridge Financing, the Company may be obligated to issue up to an additional 100,000 shares of Common Stock to the investors who participated in the Bridge Financing. The Company has failed to maintain a current prospectus relating to the shares issued in connection with the Bridge Financing but believes such shares may be traded in accordance with Rule 144 of the Securities Act.

         In connection with the Merger, the Company has agreed to grant the MCIF Shareholders certain rights with respect to the registration of the HealthDesk Shares. Under these provisions, the MCIF Shareholders may request that the Company file up to one registration statement under the Securities Act with respect to at least fifty percent (50%) of the HealthDesk Shares. Upon receipt of such request, the Company is required to notify all other MCIF Shareholders and to effect as soon as possible such registration, such to certain conditions, including that the request must be received prior to the one year anniversary of the Closing of the Merger. Further, whenever the Company proposes to register any of its securities under the Securities Act for its own account or the account of other security holders, the Company is required to promptly notify the MCIF Shareholders of the proposed registration and include all HealthDesk Shares which such MCIF Shareholder may request be included in such registration, subject to certain limitations.

         In addition to the rights described above, certain holders (the "Holders") of Common Stock are entitled to certain rights with respect to the registration of such shares for offer and sale to the public under the Securities Act. Under these provisions, the Holders may request that the Company file up to one (1) registration statement under the Securities Act with respect to at least fifty percent (50%) of such Common Stock. Upon receipt of such request, the Company is required to notify all other Holders and to effect as soon as practicable such registration, such to certain conditions, including that the request must be received no later than December 31, 2000. Further, whenever the Company proposes to register any of its securities under the Securities Act for its own account or for the account of other security holders, the Company is required to promptly notify each holder of the proposed registration and include all Common Stock which such Holder may request be included in such registration, subject to certain limitations.

                           INFORMATION CONCERNING MCIF

MCIF's Business.

         MCIF is a healthcare consulting firm that provides a wide range of information technology ("IT") consulting and strategic and operations management consulting services to a broad cross-section of healthcare industry participants and healthcare information system vendors. MCIF uses its in-depth institutional knowledge and nationally deployed group of experienced consultants to help clients plan and execute business strategies.

         MCIF serves clients across a broad cross-section of the healthcare industry. From its founding in April 1997, through September 30, 1998,
MCIF provided services to over 31 healthcare clients on over 35 engagements. MCIF provides three principal types of services: (i) management services, which includes outsourcing, facility management and project management, (ii) technical services, which includes the development of applications, system maintenance and implementation and (iii) operations report cards which give CEO/CIO/CFO/CMO and other department heads a critical review of their systems in relation to marketplace norms and standards. This review covers costs, systems functions, performance, scope and user satisfaction. The report card also highlights strengths and weaknesses of systems, spending, compliance and staffing. MCIF believes that its long-term relationships, in-depth knowledge of its clients' needs and its broad range of services provide it with significant advantages over its competitors in marketing additional services and winning new engagements. MCIF's goal is to be the preferred, if not sole, provider of a broad range of services for each of its clients.

         MCIF was initially formed as a California limited liability company in April 1997 and was reorganized as a California corporation in July 1998.

Industry Background.

         General

         The United States healthcare industry is undergoing rapid, profound change. In recent years, healthcare expenditures have increased at approximately twice the rate of inflation and are expected to have exceeded $1.2 trillion in 1997, according to a Healthcare Financing Administration report on the healthcare industry. MCIF believes that the consolidation of healthcare systems and the aging of the U.S. population should result in continued dramatic change in the healthcare industry. Healthcare providers today face external and internal pressures to meet the competitive demands of the marketplace, comply with increasing government regulations and cope with the advent of managed care. These challenges, combined with increased demands on capital resources, are forcing healthcare providers to seek new ways to structure and manage their organizations and deliver services. In the past, the financial risk of healthcare delivery was absorbed principally by third-party payors, and providers did not focus on cost containment. Today, through managed care arrangements and provider capitation (under which providers are paid an annual fixed fee per individual to deliver all healthcare services required by that individual), the economic risk of healthcare delivery is shifting from payors to providers. In order to manage this risk, providers must enhance their understanding of treatment costs, variability of costs and cost control and must restructure their processes and organizations to enhance efficiency and accountability. Providers must achieve each of these objectives, while at the same time continuing to demonstrate increasing quality and consistency in healthcare delivery.

         The shifting of risk from payor to provider has also encouraged and accelerated consolidation among healthcare providers. In order to achieve economies of scale, operating efficiencies, and enhanced contracting capabilities, healthcare organizations such as hospitals, primary care and multi-specialty physician groups, laboratories, pharmacies, home health services and nursing homes are integrating horizontally and vertically to create integrated delivery networks ("IDNs"). The goal of IDNs is to deliver comprehensive healthcare in a cost-effective manner and accordingly, their success is dependent in part on effectively managing and delivering information to the caregivers. As industry consolidation and IDN formations create larger and increasingly far-reaching healthcare organizations, and as the demand for information services is increasingly required to cross multiple points of care, IDNs must place greater focus on information management and business process solutions to control costs, demonstrate quality, measure performance, predict outcomes and increase efficiency.

         Information Technology

         The increased demand for tools to collect, analyze and interpret clinical, operational and financial information rapidly, flexibly and in a technological framework that supports today's diverse healthcare environment is intensifying the reliance of the healthcare industry on IT solutions. As a result, the healthcare industry is rapidly increasing its spending for IT. Healthcare IT spending is being driven not only by the heightened need for better management information systems, but also continued price-performance improvements in hardware and software, the ability to develop increasingly user-friendly software applications and the emergence of better application development tools.

         The healthcare IT environment has grown increasingly complex, costly and burdensome as a result of the challenges of deploying new technology, maintaining older systems and meeting staffing requirements in a market with an insufficient pool of qualified IT professionals. At the same time, external economic factors have forced organizations to focus on core competencies and trim work forces. The Company believes that healthcare participants will continue to turn to outside consultants, external management of internal information systems and full outsourcing as a means of coping with the financial and technical demands of information systems management. MCIF believes this dynamic is also occurring across other industries as organizations look to external management and outsourcing of their information systems in order to remain focused on their core businesses.

         Consulting

         The changing business environment has also produced an evolving range of strategic and operating options for healthcare entities, many of which are unfamiliar to an industry that had long operated under a non-aligned, third party payor environment. In response, healthcare participants are formulating and implementing new strategies and tactics, including redesigning business processes and workflows, acquiring better technology and adopting or remodeling customer service and marketing programs. MCIF believes that healthcare participants will continue to turn to outside consultants to assist in this process for several reasons: the pace of change is eclipsing their own internal resources and capacity to identify, evaluate and implement the full range of options; consultants enable them to develop better solutions in shorter time frames; and purchasing consulting expertise can be more cost effective. By employing outside expertise, healthcare providers can often improve their ability to compete by more rapidly deploying new processes.

         The healthcare consulting industry is highly fragmented and consists primarily of: (i) larger systems integration firms, including the consulting divisions of the national accounting firms, which offer healthcare as one of their specialty areas; (ii) healthcare information systems vendors which focus on services relating to the software solutions they offer; (iii) healthcare consulting firms, many of whom focus on selected specialty areas, such as strategic planning or vendor-specific implementation; and (iv) large general management consulting firms that do not specialize in healthcare consulting and/or offer systems implementation. Increasingly, the competitive advantage in healthcare consulting will be gained by those consulting firms which (i) are able to marshal the necessary expertise and resources to offer comprehensive skill sets to clients; (ii) have the strength and consistency of advice along the entire service continuum (from strategy to selection to implementation);
(iii) offer the flexibility to meet the challenges of the rapidly changing healthcare and IT industries; and (iv) have the ability to recruit, educate and deploy a diverse set of personnel.

MCIF's Solution.

         MCIF uses its in-depth institutional knowledge of healthcare delivery systems and nationally deployed group of experienced consultants to help clients plan and execute business strategies. MCIF offers its clients a continuum of solutions, ranging from strategic planning and operations management consulting, to information system planning, implementation and integration, to interim management and outsourcing. For each client and engagement MCIF structures a project team that understands the complexities of the healthcare environment for that particular client and can concurrently address the management and technical ramifications of change and improvement. In structuring an engagement, MCIF does not impose any preordained program on its clients. Rather, utilizing the professional judgment derived from their years of experience, MCIF's consultants work in concert with each client to develop custom-tailored solutions. As each client relationship evolves, MCIF's professionals add their experiences to its knowledge and client resource databases and to collaboration with colleagues. This unified team approach helps to ensure high quality, consistent and geographically seamless client service.

         MCIF's services integrate many diverse facets and constituencies of the healthcare industry. Through its strategic consulting, MCIF brings together the healthcare and business relationships required to establish and maintain efficient and collaborative healthcare delivery networks. Through its operations management consulting, MCIF links the needs and optimizes the contributions of clinical, information and management personnel. MCIF's staff has in-depth knowledge and experience in clinical and physician-use systems. This experience dates back to 1968 and includes several systems. Through its value-added information systems implementation and integration consulting, MCIF forges a link between healthcare information systems vendors and their customers by helping each group maximize the potential of existing technology. MCIF also provides a bridge between existing and emerging technologies by supplying vendors with needed knowledge to develop innovations focused on the changing needs of the marketplace and by assisting healthcare industry participants to assess the relative merits and risks of selecting and implementing new technologies. This enables MCIF to help its clients take advantage of the opportunities presented by emerging technologies such as the internet and intranet, local and wide area communication networks, telemedicine and document imaging solutions.

         In addition, MCIF offers a flexible program of outsourcing services ranging from interim management to personnel acquisition and facilities management to total outsourcing. MCIF's outsourcing program enables healthcare providers to simplify their management agenda, improve their return on information systems investment and strengthen their technology management by ensuring client access to MCIF's skilled technical labor pool.

         To assist its clients in achieving the optimal strategic, operational and/or IT solution for their business needs, MCIF implements solutions that are unbiased toward specific organizations including hardware and software vendors. MCIF offers an objective assessment of the advantages and disadvantages of each particular strategic, operational and/or IT solution, including packaged software applications, platforms and operating systems. Through its unbiased solutions, MCIF can take a flexible approach to its clients' business problems and provide them with the best solution.

MCIF's Strategy.

         MCIF's goal is to become a leading outsourcing company that provides services to a cross section of healthcare market participants and healthcare information systems vendors. MCIF's strategy for achieving that goal includes the following key elements:

         Recruit Experienced Personnel. MCIF's objective is to continue to recruit experienced, highly skilled healthcare technology experts who are experienced in virtually all major healthcare software and hardware confirgurations in acute care, managed care, clinical and physician settings.

         Leverage Strategic Relationships. MCIF's founders, Bill W. Childs, and Garfield E. Thompson, each have extensive, long-term healthcare contacts in the industry. Bill Childs has been in the business of designing and building healthcare information systems for professional use since 1968. On September 21, 1998, David Koeller joined MCIF as its Chief Operating Officer. Mr. Koeller was formerly a Vice President with HBOC, a leading provider of systems to the healthcare industry and prior to that, was the President of CyCare, a leading provider of ambulatory and physician systems to the healthcare industry. MCIF seeks to leverage their experience to establish strategic relationships with various healthcare market participants. For example, MCIF recently began providing project management and technical services to Kaiser Permanente to develop interfaces between Kaiser's healthcare information systems and various laboratory equipment operating at Kaiser Laboratories throughout Southern California. MCIF has also contracted with two hospitals in Hawaii for implementation of multiple systems and outsources several hospital data processing departments in Southern California.

Services.

         MCIF offers its clients comprehensive healthcare consulting services, from visioning, to strategy, to selection of appropriate solutions, to implementation, on-going management and outsourcing. MCIF offers custom-tailored solutions based on an assessment of each client's needs. MCIF offers services in the following broadly defined categories:

         Information Technology Consulting. MCIF provides high quality services in developing long term IT strategy through selection of technology and products, systems implementation, integration and management, and contract negotiation. While MCIF's consultants have a wide variety of skills, the majority have concentrated capabilities in the IT area. This expertise is derived from a combination of work for MCIF clients as well as experience gained prior to joining MCIF and includes evaluation, implementation, operational or other experience with one or more established and emerging healthcare information systems or technologies offered by over 100 information system vendors.

         Management Consulting. MCIF's management consulting services include focus areas such as strategic planning, analysis of current industry and competitive conditions, integration services, formation of physician-hospital alliances, mergers and affiliations, multi-specialty group practice formation, facility planning, practice valuations and acquisitions, IDN formation, financial advice and establishment of managed care organizations.

         Information Technology Outsourcing. MCIF enables healthcare providers to simplify their management agenda, improve their return on information systems investment and strengthen their technology management by ensuring client access to MCIF's skilled labor pool. MCIF's outsourcing program offers the client an array of services, functions and economic elements which can be tailored to the specific client program/agenda, including IT management, IT planning and budgeting, applications support, applications implementation, IT operations, network and financial management and risk sharing.

         Operations Consulting. MCIF provides business process workflows and operations improvement as methods to help clients eliminate organizational redundancy, reduce cost and implement changes in the areas of patient care, post-acute care, administrative services, clinical resource allocation, quality management, finance, physician support and nursing. MCIF can provide executive and staff education, interim management and operational assistance.

         Set forth below is a list of the healthcare consulting services and skills offered by MCIF:


             CATEGORY                                        DESCRIPTION OF SERVICES
             --------                                        -----------------------
INFORMATION TECHNOLOGY CONSULTING              Strategic information system planning, budgeting,
                                               development and implementation
                                               Systems and departmental audits
                                               and assessments Interim
                                               management and facilities
                                               management Legacy system
                                               maximization System
                                               implementation and integration,
                                               including products of SMS,
                                               Cerner, HBOC, MEDITECH and others
                                               Network and client-server
                                               planning and design

STRATEGIC AND OPERATIONS                       Strategic and tactical planning
MANAGEMENT                                     CONSULTING Re-engineering and
                                               business process improvement and
                                               redesign Project management
                                               Decision Support and Executive
                                               Information Systems (DSS/EIS)

OUTSOURCING                                    IT planning, budgeting and management
                                               Operations and management staffing and resources
                                               Project management
                                               Applications implementation

FINANCIAL CONSULTING                           Revenue enhancement
                                               Business office review

CLINICAL CONSULTING                            Clinical systems implementation
                                               Clinical workflow analysis and
                                               re-engineering Information
                                               systems selection and
                                               implementation Interim management
                                               Departmental operations analysis

AMBULATORY PRACTICE                            Ambulatory care strategic planning
MANAGEMENT CONSULTING                          Operations assessment and re-engineering
                                               Systems selection and implementation
                                               Practice revenue analysis
                                               Facilities management


                                               Integration strategies

PHYSICIAN SERVICES                             Primary care network development
                                               Multi-specialty group practice formation
                                               Financial modeling, budgeting and financial
                                               performance improvement
                                               Managed care and market research

Employees.

         MCIF believes that one of its key strengths lies in its ability to attract, develop, motivate and retain a talented, creative and highly skilled work force of senior-level professionals who are specialists in one or more areas of healthcare and/or information technology. MCIF's consultants are highly experienced, many of whom have established their credentials as healthcare executives and senior management of healthcare entities, business office managers, medical records administrators, nurse administrators, nurses, laboratory technicians, physician assistants, medical technologists, physicians, hospital admissions directors, and information management and information systems technical personnel. As of August 31, 1998, MCIF employed over 38 employees, over 32 of whom were consultants. In addition, MCIF has employed 15 independent contractors.

Sales and Marketing.

         MCIF's business development efforts are based upon a highly organized, company-wide, consistent approach. All personnel are trained and reinforced in MCIF's marketing methods and philosophy, and are encouraged to identify, develop and pursue client service opportunities. MCIF's marketing efforts are directed by senior management. The strategic service group leaders focus on client development strategies, geographic market penetration and cross-selling clients. Business development is an integral part of the formal responsibilities at all levels of MCIF's management and MCIF sets business development goals on both a departmental and individual basis.

         MCIF's business development efforts focus primarily on identifying key decision makers in the healthcare industry, determining the value to be provided to each potential client and then managing the sales process to completion. At any given time, numerous MCIF professionals are active in the development of business from either a new or existing client, and the client resource database enables all MCIF personnel to access up-to-date information on MCIF's efforts with respect to a client or client prospect, identifies other MCIF contacts with that client, and highlights the particular needs expressed by the client to date.

         In addition, MCIF relies upon its reputation in the marketplace, the personal contacts and networking of MCIF's professionals, direct industry marketing programs, trade shows, and the industry presence maintained by MCIF professionals to enhance its business development efforts. MCIF's marketing efforts are enhanced by its presence within the healthcare industry by virtue of its employees' speaking engagements and publications on topics affecting healthcare. MCIF's views on a wide range of healthcare and IT topics are frequently solicited and quoted for articles in major industry journals and books. MCIF's healthcare consultants have been published extensively on current and emerging topics in healthcare information and management and have participated in external speaking engagements and presentations to industry associations and client audiences across the nation.

         MCIF provides a compensation system designed to foster an active focus at all levels within the organization on growth and business development from a company-wide perspective. Managers and other middle management earn incentive compensation based on group and company-wide performance goals. Senior management earns incentive-based compensation based on company-wide performance goals.

Competition.

         The market for MCIF's services is highly fragmented, highly competitive and is subject to rapid change. MCIF believes that it currently competes principally with systems integration firms, national consulting firms, including the consulting divisions of the national accounting firms, information system vendors, service groups of computer equipment companies, facilities management companies, general management consulting firms and regional and specialty consulting firms. Many of MCIF's competitors have significantly greater financial, technical and marketing resources than MCIF, generate greater revenues and have greater name recognition than MCIF. Moreover, those competitors that sell or license their own software may in the future attempt to limit or eliminate the use of third party consultants, such as MCIF, to implement and/or customize such software. In addition, vendors whose systems may enjoy wide market acceptance and large market share could enter into exclusive or restrictive agreements with other consulting firms which could eliminate or substantially reduce MCIF's implementation work for those systems. There are relatively low barriers to entry into MCIF's markets, and MCIF has faced and expects to continue to face additional competition from new entrants into its markets. In addition, combinations and consolidations in the consulting industry will give rise to larger competitors, whose relative strengths are impossible to predict. MCIF also competes with its clients' internal resources, particularly where these resources represent a fixed cost to the client. This internal client competition may heighten as consolidation of healthcare providers creates organizations large enough to support internal information management capabilities.

         MCIF believes that the principal competitive factors in its market include reputation, highly experienced workforce, industry expertise, full array of offerings, project management expertise, vendor neutrality, price, quality of service, responsiveness and speed of implementation and delivery. There can be no assurance that MCIF will be able to compete effectively on pricing or other requirements with current and future competitors or that competitive pressures faced by MCIF will not cause MCIF's revenue or operating margins to decline or otherwise materially adversely affect its business, financial condition and results of operations.

Intellectual Property and other Proprietary Rights.

         MCIF's success is in part dependent upon its proprietary internal information and communications systems, databases, tools and the methods and procedures that it has developed specifically to serve its clients. MCIF has no patents; consequently, it relies on a combination of non-disclosure and other contractual arrangements and copyright, trademark and trade secret laws to protect its proprietary systems, information, and procedures. There can be no assurance that the steps taken by MCIF to protect its proprietary rights will be adequate to prevent misappropriation of such rights or that MCIF will be able to detect unauthorized use and take appropriate steps to enforce its proprietary rights. MCIF believes that its systems and procedures and other proprietary rights do not infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against MCIF in the future or that any such claims will not require MCIF to enter into materially adverse license arrangements or result in protracted and costly litigation, regardless of the merits.


Management's Discussion and Analysis of Financial Condition and Results of Operations

         MCIF was formed as a limited liability company in April 1997. The members originally capitalized MCIF with aggregate contributions of $70,000. In June 1998, MCIF was converted into a California corporation and the members' initial contributions were converted to shares of common stock of MCIF. For 1997, results of operations include the period from April 14, 1997 (inception) through December 31, 1997 (the "1997 Period"). Results of operations for 1998 are for the nine month period ended September 30, 1998. Since these two periods are approximately of the same length of time, they are the most comparable periods of time. For the period from April 14, 1997 (inception) to December 31, 1997, MCIF incurred a loss of $162,389. For the nine month period ended September 30, 1998, MCIF incurred a loss of $34,136.

Results of Operations

         Revenue, which consists primarily of information system consulting and outsourcing to the healthcare industry, increased from $681,332 for the 1997 Period to $2,306,099 for the nine months ended September 30, 1998. The increase was primarily attributable to an increase in new contracts and expanded services pursuant to existing contracts.

         Direct expenses increased from $261,618 for the 1997 Period to $1,486,578 for the nine month period ended September 30, 1998. The increase was primarily a result of the increase in new business and expanded services pursuant to existing contracts. Direct expenses consists primarily of salaries and wages and subcontractor fees (consultants). The number of consultants engaged by MCIF increased from 14 at December 31, 1997 to 44_at September 30, 1998.

         Operating expenses increased from $580,506 for the 1997 Period to $849,857 for the nine months ended September 30, 1998. The increase was primarily attributable to the increase in MCIF's revenues during the same period and the need to hire additional corporate officers to manage a larger and potentially public organization. The corporate staff increased from 4 at December 31, 1997 to 8 at September 30, 1998 and includes the hiring of a new President/Chief Operating Officer and a Senior Vice President/Chief Financial Officer.

Liquidity and Capital Resources

         At September 30, 1998, MCIF had cash and cash equivalents of $24,511 as compared to $0 at December 31, 1997. During 1998, approximately $212,000 was used in operating activities, principally as a result of the expanding business base and hiring of additional personnel. Increases in accounts receivables and payables were a result of an increased number of business contracts for MCIF.

         From August 1998 through November 1998, MCIF has borrowed an aggregate of $500,000 from the Company. In addition, MCIF expects to borrow an additional $150,000 from the Company prior to the consummation of the Merger. Upon conusmmation of the merger, these loans will be deemed to be repaid.

         MCIF's capital requirements depend on numerous factors, including the completion of the Merger. MCIF has experienced or will experience a substantial increase in capital expenditures, primarily for computer equipment and office furniture, since its inception consistent with the growth in MCIF's operations and staffing, and anticipates that this will continue in the near future. In addition, MCIF expects to evaluate acquisitions of and investments in businesses providing related services to the healthcare industry. Assuming consummation of the Merger, MCIF currently anticipates that its available funds will be sufficient to meet its anticipated needs for working capital through March 31, 1999.

         MCIF is in the process of working with its software vendors to ensure that its systems are prepared for the year 2000. In addition, MCIF is working with its external suppliers and service providers to ensure that they and their systems will be able to support the Company's needs in preparation for the year 2000. Management for MCIF does not anticipate that MCIF will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problems of either MCIF, its vendors or customers could have a material adverse effect on MCIF's business, results of operations and financial condition.

Unaudited Pro Forma Combined Financial Statements.

         The accompanying pro forma condensed financial statements illustrate the effect to the Asset Sale to PATI and the Merger with MCIF on the Company's financial position and results of operations. The pro forma condensed balance sheet as of September 30, 1998 is based on the historical balance sheet of the Company and MCIF as of that date. The pro forma condensed statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 are based on the historical statements of operations of the Company for those periods and the historical statements of operations of MCIF for the period from April 1, 1997 (inception) to December 31, 1997 and the nine months ended September 30, 1998. The pro forma condensed statements of operations assume the Asset Sale and the Merger took place on January 1, 1997 and 1998.

         The pro forma condensed financial statements are not intended to be indicative of the financial position or results of operations which actually would have been realized had the Asset Sale and Merger occurred at the times assumed, nor of the future results of operations of the combined entities. The accompanying pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes of the Company and MCIF.

                       Pro Forma Condensed Balance Sheets
                                   (unaudited)



                                                                 September 30, 1998
                                         ------------------------------------------------------------------
                                                                             Pro Forma          Pro Forma
                                          The Company         MCIF          Adjustments          Combined
                                         -------------    ------------     --------------      ------------
Assets
   Cash and cash equivalents ........    $    715,264     $     24,511          654,920(1)     $  1,394,695
   Accounts receivable ..............                          642,575                              642,575
   Other current assets .............         491,877            1,724         (353,010)(3)          34,647
                                                                               (105,944)(1)
                                         ------------     ------------                         ------------
     Total current assets ...........       1,207,141          668,810                            2,071,917
   Property and equipment, net ......         284,129            3,621         (112,845)(1)         174,905
   Goodwill .........................              --               --        3,069,406(2)        3,069,406
   Other assets .....................         109,249           18,307          (90,266)(2)          18,307
                                                                                (18,983)(1)
                                         ------------     ------------                         ------------
     Total assets ...................    $  1,600,519     $    690,738                         $  5,334,535
                                         ============     ============                         ============
Liabilities and Shareholders' Equity/
   (Deficit)
   Accounts payable and accrued
     liabilities ....................    $    183,055     $    117,719           (3,010)(3)    $    319,364
                                                                                 30,000(2)
                                                                                (25,000)(1)
                                                                                 16,600(1)
   Loans Payable ....................              --          452,000         (350,000)(3)         102,000
   Other current liabilities ........              --          247,544                              247,544
                                         ------------     ------------                         ------------
     Total liabilities ..............         183,055          817,263                              668,908
                                         ------------     ------------                         ------------

Shareholders' equity/(deficit)
   Convertible preferred stock ......       1,248,673               --       (1,248,673)(4)            --
   Common stock .....................      12,257,505           70,000          (70,000)(2)      16,403,793
                                                                                 75,000(1)
                                                                              2,822,615(2)
                                                                              1,248,673(4)
   Warrants .........................         195,687               --                              195,687
   Accumulated deficit ..............     (12,284,401)        (196,525)         350,548(1)      (11,933,853)
                                                                                196,525(2)
                                         ------------     ------------                         ------------
Total shareholders' equity/(deficit)        1,417,464         (126,525)                           4,665,627
                                         ------------     ------------                         ------------
     Total liabilities and
       shareholders' equity (deficit)    $  1,600,519     $    690,738                         $  5,334,535
                                         ============     ============                         ============

                  Pro Forma Condensed Statements of Operations
                                   (unaudited)


                                                                 Year Ended December 31, 1997
                                          ------------------------------------------------------------------------
                                                                                    Pro Forma           Pro Forma
                                           The Company             MCIF            Adjustments          Combined
                                          -------------       -------------        -------------     -------------
Total revenue.......................      $     382,362       $     681,332     $     (382,362)(6)   $     681,332
Direct Expenses.....................                 --             261,618                                261,618
                                          -------------       -------------                          -------------
Gross Profit........................            382,362             419,714                                419,714
Operating expenses:
   Product development..............          2,248,018                  --         (2,248,018)(6)              --
   Sales and marketing..............          1,422,111                  --         (1,422,111)(6)              --
   General and administrative.......            506,132             580,506                              1,086,638
   Amortization of goodwill.........                 --                  --            328,865(5)          328,865
                                          -------------       -------------                          -------------
Loss from operations................         (3,793,899)           (160,792)                              (995,789)
   Interest income..................            137,375                  --                                137,375
   Interest expense.................            (14,900)             (1,597)                               (16,497)
   Amortization of discount and
     issuance costs associated with
     bridge financing...............           (145,023)                 --                               (145,023)
                                          -------------       -------------                          -------------
Loss from continuing operations before
   income taxes ....................         (3,816,447)           (162,389)                            (1,019,934)
Provision for income taxes                          800                  --                                    800
                                          -------------       -------------                          -------------
Loss from continuing operations.....      $  (3,817,247)      $    (162,389)                         $  (1,020,734)
                                          =============       =============                          =============

Loss per share information (7)            $       (0.73)                                             $       (0.09)
                                          =============                                              =============
Basic and diluted loss per
   share from continuing operations.

Weighted average number of shares of
   common stock, basic and diluted..          5,212,060                                                 11,292,370
                                          =============                                              =============



                  Pro Forma Condensed Statements of Operations
                                   (unaudited)

                                                             Nine Months Ended September 30, 1998
                                          -------------------------------------------------------------------------
                                                                                    Pro Forma           Pro Forma
                                            The Company            MCIF            Adjustments          Combined
                                          -------------       -------------                          -------------
Total revenue.......................      $      56,458       $   2,306,099      $     (56,458)(6)   $   2,306,099
Direct Expenses.....................                 --           1,486,578                              1,486,578
                                          -------------       -------------                          -------------
Gross Profit........................             56,458             819,521                                819,521
Operating expenses:
   Product development..............          1,119,503                  --         (1,119,503)(6)              --
   Sales and marketing..............            675,668                  --           (675,668)(6)              --
   General and administrative.......            208,265             849,857                              1,058,122
   Amortization of goodwill.........                 --                  --            328,865(5)          328,865
   Non-recurring restructuring costs            220,697                  --                                220,697
                                          -------------       -------------                          -------------
Income/(loss) from operations.......         (2,167,675)            (30,336)                              (788,163)
   Interest income..................             49,563                  --                                 49,563
                                          -------------       -------------                          -------------
Income/(loss) from continuing
   operations before income taxes ..         (2,118,112)            (30,336)                              (738,600)
Provision for income taxes..........                600               3,800                                  4,400
                                          -------------       -------------                          -------------
Income/(loss) from continuing
   operations.......................      $  (2,118,712)      $     (34,136)                         $    (743,000)
                                          =============       =============                          =============
Loss per share information (7):
Basic and diluted loss per share from
   continuing operations............      $       (0.37)                                             $       (0.05)
                                          =============                                              =============
Weighted average number of shares of
   common stock, basic and diluted..          5,717,570                                                 14,007,523
                                          =============                                              =============

(1)  Gives effect to:
     Sale to Patient Infosystems of:
         Cash received from the sale of assets and equipment                             $     654,920
         Prepaid and other current assets                                                     (105,944)
         Other assets                                                                          (18,983)
         Net book value of the equipment, software and furniture sale                         (112,845)
         Accrued liabilities paid by the Company                                               (16,600)
         Reversal of Patient Info Systems licensing fee                                         25,000
         Issuance of 150,000 shares of Common Stock to MIIX as part of the asset sale          (75,000)
                  Gain on sale to Patient Infosystems                                    $     350,548

(2)  Gives effect to:
     Issuance of 5,645,230 shares of  Common Stock  at $0.50 per share to MCIF as
     a result of the merger                                                               $  2,822,615
     Accrual of merger related expenses                                                         30,000
     Elimination of MCIF equity                                                                (70,000)
     MCIF deficit                                                                              196,525
     Deferred merger costs                                                                      90,266
         Goodwill                                                                          $ 3,069,406

     The historical cost of MCIF's assets and liabilities are approximately the same as their fair value.


(3)  The elimination of inter-company loans and related interest.

(4) Gives effect to the conversion of all outstanding shares of Series B Preferred Stock into 2,525,000 shares of Common Stock upon the consummation of the merger.

(5) Goodwill is estimated to have a useful life of seven years and is amortized using the straight-line method. This Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 reflects nine-month amortization for those periods 1997 and 1998 respectively.

(6) Gives effect to the capitalized asset sale as if it had taken place January 1, 1997 and 1998, which the Company's current operation is assumed to be discontinued. The reduction in depreciation expense as a result of the asset sold is immaterial.

(7) Pro forma loss per share from continuing operations is based on the weighted average number of shares of Common Stock outstanding during the periods after giving pro forma effect to the conversion of the Company's outstanding Series B Preferred Stock to Common Stock and the issuance of Common Stock to MCIF and MIIX in connection with the merger as of April 1, 1997 and January 1, 1998. Options and warrants to purchase common stock were excluded in the calculation of the pro forma loss per share, as their effect would be antidilutive.

                       PROPOSAL NO. 3 - CHARTER AMENDMENT


         Under California law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Articles of Incorporation. The Articles of Incorporation currently authorize the issuance by the Company of up to 17,000,000 shares of Common Stock, no par value, and 3,000,000 shares of Preferred Stock. As of December ___,
1998, 5,792,845 shares of the Company's Common Stock were issued and outstanding, 406,396 unissued shares of Common Stock were reserved for issuance under the Company's stock option plans, 2,525,000 unissued shares of Common Stock were reserved for issuance upon conversion of outstanding Series B Preferred Stock, a total of 1,955,000 shares of Common Stock were reserved for issuance upon exercise of outstanding publicly traded convertible warrants and a total of 340,000 shares of Common Stock were reserved which may be issuable upon exercise of warrants for the purchase of 340,000 shares of the Company's Common Stock, leaving less than 5,640,759 shares of Common Stock unissued and unreserved. To ensure sufficient shares of Common Stock will be available for issuance by the Company, the Board of Directors, effective July 29, 1998, unanimously approved, subject to shareholder approval, the Charter Amendment to increase the number of shares of such Common Stock authorized for issuance from 17,000,000 to 40,000,000. In addition, by adopting the Charter Amendment, the Company intends to incorporate the rights, preferences, privileges and restrictions of the Company's Series B Preferred Stock, currently set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock of the Company, filed with the Secretary of State of the State of California on May 13, 1998, and as amended by the Certificate of Amendment of the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock of the Company, filed with the Secretary of State of the State of California on July 7, 1998. Attached hereto as Annex V is a copy of the Charter Amendment.


         Purpose and Effect of the Charter Amendment.

         The principal purpose of the Charter Amendment is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to issue additional shares to raise additional capital, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to permit future stock dividends or stock splits, or to provide equity incentives to employees and officers. In particular, the Company currently believes that it may be required to issue Common Stock or securities convertible into or exercisable for Common Stock in order to raise additional capital to finance operations and transactions during the next several months. However, there can be no assurance that the Company will be successful at raising additional capital. Nevertheless, the Company's Board of Directors believes it is prudent to increase the number of authorized shares of Common Stock at this time in order to avoid the expense and delay in seeking shareholder approval at another special shareholders' meeting held at a later date (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) and to provide flexibility with respect to the above-mentioned matters.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The current holders of Common Stock have no preemptive rights.

         The increase in the authorized number of shares of Common Stock, and the subsequent issuance of such shares, could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Currently, the rules of the Nasdaq SmallCap Market, on which the Company's Common Stock is listed, prohibit the Company from issuing shares of its Common Stock without shareholder approval for such issuance, if the issuance, among other things, (i) would result in a change of control of the Company, (ii) in connection with an acquisition of the stock or assets of another company, would result in the newly issued stock having voting power equal to or in excess of 20% of the voting power outstanding before the issuance or (iii) in connection with a transaction other than a public offering, is at a price less than the greater of book or market value and equals 20% or more of the voting power outstanding before the issuance. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and Preferred Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

         The additional shares of Common Stock to be authorized pursuant to the proposed amendment and restatement will have no par value per share and be of the same class of Common Stock as is currently authorized under the Articles of Incorporation. There are no outstanding preemptive rights relating to such additional shares of Common Stock and the Board of Directors has no plans to grant such rights with respect to any such shares.

         The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

         Vote Required and Board of Directors' Recommendation.

         The affirmative vote of a majority of the outstanding shares of Common Stock and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock are required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Special Meeting of Shareholders. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT.

                       PROPOSAL NO. 4 - OPTION AMENDMENTS

         As of _____________, 1998, only 438,359 shares remained available for future option grants under the Company's 1994 Stock Option Plan (the "Option Plan"), which amount the Board of Directors believes to be insufficient to satisfy the Company's anticipated equity incentive objectives. Accordingly, in July 1998, the Board of Directors approved, subject to shareholder approval, the reservation of an additional 2,155,245 shares for issuance under the Option Plan.

         The Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers which may be deductible as an expense for federal income tax purposes. To enable the Company to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with options granted under the Option Plan, the Board of Directors has amended the Option Plan, subject to shareholder approval, to limit to 500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year (the "Grant Limit").

         The shareholders are now being asked to approve the increase from 844,755 to 3,000,000 in the maximum aggregate number of shares that may be issued under the Option Plan and the establishment of the Grant Limit. The Board of Directors believes that approval of the Option Amendments is in the best interests of the Company and its shareholders because the availability of an adequate stock option program is an important factor in attracting, motivating and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders.

Description of the Option Plan

         The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is attached hereto as Annex VI.

         General. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonstatutory stock options. As of ___________, 1998, options to purchase 105,245 shares of Common Stock granted pursuant to the Option Plan had been exercised, options to purchase an aggregate of 406,396 shares were outstanding, and 2,488,359 shares of Common Stock remained available for future grants under the Option Plan, provided that the shareholders approve the increase in the number of shares authorized under the Option Plan approved by the Board of Directors in July 1998.

         Shares Subject to Plan. The Board has amended the Option Plan, subject to shareholder approval, to increase by 2,155,245 the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock issuable thereunder to an aggregate of 3,000,000. In the event of any stock dividend, stock split, recapitalization, combination, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the Option Plan and become available for future grant.

         Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of exercisability of each option and the vesting of the shares acquired, the maximum term of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

         Eligibility. All employees (including directors who are employees), non-employee directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. As of September 30, 1998, the Company had three employees, including 1 executive officer and 5 directors. Any person eligible under the Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options, and any officer of the Company may not acquire shares of Common Stock under the Option Plan in excess of 25% of the total share reserve available for issuance under the Option Plan. In addition, subject to shareholder approval, no employee may be granted, in any fiscal year, options under the Option Plan for more shares than the Grant Limit.


         Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an incentive stock option and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On December __, 1998, the closing price of a share of the Company's Common Stock was $________, as reported on the Nasdaq SmallCap Market.


         The exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note (to the extent permitted by the Board), or by any combination of these.

         Options granted under the Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the Company's right to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an option granted under the Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Shareholder may not have a term longer than five years.

         Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         Corporate Transaction. The Option Plan provides that in the event of
(i) a merger or consolidation to which the Company is a party, or (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company, wherein the shareholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred, the successor corporation or parent corporation thereof may assume the options outstanding under the Option Plan. To the extent that the options outstanding under the Option Plan are not assumed or exercised prior to such event, they will terminate.

         Amendment or Modification. The Option Plan currently provides that, unless sooner terminated, no stock options may be granted under the Option Plan after June 2004. The Board may amend or modify the Option Plan at any time, but, without shareholder approval, the Board may not (i) materially modify the class of individuals eligible for participation, (ii) increase the number of shares available for issuance, except in the event of certain changes to the Company's capital structure, (iii) materially increase the benefits accruing to optionees under the Option Plan, or (iv) extend the term of the Option Plan. No amendment or modification of the Option Plan may adversely affect an outstanding option without the consent of the optionee.

Summary of Federal Income Tax Consequences of the Option Plan.

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

         The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

New Plan Benefits and Additional Information.

         The future grant of options under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan. The numbers of shares of Common Stock subject to options granted under the Option Plan to certain persons during the year ended December 31, 1997 are as follows: Messrs. Brandt and Zieg were granted options to purchase 50,000 shares and 60,000 shares, respectively; all current executive officers as a group were granted options to purchase an aggregate of 110,000 shares; and all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 100,350 shares. During such fiscal year, no options were granted under the Option Plan to (i) any current directors who are not executive officers, or (ii) any associates of any current directors who are not executive officers or of any executive officers, and no person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Option Plan during that period.

Vote Required and Board of Directors' Recommendation.

         The affirmative vote of a majority of the votes cast on the proposal at the Special Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares entitled to vote, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION AMENDMENTS.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of October 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to own more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) the individual who served as the Chief Executive Officer of the Company in 1997, and the other three highest compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.



                                                                                     Shares Owned (2)
                                                                       ------------------------------------------
Name and Address of
Beneficial Owner (1)                                                   Number of Shares       Percentage of Class
---------------------------------------------------------------        ----------------       -------------------
Joseph R. Dunham II (3).....................................                  60,000                     *
Terry M. Brandt (4).........................................                  50,000                     *
Gerald W. Zieg (5)..........................................                  60,000                     *
John Pappajohn (6)..........................................               2,260,000                  27.7%
Edgewater Private Equity Fund II, L.P.
666 Grand Avenue, Suite 200
Des Moines, Iowa  50309 ....................................               2,036,000                  25.0%
James A. Gordon (7).........................................               2,036,000                  25.0%
Dr. Joseph Rudick, Jr.
150 Broadway
New York, New York  10038 (8)...............................                 319,000                   3.9%
Molly C. Coye, MD (9).......................................                  77,400                     *
Timothy S. Yamauchi (10)....................................                  40,326                     *
David Koeller (11)..........................................                 700,000                   8.0%
All officers and directors as a group
(ten persons) (12)..........................................               5,727,726                  65.6%

---------------------
*      Represents less than 1%.
(1) Except as otherwise indicated, the address for each beneficial owner identified is c/o HealthDesk Corporation, 2560 Ninth Street, Suite 220, Berkeley, California 94710.

(2) Unless otherwise indicated, the Company believes that all persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of shares of Common Stock that can be acquired by such person within 60 days from October
       31, 1998, upon the exercise of options or convertible securities. Each beneficial owner's percentage ownership is based on 5,792,845 shares of Common Stock outstanding as of October 31, 1998 and is determined by assuming that convertible securities and options that are held by such person (but not those held by any other person) and which are exercisable within such period have been exercised.

(3) Mr. Dunham was nominated by the Board as a director of the Company on April 21, 1998. Includes immediately exercisable options to purchase 50,000 shares.

(4)    Represents immediately exercisable options to purchase 50,000 shares.
(5) Represents immediately exercisable options to purchase 60,000 shares, of which, 50,000 shares were granted on May 21, 1997, replacing an option to purchase 50,000 shares that was granted on December 2, 1996. Option to purchase 50,000 shares was canceled in connection with the repricing.
(6) Includes immediately exercisable options to purchase 10,000 shares. Includes 200 shares of Series B Preferred Stock convertible into 800,000 shares of Common Stock.
(7) Includes 1,236,000 shares of Common Stock held by Edgewater Private Equity Fund II, L.P. and 200 shares of Series B Preferred Stock convertible into 800,000 shares of Common Stock. Mr. Gordon may be deemed to be the beneficial owner of such shares. Excludes 30,000 shares of Common Stock held by Laura Gordon 1985 Trust over which Mr. Gordon has voting power but no pecuniary interest. Mr. Gordon disclaims beneficial ownership of such 30,000 shares.
(8) Includes immediately exercisable options to purchase 24,000 shares and 25 shares of Series B Preferred Stock convertible into 100,000 shares of Common Stock.

(9)    Includes immediately exercisable options to purchase 77,400 shares.
(10) Represents immediately exercisable options to purchase 40,326 shares. Mr. Yamauchi resigned from the Company on June 1, 1998.
(11) Represents 175 shares of Series B Preferred Stock convertible into 700,000 shares of Common Stock.
(12)   Includes immediately exercisable options to purchase 311,726 shares.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1997, 1996 and 1995:


                           SUMMARY COMPENSATION TABLE

                                                                                                       Long-Term
                                                                                                     Compensation
                                                  Annual Compensation            Other Annual         Securities
Name and Principal Position         Year        Salary           Bonus           Compensation      Underlying Option
---------------------------------  -----      ---------         --------         ------------      -----------------
  Joseph R. Dunham II (1)Director   1998            --                --               --                50,000

Terry M. Brandt (2)
  Chief Technology Officer .......  1997      $ 98,958                --               --                50,000

Gerald W. Zieg (3)
  Senior Vice President of          1997      $ 90,000                --          $25,000 (4)            10,000
  Sales and Marketing ............  1996     $   7,500                --         $  2,083 (5)            50,000

  Peter S. O'Donnell (6)Former
  President, Chief Executive        1997      $163,200           $20,000 (7)           --                    --
  Officer and Chairman of the       1996      $161,067           $26,667               --                    --
  Board ..........................  1995      $ 53,033           $13,333          $79,699 (8)           100,000

Timothy S. Yamauchi (9)             1997      $110,000                --               --                    --
  Former Chief Financial Officer,   1996      $101,141           $20,000               --                    --
  Secretary and Treasurer ........  1995      $ 26,258                --               --                60,000

--------------------------

(1)    Mr. Dunham joined the Company in April 1998.
(2)    Mr. Brandt joined the Company in March 1997.
(3)    Mr. Zieg joined the Company in December 1996.
(4)    Represents annual commission of $25,000.
(5)    Represents commission of $2,083 for the month of December 1996.
(6) Mr. O'Donnell joined the Company in September 1995. Mr. O'Donnell resigned from the Company on May 22, 1998.
(7)    Represents payment of deferred 1996 year end bonus.
(8) Represents consulting fees of $63,699 from May to September 1995 and relocation costs.
(9) Mr. Yamauchi joined the Company in September 1995. Mr. Yamauchi resigned from the Company on June 1, 1998.

                             OPTIONS GRANTED IN 1997

         During the year ended December 31, 1997, the Company granted options to purchase the Company's Common Stock to the Named Executive Officers as set forth below:


                        Individual Grants in Fiscal 1997

                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                          Percent of Total                                       Annual Rates of Stock
                                           Options Granted                                      Price Appreciation for
                                Options    to Employees in      Exercise      Expiration Date         Option Term
            Name                Granted      Fiscal Year         Price          Date (Year)          5%          10%
---------------------------    --------   -----------------  -------------    ---------------   ----------------------
Joseph R. Dunham II (1)....       --             --                --               --               --          --
Terry M. Brandt (2)........     50,000          13.8%        $3.28 - $3.38         2007           $103,768    $262,958
Gerald W. Zieg (3) ........     60,000          16.6%        $3.13 - $3.28      2006 & 2007       $119,050    $301,695
Peter S. O'Donnell (4).....       --             --                --               --               --          --
Timothy S. Yamauchi (5) ...       --             --                --               --               --          --

---------------------------

(1) On May 26, 1998, Mr. Dunham was granted an option for 50,00 shares of Common Stock at an option exercise price of $1.00 per share.
(2) These options were regranted in May 1998 in connection with a repricing of such options. The exercise price of the regranted options is $1.00 per share.
(3) Includes 50,000 options that were repriced in May 1997, replacing options granted in December 1996. All of these options were regranted and repriced in May 1998, replacing options granted in May 1997 and December 1996. The current exercise price of these options is $1.00 per share.
(4) Mr. O'Donnell resigned from the Company on May 22, 1998. (5) Mr. Yamauchi resigned from the Company on June 1, 1998.

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in 1997, and unexercised options held as of December 31, 1997, by the Named
ExecutiveOfficers:

                       AGGREGATE OPTION EXERCISES IN 1997
                           AND YEAR-END OPTION VALUES

                                                        Number of Unexercised Options         Value of Unexercised
                               Shares                          at 12/31/97 (1)          In-the-Money Options at 12/31/97 (2)
                              Acquired                  ----------------------------    -----------------------------------
                                 on          Value
           Name               Exercise     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------   --------     --------      -----------     -------------     -----------     -------------

Joseph R. Dunham II (3)....      --           --             --               --                   --            --
Terry M. Brandt ...........      --           --           50,000             --                   --            --
Gerald W. Zieg ............      --           --           60,000             --             $  5,700            --
Peter S. O'Donnell ........      --           --           180,000            --             $351,337            --
Timothy S. Yamauchi .......      --           --           60,000             --             $117,218            --

---------------
(1) Options granted under the Company's 1994 Stock Option Plan are generally immediately exercisable subject to a repurchase right in favor of the Company which lapses as the option vests over a four-year period.

(2) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1997 (which was $3.25 per share, as reported by the Nasdaq SmallCap Market at the close of business on December 31, 1997).

(3) Mr. Dunham joined the Company in April 1998, and was granted options for 50,000 shares of Common Stock.

                           TEN-YEAR OPTION REPRICINGS

                                                        Number of      Market Price
                                                       Securities      of Stock per   Exercise Price
                                                       Underlying     Share at time    per share at
                                                         Options       of Repricing       Time of       New Exercise
                                                       Repriced or          or         Repricing or      Price Per
         Name and Position            Date              Amendment        Amendment       Amendment         Share
---------------------------------    -------           -----------     ------------    --------------   ------------
Gerald W. Zieg, SVP..............    5/26/97             50,000             $3.13            $5.00           $3.13
Terry M. Brandt, CTO.............    4/23/98             50,000             $1.00        $3.28-$3.38         $1.00
Gerald W. Zieg, SVP..............    4/23/98             60,000             $1.00        $3.13-$3.28         $1.00


                      REPORT OF THE COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS

         In May 21, 1997, the Compensation Committee, comprised of John Pappajohn and David Sengpiel, considered the options held by the Company's employees, including executive officers, and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the 1994 Stock Option Plan having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options").

         The Compensation Committee reviewed a study prepared by the finance department of the Company demonstrating that a substantial number of the options held by employees at that point in time were Underwater Options. The Compensation Committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Compensation Committee also determined that unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower market price of the Company's Common Stock, and the morale of such longer term employees would suffer as a consequence. The Compensation Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Compensation Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its shareholders was both important and cost effective. The Compensation Committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Company's Common Stock would result in significant dilution to the shareholders.

         Considering these factors, the Compensation Committee determined that it was in the best interests of the Company and its shareholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option exchange program whereby employees holding Underwater Options may elect to receive new options pursuant to the 1994 Stock Option Plan having an exercise price comparable to the trading price at that time in exchange for the cancellation of the Underwater Options. The offer to exchange options was completed on May 28, 1997; options for a total of 142,400 shares with exercise price of $5.00 per share were exchanged for options for an equal number of shares at an exercise price of $3.13 per share, the closing sale price per share of the Company's Common Stock on the May 28, 1997 as quoted on the Nasdaq SmallCap Market.

         On April 23, 1998, as a result of the continued decline in the price of the Company's Common Stock, the Compensation Committee, consisting of John Pappajohn and Joseph R. Dunham II, reviewed the options held by the Company's executive officers and employees and the fact that a substantial number of stock options granted pursuant to the 1994 Stock Option Plan, including those repriced in May 1997, had exercise prices well above the recent historical trading prices of the Common Stock. The Committee was advised by management that management believed that it would be difficult to retain highly skilled employees who held options with exercise prices significantly higher than the then current trading price of the Company's Common Stock.

         The Committee again considered all of the factors it had considered in connection with the repricing in May 1997, as well as the need to retain and motivate its employees during this period. The Committee determined it to be in the best interests of the Company and its shareholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by granting replacement stock options under the 1994 Stock Option Plan at the optionee's election, with exercise prices equal to current market value. In light of the repricing of stock options in May 1997, the Committee decided that vesting on the exchanged options should continue in accordance with the vesting schedule of the Underwrater Options.

         Accordingly, in April 1998, the Committee approved an offer to all employees of the Company, including executive officers, to exchange outstanding options with exercise prices above the then current trading price for options with an exercise price equal to the current trading price, with vesting continuing in accordance with the vesting schedule of the forfeited option. All exchanged options will terminate no later than ten (10) years from the date of the exchange. Optionees who participated in the exchange received a lower exercise price on their exchanged options, subject to a restriction on the exercise of such options. The offer to exchange options was completed in May 1998; options for 250,850 shares with exercise prices ranging from $3.75 to $3.13 were exchanged for options for an equal number of shares at an exercise price of $1.00, the fair market value of the Company's Common Stock on May 26, 1998, the date of the Committee's approval of the repricing. See EXECUTIVE COMPENSATION AND OTHER MATTERS - "Ten-Year Option Repricings" table for further information concerning the repricing.



                                                    COMPENSATION COMMITTEE

Employment Contracts and Termination and Change of Control Arrangements
-----------------------------------------------------------------------

         The Company entered into employment agreements with each of Peter S. O'Donnell and Timothy S. Yamauchi which expired in December 1997 and automatically renewed, pursuant to the terms of the agreements, for additional one-year terms. The agreements provided for base compensation payable to Mr. O'Donnell and Mr. Yamauchi of $163,200 and $110,000, respectively, and bonuses to be determined based on annual pre-tax earnings, if any, of the Company. The agreements also provided for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with the Company for a period of one year after termination. In the event of termination of the employee's employment by the Company other than for cause (including non-renewal of the agreement) or by reason of death or disability, the Company is obligated to make payments equal to one-half of the then applicable annual base salary plus a pro rata portion of the bonus payable for such year. Mr. O'Donnell and Mr. Yamauchi resigned from the Company on May 22, 1998 and June 1, 1998, respectively. Mr. O'Donnell and Mr. Yamauchi were paid $95,200 and $55,000, respectively, in accordance with the termination clause of their employment agreements.

         The Company has also entered into a letter agreement with Gerald W. Zieg pursuant to which Mr. Zieg is entitled to receive an annual salary of $90,000 plus commissions equal to 1% of net revenues, subject to certain exclusions.

         Certain options granted under the Company's 1994 Stock Option Plan contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of the Company in which the Company's shareholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger, or assumed or substituted for by the successor corporation.

Director Compensation
---------------------

         For each meeting of the Board of Directors which they attend, directors are reimbursed for reasonable travel expenses incurred.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors



                                            ------------------------------
                                            Secretary


 December _____, 1998

                  ANNEX I - OPINION OF GEORGE ARNESON & COMPANY

September 17, 1998

Board of Directors
HealthDesk Corporation
2650 Ninth Street, Suite 220
Berkeley, California  94710

Re:      Fairness Opinion on Sale of Substantially all Assets of
         HealthDesk Corporation to Patient InfoSystems, Inc.

Gentlemen:

Arneson & Company was engaged to review, analyze and opine on fairness to the shareholders of HealthDesk Corporation (the "Company") of a proposed sale of substantially all of the assets ("Sale of Assets") of the Company to Patient InfoSystems, Inc. ("PATI") pursuant to terms of an Asset Purchase Agreement currently proposed to be signed on or about September 21, 1998 ("Asset Agreement").

         This letter of opinion does not constitute an evaluation or opinion on fairness of any other business or proposal to be considered at a Special Meeting of the shareholders of the Company currently planned to be held in October 1998. Such additional matters were not included in the scope of this assignment.

Possible Conflict of Interests:

Mr. John Pappajohn is a director and major shareholder in both the Company and PATI and is sole owner of Equity Dynamics Inc. Mr. Joseph R. Dunham, a director of the Company, is Senior Vice President of Equity Dynamics Inc. Equity Dynamics Inc. conducted the search for possible acquirers of Company's assets.

Based upon representations made to us by the above named individuals as well as officers of the Company and PATI, the Boards of Directors of both companies were fully informed and aware of the possible conflict of interest. Based upon the representations, the search, selection of PATI and negotiations in developing the Asset Agreement were conducted in a fair and impartial manner and to the best interests of the Company's shareholders.

The analyses which are the basis of this report were conducted and conclusions arrived at in an impartial, professional, and unbiased manner by George S. Arneson, who has neither past, present, nor contemplated future interest in any of the companies mentioned herein.

Summary Analysis:

After reviewing and analyzing documents, statements, and other relevant sources and calling upon the independent knowledge and experience of the person signing this report, the conclusions are as follows:

         1. After nearly six years of operations, the Company has generated only minimal revenue from its software.

         2. The Company's software remains subject to ongoing testing and development. Until this is completed, there can be no assurance that the basic concepts, which the software was designed to accomplish, have been achieved.

         3. Market acceptance of the concept of the Company's software has yet to be proven. Potential customers may decide to use or develop their own programs.

         4. The Company is subject to potential intense competition from well-established and well-financed organizations.

         5. The equity financing obtained by the Company earlier this year may be sufficient to fund additional development and refinement of the software during 1998, but is insufficient to achieve 1998 business plan objectives of expanded testing and marketing. In addition, additional funding will be required for future periods.

         6. HealthDesk's revenue currently is almost totally dependent upon success of the three-year agreement between the Company and HBO & Company. As of this date and after ten months since signing the agreement, no significant revenues have been generated from the HBOC agreement. As a result, no reasonable projection can be made as to when revenue might be sufficient to fund operating expenses.

         7. Until the February 1998 sale of equity to two major shareholders, the Company was not in compliance with NASDAQ's new requirements. The Company was again out of compliance as of June 30, 1998. In order to fund ongoing operations and to maintain its NASDAQ listing, the Company will have to secure additional equity. In addition, at December 31, 1997, there was an accumulated deficit of over ten million dollars and shareholder equity of slightly less than one and one-half million dollars. At June 30, 1998 (from unaudited statements), the deficit had increased to $11,767,066 and the shareholder equity was a deficit of $2,022,298. Given the Company's recent performance and prospects, it most likely would be difficult if not impossible to obtain an equity investment sufficient to sustain planned operations for several years into the future. Moreover, even if obtainable, the terms of any such financing are likely to be highly dilutive to current shareholders of the Company.

         8. During the past eighteen months, both the Common Stock and Warrants have lost substantial market value, further complicating any plan to secure additional equity capital.

         9. During the second quarter of this year, the Company sharply reduced its staff. The Company's ability to retain or recruit personnel in the current environment is substantially in question.

         10. Lack of a well tested and market accepted product made it difficult to find interested buyers. Once the Company's Board of Directors determined that it was best to seek a purchaser of the Company, a number of companies were contacted in the search effort with no interested prospects. One organization was sufficiently interested to undertake a due diligence investigation but declined to make an offer. After a diligent effort to find a buyer, only PATI showed interest.

         11. The price to be paid to the Company under the Asset Agreement is well below what might have been implied based upon the market price of the Company's Common Stock. However, the price obtained appears to be the best price which can be obtained under the circumstances.

Conclusions

Based upon an independent analysis and review, the proposed Sale of Assets to PATI pursuant to terms of the Asset Agreement appears to be a fair and reasonable transaction for the Company's shareholders. The foregoing is based upon information and representations made to, developed by, or otherwise available to us as of September 17, 1998.

                           ANNEX II - ASSET AGREEMENT

                            ASSET PURCHASE AGREEMENT








                                   DATED AS OF
                               SEPTEMBER 29, 1998



                                      AMONG


                     PATIENT INFOSYSTEMS ACQUISITION CORP.,

                            PATIENT INFOSYSTEMS, INC.

                                       AND

                             HEALTHDESK CORPORATION

                                TABLE OF CONTENTS


ARTICLE 1. TRANSFER OF ASSETS...............................................1

         1.1      Intellectual Property.....................................1
         1.2      Inventories...............................................2
         1.3      Equipment and Packaged Software...........................2
         1.4      Books and Records.........................................2
         1.5      Prepaid Expenses..........................................2
         1.6      Permits, etc..............................................2
         1.7      All Property Not Elsewhere Described......................2
         1.8      Excluded Assets...........................................2

ARTICLE 2. PURCHASE PRICE...................................................3

         2.1      Payment of Purchase Price.................................3
         2.2      Allocation of Purchase Price..............................3

ARTICLE 3. THE CLOSING......................................................4

ARTICLE 4. ASSUMPTION OF LIABILITIES........................................4

ARTICLE 5. EXCISE AND PROPERTY TAXES........................................4

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF SELLER.........................4

         6.1      Organization, Good Standing and Qualification.............5
         6.2      Financial Statements......................................5
         6.3      Absence of Specified Changes..............................5
         6.4      Taxes.....................................................7
         6.5      Real Property.............................................7
         6.6      Inventories...............................................7
         6.7      Intellectual Property.....................................8
         6.8      Trade Secrets.............................................8
         6.9      Title to Assets...........................................8
         6.10     Customers and Sales.......................................8
         6.11     Existing Employment Contracts.............................9
         6.12     Insurance Policies........................................9
         6.13     Other Contracts...........................................9
         6.14     Compliance with Laws......................................9
         6.15     Litigation...............................................10
         6.16     Assets Sufficient for Conduct of Business................10
         6.17     Agreement Will Not Cause Breach or Violation.............10
         6.18     Authority and Consents...................................10
         6.19     Interest in Customers, Suppliers and Competitors.........10
         6.20     Employee Identification and Compensation.................11
         6.21     No Subsidiaries..........................................11

         6.22     Environmental Matters....................................11
         6.23     Employee Benefit Plans...................................12
         6.24     Product Warranties.......................................13
         6.25     Software.................................................13
         6.26     Documents Delivered......................................14
         6.27     Full Disclosure..........................................14

ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT..............14

         7.1      Organization.............................................14
         7.2      Authority and Consents...................................14
         7.3      Agreement Will Not Cause Breach Or Violation.............14

ARTICLE 8. OBLIGATIONS OF THE PARTIES BEFORE CLOSING.......................15

         8.1      Buyer's Access to Premises and Information...............15
         8.2      Conduct of Business in Normal Course.....................15
         8.3      Preservation of Business and Relationships...............15
         8.4      Maintenance of Insurance.................................15
         8.5      Employees and Compensation...............................16
         8.6      New Transactions.........................................16
         8.7      Payment of Liabilities and Waiver of Claims..............16
         8.8      Existing Agreements......................................16
         8.9      Consent of Others........................................16
         8.10     Representations and Warranties True at Closing...........17
         8.11     Sales and Use Tax on Prior Sales.........................17
         8.12     Statutory Filings........................................17
         8.13     Negotiations with Certain Customers......................17
         8.14     License Agreement........................................17
         8.15     Sublease.................................................17

ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.....................17

         9.1      Accuracies of Seller's Representations  and Warranties...18
         9.2      Absence of Liens.........................................18
         9.3      Seller's Performance.....................................18
         9.4      Certification by Seller..................................18
         9.5      Assignment and Assumption Agreements.....................18
         9.6      Bill of Sale.............................................18
         9.7      Opinion of Seller's Counsel..............................18
         9.8      Absence of Litigation....................................18
         9.9      Corporate Approval.......................................19
         9.10     Good Standing Certificate................................19
         9.11     Consents.................................................19
         9.12     Approval of Documentation................................19
         9.13     Employment Arrangements..................................19
         9.14     Bulk Transfer Notice.....................................19
         9.15     Change of Corporate Name.................................19

         9.16     Condition of Assets......................................19
         9.17     MIIX Agreement...........................................19
         9.18     HBOC Agreement...........................................19

ARTICLE 10. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE...................19

         10.1     Accuracy of Buyer's Representations and Warranties.......20
         10.2     Buyer's and Parent's Performance.........................20
         10.3     Payment of Purchase Price................................20

ARTICLE 11. OBLIGATIONS OF THE PARTIES AFTER THE CLOSING...................20

         11.1     Preservation of Goodwill.................................20
         11.2     Change of Name...........................................21
         11.3     Access to Records........................................21
         11.4     Nonsolicitation of Employees.............................21
         11.5     Further Assurances.......................................21
         11.6     Termination of IAC Contract..............................21

ARTICLE 12.     INDEMNIFICATION............................................21

         12.1.    Indemnification by Seller................................21
         12.2.    Indemnification by Buyer.................................22
         12.3.    Notice and Defense of Third Party Claims.................22

ARTICLE 13.  COSTS.........................................................23

         13.1     Finder's or Broker's Fees................................23
         13.2     Expenses.................................................23

ARTICLE 14.   FORM OF AGREEMENT............................................23

         14.1     Headings.................................................23
         14.2     Entire Agreement; Modification; Waiver...................23
         14.3     Counterparts.............................................23

ARTICLE 15.   PARTIES......................................................23

         15.1     Parties in Interest......................................23
         15.2     Assignment...............................................24

ARTICLE 16.   TERMINATION..................................................24

         16.1.    Termination by Mutual Consent............................24
         16.2.    Termination by Buyer or Seller...........................24
         16.3.    Effect of Termination....................................24

ARTICLE 17. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........25


ARTICLE 18.   NOTICES......................................................25


ARTICLE 19.   GOVERNING LAW................................................26

ARTICLE 20.   MISCELLANEOUS................................................26

         20.1     Recovery of Litigation Costs.............................26
         20.2     Announcements............................................26
         20.3     References...............................................26

         This Asset Purchase Agreement (the "Agreement"), dated as of September 29, 1998 among PATIENT INFOSYSTEMS ACQUISITION CORP., a Delaware corporation ("Buyer"), PATIENT INFOSYSTEMS, INC., a Delaware corporation ("Parent"), and HEALTHDESK CORPORATION, a California corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller owns certain assets which it uses in the operation of its business being generally the design, development and marketing of the HealthDesk Online software, the CareTeam Connect software and software related products for use in the healthcare, wellness and disease management industries (such business currently operated by Seller being referred to herein as the "Business").

         WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, substantially all of the assets and properties used in the Business, other than certain excluded assets described below.

         THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1.        TRANSFER OF ASSETS

         Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller at the Closing described in Article 3 hereof, all the assets, properties and business of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located (but excluding any assets specifically excluded in the following Sections of this Article 1), all of which are sometimes collectively referred to in this Agreement as the "Assets," including, but not limited to, the following:

         1.1 Intellectual Property. All trade names (including, but not limited to, the name "HealthDesk"), trademarks, service marks, copyrights, patents, patent rights, inventions, licenses, computer programs (regardless of state of completion and including all work product), brand names, trade secrets, technical know-how, goodwill and other intangibles (including without limitation
(i) tort or insurance proceeds arising out of any damage or destruction of any of the Assets between the date of this Agreement and the Closing Date (as hereinafter defined), (ii) all right, title and interest of Seller in the license and service agreements identified on Schedule 1.1(the "License Agreements"), (iii) the intellectual property identified on Schedule 6.7, and
(iv) the software identified on Schedule 6.25 and all programs, designs and documentation for such software used by Seller in (or owned by Seller and useful in) the operation of the Business) (the assets described in this Section 1.1, collectively, the "Intellectual Property");

         1.2 Inventories. All of Seller's finished goods and raw materials (whether expensed or not), including work in process, shrink wraps, CD roms, spare parts and repair materials that are actually on hand with Seller as of the Closing Date, an approximate summary of which items currently on hand is attached hereto as Schedule 1.2 (hereinafter referred to collectively as the "Inventories");

         1.3 Equipment and Packaged Software. Seller's office equipment and computer hardware specifically set forth on Schedule 1.3 (the "Equipment") and the Packaged Software listed on Schedule 1.3a (the "Packaged Software");

         1.4 Books and Records. All papers, computerized databases, files and records in Seller's care, custody or control relating to any or all of the above described Assets and the operation thereof, including, but not limited to, all blueprints and specifications, product designs, marketing materials, demonstration packages and product materials, environmental control records, sales records, marketing materials, maintenance and production records, and plans and designs of buildings, structures, fixtures and equipment, but excluding personnel and labor relations records and accounting and financial records;

         1.5 Prepaid Expenses. All prepaid expenses and other prepaid items relating to any of the Assets and the operation of the Business;

         1.6 Permits, etc. All permits, licenses, franchises, consents or authorizations issued by, and all registrations and filings with, any governmental agency in connection with the Business, whenever issued or filed, excepting only those which by law or by their terms are non-transferable and those which have expired; and

         1.7 All Property Not Elsewhere Described. All other properties of Seller of every kind, character or description owned, used or held for use (whether or not exclusively) in connection with the Business, wherever located and whether or not similar to the things set forth elsewhere in this Article 1, but excluding any assets specifically excluded in this Article 1.

         1.8 Excluded Assets. The following assets are specifically excluded from the assets being purchased by Buyer pursuant to this Agreement (collectively, the "Excluded Assets"):

         (a) all furniture, PCs, laptops and office equipment not specifically set forth on Schedule 1.3;

         (b) all cash, bank balances, money in possession of banks and other depositories, including security deposits with landlords and equipment lessors, and similar cash items held by or for the account of Seller;

         (c)      all of Seller's accounts receivable;

         (d) Seller's franchise as a corporation, its articles of incorporation, corporate seal, minute books and stock books, stock transfer records and similar records relating to Seller's organization, existence or capitalization, and the capital stock of Seller and all other records which Seller is required by law to keep in its possession;

         (e) Seller's federal, state and local tax returns and rights to refunds, if any; and

         (f) Seller's rights relating to its proposed acquisition of MCInformatics ("MCI") and any assets acquired in connection with such acquisition. The term "Business" as used herein expressly excludes any matter relating to MCI.

ARTICLE 2.        PURCHASE PRICE

         2.1 Payment of Purchase Price. In consideration for the transfer and assignment by Seller of the Assets and in consideration of the representations, warranties and covenants of Seller set forth herein, Buyer shall, subject to the conditions set forth herein,

                  (a) deliver to Seller at the Closing (as hereinafter defined) the sum of (i) $500,000, representing payment for the Assets other than the Equipment; (ii) $115,040, representing payment for the Equipment (such sums collectively referred to as the "Purchase Price"); and (iii) $11,238, representing payment for the Packaged Software, payable in cash as more fully described in Section 10.3 hereof; and

                  (b) assume and discharge, and shall indemnify Seller against, liabilities and obligations of Seller under the leases, contracts or other agreements, if any, specified on Schedule 1.1. and Schedule 4 but only to the extent that such liabilities or obligations accrue on or after the Closing Date.

         2.2 Allocation of Purchase Price. The parties shall determine and agree upon the allocation of the Purchase Price at, or prior to, the Closing and such allocation will be used by the parties in reporting the transaction contemplated by this Agreement for federal and state tax purposes.

ARTICLE 3.        THE CLOSING.

         The closing of the purchase and sale of the Assets by Seller to Buyer (the "Closing") shall take place at the offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, Newark, New Jersey 07102-5497, at 10:00 a.m. local time, within five days of satisfying the conditions to closing set forth herein, or at such other place and/or time as the parties may agree in writing (the "Closing Date"). If on the original or any postponed Closing Date Seller shall have been unable to obtain all waivers and consents of private parties and governmental agencies required by this Agreement, then Buyer, on written notice, may postpone the Closing to a time not later than November 30, 1998.

ARTICLE 4.        ASSUMPTION OF LIABILITIES

         Buyer is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent (including without limitation the litigation set forth on Schedule 6.15), except as herein specifically otherwise provided. Seller agrees to indemnify and hold Buyer harmless against all debts, claims, liabilities and obligations of Seller not expressly assumed by Buyer hereunder, and to pay any and all attorneys' fees and legal costs reasonably incurred by Buyer, its successors and assigns in connection therewith. Buyer shall have the benefit of and shall perform and assume the License Agreements and all leases, contracts and agreements, if any, specifically listed on
Schedule 4, in accordance with the terms and conditions thereof, except to the extent modifications are specifically set forth on such Schedule 4 and except to the extent set forth in the assignments or assignment and assumption agreements for such leases, contracts and agreements.

ARTICLE 5.        EXCISE AND PROPERTY TAXES

         Buyer shall pay all sales, use and transfer taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes of the Business. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or for any taxes of any kind related to any period before the Closing Date.

ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF SELLER.

         Except as set forth in the Schedules delivered by Seller concurrently with the execution of this Agreement and incorporated herein, Seller hereby represents and warrants to Buyer and Parent that the following facts and circumstances are and, except as contemplated hereby, at all times up to the Closing Date, will be true and correct, and hereby acknowledge that such facts and circumstances constitute the basis upon which Buyer and Parent are induced to enter into and perform this Agreement. Each warranty set forth in this
Article 6 shall survive the Closing and any investigation made by or on behalf of Buyer and Parent.

         6.1 Organization, Good Standing and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to transact intrastate business and is in good standing in all jurisdictions in which the nature of its business or of its properties makes such qualification necessary.

         6.2      Financial Statements.

         (a) Seller has timely filed with the Securities and Exchange Commission (i) the balance sheet of Seller as of December 31, 1997, and the related statement of income and retained earnings for the year then ending, certified by Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP), Seller's independent certified public accountants, and (ii) the unaudited balance sheet of Seller as of June 30, 1998, together with related unaudited statement of income and retained earnings for the three month period then ending, [certified by the chief financial officer of Seller.] Such financial statements are referred to as the "Financial Statements."

         (b) The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed by Seller throughout the periods indicated, and fairly present the financial position of Seller as of the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated. Seller has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP that were not fully reflected or reserved against in the Financial Statements.

         6.3 Absence of Specified Changes. Since June 30, 1998, except as set forth on Schedule 6.3, there has not been any:

                  (a) Transaction by Seller except in the ordinary course of business as conducted on that date;

                  (b)   Capital expenditure by Seller exceeding $25,000;

                  (c) Adverse change in the financial condition, liabilities, assets, business or prospects of Seller;

                  (d) Destruction, damage to, or loss of any assets of Seller (whether or not covered by insurance) that adversely affects the financial condition, business or prospects of Seller;

                  (e) Labor trouble or other event or condition of any character adversely affecting the financial condition, business, assets or prospects of Seller;

                  (f) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Seller;

                  (g)   Revaluation by Seller of any of its assets;

                  (h) Increase in the salary or other compensation payable or to become payable by Seller to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by Seller of a bonus or other additional salary or compensation to any such person;

                  (i) Sale or transfer of any asset of Seller, except in the ordinary course of business;

                  (j) Execution, creation, amendment or termination of any contract, agreement or license to which Seller is a party and which is proposed to be assigned hereunder, except in the ordinary course of business;

                  (k) Loan by Seller to any person or entity, or guaranty by Seller of any loan;

                  (l) Waiver or release of any right or claim of Seller, except in the ordinary course of business;

                  (m) Mortgage, pledge or other encumbrance of any asset of Seller;

                  (n) Other event or condition of any character that has or might reasonably have an adverse effect on the financial condition, business, assets or prospects of Seller; or

                  (o) Agreement by Seller to do any of the things described in the preceding clauses (a) through (n).

         6.4 Taxes. Seller has filed or caused to be filed all federal, state and local tax returns and reports that are or were required to be filed by or with respect to Seller, pursuant to applicable law. All such returns were correct and complete in all respects. Seller has paid, or has provided for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Seller, except such taxes, if any, as are listed in Schedule 6.4 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements. Except as set forth in
Schedule 6.4, no audit of any tax return of Seller is in progress or, to Seller's knowledge, threatened; no director, officer or employee of Seller responsible for tax matters expects any governmental authority to assess any additional taxes for any period for which tax returns have been filed; and no waiver or agreement by Seller is in force for the extension of time for the assessment or payment of any tax. To Seller's knowledge, no claim has ever been made by any governmental authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction.

                  Seller has withheld and paid or collected and remitted all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, supplier, vendor, creditor, stockholder or other third party. There is no dispute or claim concerning any tax liability of Seller, (i) claimed or raised by any governmental authority in writing or (ii) as to which Seller or the directors and officers of Seller has knowledge. As of the date hereof, there have been no, and Seller has no knowledge of any, threatened or intended reappraisals by any governmental authority with respect to the value of the Assets.

         6.5      Real Property.  Seller does not own any real property.

         6.6 Inventories. The Inventories consist of items of a quality and quantity useable, salable or rentable in the ordinary course of business by Seller, except for obsolete and slow-moving items and items below standard quality, all of which have been written down on the books of Seller to net realizable market value or have been provided for by adequate reserves. All items included in the Inventories are the property of Seller, except for sales made in the ordinary course of business; for each of these sales either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of Seller. No items included in the Inventories have been pledged as collateral or are held by Seller on consignment from the others. All the Inventories are free of defects and, to the extent that they consist of finished or semi-finished goods, also comply with the specifications submitted by the purchasers thereof.

         6.7 Intellectual Property. Schedule 6.7 lists all of the Intellectual Property owned or used by Seller in connection with the Business (other than shrink wrap software generally available to the public). No person (other than Seller) owns any Intellectual Property, the use of which is necessary or contemplated in connection with the performance of any contract to which Seller is a party, except manufacturer's trademarks and trade names on goods sold in Seller's Business. Except as set forth in Schedule 6.7 or 6.15, there have not been any administrative, judicial arbitration, or other adversary proceedings concerning the Intellectual Property. Seller does not violate or infringe on any intellectual property or personal right of any person, firm or corporation, and Seller has not infringed and is not now infringing on any intellectual property or other right belonging to any person, firm or corporation. Except as set forth in Schedule 6.7 or Schedule 1.1, Seller is not a party to any license, agreement or arrangement, whether as licensee, licensor or otherwise, with respect to any Intellectual Property.

         6.8 Trade Secrets. Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets used by Seller (or owned by Seller and useful in) the operation of the Business. Any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and have entered into appropriate agreements that these secrets are proprietary to Seller and are not to be divulged or misused. All these trade secrets are presently valid and protectible, and are not part of the public knowledge or literature, nor to Seller's knowledge have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Seller.

         6.9 Title to Assets. Seller has good and marketable title to all the Assets and its interests in the Assets, whether real, personal, mixed, tangible or intangible, which constitute all the Assets and interests in Assets that are used in the Business. All the Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for (i) those disclosed in
Schedule 6.9; (ii) the lien of current taxes not yet due and payable; and (iii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations. All the Assets are in good operating condition and repair, ordinary wear and tear excepted. Seller is in possession of all premises leased to it from others. Neither any officer, director or employee of Seller, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Seller or any Intellectual Property or trade secrets licensed by Seller.

         6.10 Customers and Sales. Schedule 6.10 to this Agreement is a correct and current list of all customers of Seller. Except as indicated in Schedule 6.10, Seller has no information and is not aware of any facts indicating that any of these customers intend to cease doing business with Seller or materially alter the amount of the business that they are presently doing with Seller.

         6.11 Existing Employment Contracts. Schedule 6.11 to this Agreement is a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option or other agreements or arrangements providing for employee remuneration or benefits to which Seller is a party or by which Seller is bound. All of these contracts and arrangements are in full force and effect, and neither Seller nor any other party is in default under them. There have been no claims of defaults and, to Seller's knowledge, there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Seller's knowledge, threatened labor dispute, strike or work stoppage affecting the Business.

         6.12 Insurance Policies. Seller has maintained and now maintains (i) insurance on all the Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure, including without limitation earthquakes as to properties located in California.

         6.13 Other Contracts. Except as set forth in Schedule 1.1 or Schedule 4, Seller is not a party to, nor are the Assets bound by, any license or service agreement, any output or requirements agreement, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease or any other agreement that is unusual in nature, duration or amount (including without limitation any agreement requiring the performance by Seller of any obligation for a period of time extending beyond one year from the Closing Date or calling for consideration of more than $25,000 or requiring purchases at prices in excess of, or sales at prices lower than, prevailing market prices). All contracts which will be assigned to or assumed by Buyer under this Agreement are valid and binding upon the parties thereto. There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of the agreements listed in Schedule 1.1 or Schedule
4. Seller has not received notice that any party to any of the agreements listed in Schedule 1.1 or Schedule 4 intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements.

         6.14 Compliance with Laws. Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including without limitation any applicable environmental, health, building, zoning or other law, ordinance or regulation) affecting its properties or the operation of the Business. Seller is in possession of all permits, licenses, franchises, consents or authorizations issued by and in compliance with all registrations and filings required by any governmental authority in connection with the Business or the Assets. All of such permits, licenses, franchises and authorizations are valid and in full force and effect.

         6.15 Litigation. Except as set forth in Schedule 6.15, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation, pending or, to Seller's knowledge, threatened against or affecting Seller, or any of its business, assets or financial condition. The matters set forth in Schedule 6.15, if decided adversely to Seller, will not result in a material adverse change in the business, assets or financial condition of Seller. Seller has furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Schedule 6.15. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as set forth in Schedule 6.15, Seller is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

         6.16 Assets Sufficient for Conduct of Business. The Assets, together with the Excluded Assets, constitute all of the assets required for Buyer to conduct the Business as it is presently conducted.

         6.17 Agreement Will Not Cause Breach or Violation. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the certificate of incorporation or bylaws of Seller or of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which Seller or the Assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation; (iv) the creation or imposition of any lien, charge or encumbrance on any of the Assets; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Seller or the Assets.

         6.18 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under, this Agreement, and, except as set forth on Schedule 6.18, no approvals or consents of any persons other than the stockholders of Seller are necessary in connection with it. The execution and delivery of this Agreement and the consummation of this transaction by Seller have been, or prior to the Closing will have been, duly authorized by all necessary corporate action of Seller (including any necessary action by Seller's stockholders). This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         6.19 Interest in Customers, Suppliers and Competitors. Except as set forth in Schedule 6.19, neither Seller nor any officer or director of Seller, nor, to Seller's knowledge, any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier or customer of Seller or in any person with whom Seller is doing business (excluding ownership of less than 10% of any corporation or other entity traded publicly).

         6.20 Employee Identification and Compensation. Schedule 6.20 contains a list of the names of all current officers, directors, employees and manufacturer's representatives of Seller, stating the rates of compensation payable to each and setting forth all vacation time, sick leave and other paid time off accrued for each of them through the Closing Date. No other person, except accountants, auditors and attorneys, regularly performs compensable services for Seller.

         6.21     No Subsidiaries.  Seller has no subsidiaries.

         6.22     Environmental Matters.

                  (a) Except as set forth in Schedule 6.22, to Seller's knowledge, there have not been any activities on or at the real property leased by the Seller at 2560 9th Street, Suite 220, Berkeley, California or any other real property by Seller (the "Real Property") or at any time during which such property was owned or leased by Seller or at any time prior thereto involving the use, generation, treatment, storage, or Disposal of any Hazardous Substances or Petroleum Products in violation of applicable Environmental Laws (as defined below).

                  (b) Except as set forth in Schedule 6.22, to Seller's knowledge, there have not been any Releases or threatened Releases of any Hazardous Substances or Petroleum Products at or from the Real Property at any time during which such property was occupied by Seller or at any time prior thereto that (i) would be in violation of applicable Environmental Laws; or (ii) could give rise to an action to compel an investigation and/or cleanup or to pay material civil administrative fines, penalties or other damages.

                  (c) Except as set forth in Schedule 6.22, to Seller's knowledge, there have not been any Hazardous Substances or Petroleum Products located in or on the Real Property at any time during which such property was leased by Seller or at any time prior thereto that (i) would be in violation of applicable Environmental Laws; or (ii) could reasonably be expected to give rise to an action to compel a investigation and/or cleanup or to pay civil administrative fines, penalties or other damages;

                  (d) Except as set forth in Schedule 6.22, (i) Seller is now and has been at all times in compliance with all Environmental Laws; (ii) there are no pending environmental litigation, enforcement actions, administrative orders or notices of violation brought under any Environmental Law and Seller does not know of any threats of such litigation, enforcement actions, administrative orders or notices of violation; (iii) Seller has not received any request for information, notice of claim, demand or other notification that it may be potentially responsible for any threatened or actual Release of Hazardous Substance or Petroleum Products; and (iv) Seller has all material permits, licenses, orders, approvals, authorizations, concessions or franchises or every governmental authority having jurisdiction under an Environmental Law required to conduct the Business substantially as it is currently being conducted. All such permits, licenses, orders, approvals, authorizations, concessions and franchises are listed on Schedule 6.22 and are in full force and effect, and, to Seller's knowledge, there is no state of facts or event which could reasonably be expected to form the basis for any revocation, non-renewal or any such permit or authorization.

                  (e) Capitalized terms used in this Section 6.22 shall have the following meanings:

         "Environmental Laws" means any federal, state or local law, regulation, ordinance or order pertaining to the protection of natural resources, the environment and the health and safety of the public, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss.9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss.ss.6901 et seq., the Hazardous Material Transportation Act, as amended, 49 U.S.C. ss.ss.1801 et seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. ss.ss. 651 et seq., California Health & Safety Code ss.ss.19015 and ss.ss.25300 et seq., California Civil Code ss.ss.1102 et seq., and ss.2079, California Civil Procedure Code ss.726 and California Business and Professional Code ss.7180 et seq.

         "Hazardous Substances" means any oil, flammable substances, explosives, hazardous wastes or substances (including polychlorinated biphenyls), toxic wastes or substances or any other wastes.

         "Hazardous Wastes" means hazardous wastes as defined by RCRA and the regulations thereunder.

         "Disposal" means disposal as defined by RCRA and the regulations thereunder.

         "Petroleum Products" means petroleum, gasoline, oil, fuel oil, diesel fuel and petroleum solvents.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, placing, discharging, injecting, escaping, dumping or disposing into the environment, whether intentional or unintentional.

         6.23     Employee Benefit Plans

                  (a) Schedule 6.23 sets forth a true and complete list of all written and oral Employee Benefit Plans (as defined below) and other programs, commitments or funding arrangements maintained by Seller or to which Seller is a party, in respect of, or which otherwise cover or benefit, any Subject Employees (as defined below) or their beneficiaries.

                  (b)  Except for the Employee Benefit Plans identified in
Schedule 6.23, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of the ERISA. No Employee Benefit Plan to which Seller or any ERISA Affiliate (as hereinafter defined) has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) Capitalized terms used in this Section 6.23 shall have the following meanings:

                  "Employee Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements, including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, covering any Subject Employee or to which Seller is a party or bound or makes or has made any contribution or by which Seller may have any liability to any Subject Employee (including any such plan formerly maintained by or in connection with which Seller may have any liability to any Subject Employee, and any such plan which is a multiemployer plan as defined in
Section 3(37) (A) of ERISA).

                  "ERISA Affiliate" means a trade or business (whether or not incorporated) which is under common control with Seller within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

                  "Subject Employee" includes all current or former officers, directors, employees or consultants who are or were employed or otherwise compensated in connection with activities involving the Assets being purchased.

         6.24 Product Warranties. To Seller's knowledge, no person has asserted any claim or has any reasonable basis for any claim relating to warranties or guaranties with respect to any product, service or contract for Software (as defined in Section 6.25) sold or provided by Seller.

         6.25 Software. Seller owns or is licensed to use all computer software (including databases and related documentation ("Software")) which is material to the conduct of the Business, a list of which is included on Schedule 6.25. Except for non-customized software readily available from multiple sources, Seller is not subject to any commitment to pay royalties or other fees for the use of the Software. To Seller's knowledge, no person or entity is materially interfering with or infringing upon, and no person or entity has misappropriated any of, the Software or source-code owned by Seller ("Owned Software"). To Seller's knowledge, none of such Owned Software infringes upon, is a misappropriation of, or otherwise conflicts with, any patent, copyright, trade secret or other proprietary right of any person.

         6.26 Documents Delivered. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit delivered by Seller or its counsel to Buyer (or its counsel or representatives), whether before or after the execution of this Agreement, is in fact what it is purported to be by Seller and has not been amended, canceled or otherwise modified.

         6.27 Full Disclosure. None of the representations and warranties made by Seller or made in any letter, certificate or memorandum furnished or to be furnished by Seller, or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made misleading. There is no fact known to Seller which materially adversely affects, or in the future may (so far as Seller can now reasonably foresee) materially adversely affect, the condition, Assets, liabilities, business, operations or prospects of Seller that has not been set forth herein or heretofore communicated to Buyer in writing pursuant hereto.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Buyer and Parent hereby represent and warrant to Seller that the following facts and circumstances are true and correct, and hereby acknowledge that such facts and circumstances constitute the basis upon which Seller is induced to enter into and perform this Agreement. Each warranty set forth in this Article 7 shall survive the Closing, as set forth in Article 17.

         7.1 Organization. Each of Buyer and Parent is a corporation duly organized, existing and in good standing under the laws of Delaware.

         7.2 Authority and Consents. Each of Buyer and Parent has the right, power, legal capacity and authority to enter into, and perform its obligations under, this Agreement, and no approvals or consents of any persons other than Buyer and Parent, as applicable, are necessary in connection with it. The execution and delivery of this Agreement and the consummation of this transaction by Buyer or Parent, as the case may be, has been duly authorized by all necessary corporate action of Buyer or Parent, as the case may be. The execution and delivery of this Agreement and the consummation of this transaction by Buyer and Parent have been duly authorized by all necessary corporate action of Buyer or Parent, as the case may be. This Agreement constitutes a legal, valid and binding obligation of each of Buyer and Parent enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         7.3 Agreement Will Not Cause Breach Or Violation. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the articles of incorporation or bylaws of Buyer or Parent or of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer or Parent is a party or by which Buyer or Parent is bound; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation; or (iii) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Buyer or Parent, other than violations, conflicts, breaches, terminations, accelerations and defaults which could not reasonably be expected to have a material adverse effect on Buyer's or Parent's ability to perform their respective obligations under this Agreement.

ARTICLE 8.        OBLIGATIONS OF THE PARTIES BEFORE CLOSING.

         The parties covenant and agree that, except as otherwise agreed in writing by the parties, from the date of this Agreement until the Closing:

         8.1 Buyer's Access to Premises and Information. Buyer, Parent and their counsel, accountants and other representatives shall be entitled to have full access during normal business hours to all of Seller's properties, books, accounts, records, contracts and documents of or relating to the Assets. Seller shall furnish or cause to be furnished to Buyer, Parent and their representatives all data and information concerning the Business, and the finances and properties of Seller that may reasonably be requested.

         8.2 Conduct of Business in Normal Course. Seller shall carry on its business and activities diligently and in substantially the same manner as they previously have been carried on, and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement.

         8.3 Preservation of Business and Relationships. Seller shall use its best efforts, without making any commitments on behalf of Buyer, to preserve its business organization intact, to keep available to Seller its present officers and employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

         8.4 Maintenance of Insurance. Seller shall continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of the Business. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties which, at the date of this Agreement, Seller carries on any of the Assets or in respect of its operations shall be increased by such amount or amounts as Buyer shall specify.

         8.5 Employees and Compensation. The parties acknowledge and agree that certain employees of Seller listed in Section 9.11 shall be terminated by Seller and offered employment by Buyer prior to the Closing. Seller shall permit Buyer to contact Seller's employees at all reasonable times for the purpose of discussing with such employees prospective employment by Buyer on or after the Closing Date, and Seller shall use its best efforts to encourage all employees of Seller to accept any employment offered by Buyer.

         8.6 New Transactions. Except for transactions contemplated by Seller's proposed acquisition of MCI, Seller shall not do or agree to do any of the following acts:

                  (a) Enter into any contract, commitment or transaction not in the usual and ordinary course of the Business; or

                  (b) Enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $25,000, individually, or $50,000 in the aggregate; or

                  (c) Make any capital expenditures in excess of $25,000 for any single item or $50,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $25,000; or

                  (d) Sell or dispose of any capital assets with a net book value in excess of $25,000 individually, or $50,000 in the aggregate.

         8.7 Payment of Liabilities and Waiver of Claims. Seller shall not do, or agree to do, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan or other obligation owing to Seller.

         8.8 Existing Agreements. Seller shall not modify, amend, cancel or terminate any of the contracts or agreements to be assigned to Buyer pursuant to this Agreement, or agree to do any of those acts.

         8.9 Consent of Others. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Seller shall obtain the written consent of the persons described in Schedule 6.18 to this Agreement in form and substance satisfactory to Buyer and shall furnish to Buyer executed copies of those consents.

         8.10 Representations and Warranties True at Closing. Seller shall use its best efforts to assure that all representations and warranties of Seller set forth in this Agreement and in any written statements delivered to Buyer by Seller under this Agreement will also be true and correct as of the Closing Date as if made on that date and that all conditions precedent to Closing shall have been met. Seller shall promptly disclose to Buyer any information contained in the Schedules to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the Schedules hereto for the purposes of Article 12 hereof, unless Buyer shall have consented thereto in writing.

         8.11 Sales and Use Tax on Prior Sales. Seller agrees to use its best efforts to furnish to Buyer a clearance certificate from the appropriate governmental agency and any related certificates that Buyer may reasonably request as evidence that all sales and use and other tax liabilities of Seller (other than income tax liabilities) accruing before the Closing Date have been fully satisfied or provided for.

         8.12 Statutory Filings. Seller shall file, and shall cooperate fully with Buyer in preparing and filing, all information and documents necessary or desirable under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

         8.13 Negotiations with Certain Customers. Seller agrees to negotiate with HBO & Company of Georgia ("HBOC") and Intel to evaluate the current state of their respective agreements, contracts and relationships.

         8.14 License Agreement. Seller and Buyer shall enter into a license agreement in substantially the form of Exhibit A attached hereto (the "Interim License Agreement"), pursuant to which Seller grants to Buyer an exclusive license to use the Software from the date of this Agreement until the Closing Date.

         8.15 Sublease. Seller and Buyer shall enter into a Sublease in substantially the form of Exhibit B attached hereto (the "Sublease"), pursuant to which Buyer shall sublease from Seller the premises located at 2560 Ninth Street, Suite 220, Berkeley, California from the date of this Agreement until the Closing Date.

ARTICLE 9.        CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 9. Buyer may waive any or all of these conditions in accordance with Section 15.2 hereof; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

         9.1 Accuracies of Seller's Representations and Warranties. All representations and warranties by Seller in this Agreement or in any written statement that shall be delivered to Buyer by Seller under this Agreement shall be true in all material respects on and as of the Closing Date as though made at that time.

         9.2 Absence of Liens. At or prior to the Closing, Buyer shall have received a UCC search report dated as soon as practicable prior to the Closing Date issued by the appropriate governmental authorities indicating that there are no filings under the Uniform Commercial Code on file with such governmental authority which name Seller as debtor or otherwise indicating any lien on the Assets, except for the liens otherwise disclosed in the Schedules hereto.

         9.3 Seller's Performance. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

         9.4 Certification by Seller. Buyer shall have received a certificate, dated the Closing Date, signed by Seller's president or vice president or its chief financial officer, certifying, in such detail as Buyer and its counsel may reasonably request, that all representations and warranties of Seller made in
Article 6 are true and correct as of the Closing Date and that the conditions specified in Sections 9.1 and 9.3 have been fulfilled.

         9.5 Assignment and Assumption Agreements. Seller and Buyer shall have entered into assignment and assumption agreements for the License Agreements and any other agreements of Seller to be assumed pursuant to Article 4, in form and substance reasonably satisfactory to Buyer's counsel.

         9.6 Bill of Sale. Seller shall have executed a bill of sale in substantially the form of Exhibit C attached hereto, with respect to the Assets.

         9.7 Opinion of Seller's Counsel. Buyer shall have received from Gray Cary Ware & Freidenrich, LLP, counsel for Seller, an opinion dated the Closing Date, in form reasonably satisfactory to Buyer's counsel .

         9.8 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         9.9 Corporate Approval. The execution and delivery of this Agreement by Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions of directors and stockholders pertaining to that authorization, certified by the secretary of Seller.

         9.10 Good Standing Certificate. Buyer shall have received a good standing certificate for Seller dated as soon as practicable prior to the Closing Date, issued by the appropriate governmental authorities.

         9.11 Consents. All agreements and consents of any parties to the consummation of the transaction set forth on Schedule 6.18 shall have been obtained by Seller and delivered to Buyer.

         9.12 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

         9.13 Employment Arrangements.. Buyer shall have entered into employment arrangements with each of Gerald Zieg, James Martin, Brian Cronin, Mark Fossen, Vicky Hilton, Jessica Radocy, Jan Maisler and Tim Wheeler.

         9.14 Bulk Transfer Notice. Division 6 of the California Uniform Commercial Code shall have been complied with or waived.

         9.15 Change of Corporate Name. Seller shall have changed its corporate name to a name not using "HealthDesk" or any similar name.

         9.16 Condition of Assets. The Assets shall not have been materially or adversely affected in any way as a result of any fire, accident, storm or other casualty or labor or civil disturbance or act of God or the public enemy.

         9.17 MIIX Agreement. Buyer shall have entered into a royalty agreement with MIIX Healthcare Group, Inc.

         9.18 HBOC Agreement. HBOC shall amend its existing agreement with Seller, which shall be assigned to Buyer pursuant thereto, or Buyer shall have entered into a revised marketing agreement with HBOC.

ARTICLE 10.       CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions:

         10.1 Accuracy of Buyer's and Parent's Representations and Warranties. All representations and warranties by Buyer and Parent contained in this Agreement or in any written statement delivered by Buyer or Parent under this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         10.2 Buyer's and Parent's Performance. Before or at the Closing, Buyer and Parent shall have performed and complied with all covenants and agreements, and satisfied all conditions required by this Agreement to be performed, complied with, or satisfied.

         10.3 Payment of Purchase Price. Buyer shall deliver to Seller against delivery of the items specified in Article 9 hereof a certified or bank cashier's check, or a wire transfer of immediately available funds, in the amount of $626,278, payable to Seller.

ARTICLE 11.       OBLIGATIONS OF THE PARTIES AFTER THE CLOSING

         11.1 Preservation of Goodwill. Following the Closing, Seller will restrict its activities so that Buyer's reasonable expectations with respect to the goodwill, business reputation, employee relations and prospects connected with the Assets will not be materially impaired. In furtherance but not in limitation of this general obligation, Seller agrees that, for a period of three years following the Closing Date, or as long as Buyer or its heirs, assigns or successors in interest carry on a like business in the counties or areas specified, whichever is shorter:

         (a) Seller will not engage in any business or activity which is substantially the same as, or represents an outgrowth of, any business or activity presently conducted by Seller if such business or activity extends to any of the geographic areas set forth in Schedule 11.1 in which Seller has heretofore engaged in business or otherwise established its goodwill, business reputation, or any customer relations.

                  The parties intend that the covenant contained in the preceding portion of this Section 11.1(a) shall be construed as a series of separate covenants, one for each geographic area specified in Schedule 11.1. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section, then this unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         (b) Seller will not disclose to any person, or use for its own benefit, any price lists, pricing data, customer lists or similar matters possessed by them relating to the Assets or the Business transferred to Buyer unless it first clearly demonstrates to Buyer that such matters are, at the time of the proposed disclosure or use, of common knowledge within the trade.

         11.2 Change of Name. Seller agrees that after the Closing Date it shall not use or employ in any manner, directly or indirectly, the name "HealthDesk", or any variation thereof, and that it will take and cause to be taken all necessary action by Seller's board of directors, stockholders and any other persons in order to make this change in Seller's name effective on or before the Closing Date.

         11.3 Access to Records. From and after the Closing, Seller shall allow Buyer, and its counsel, accountants and other representatives, such access to records which after the Closing are in the custody or control of Seller as Buyer reasonably requires in order to comply with its obligations under the law or under contracts assumed by Buyer pursuant to this Agreement.

         11.4 Nonsolicitation of Employees. Seller shall not, prior to the third anniversary of the Closing, solicit any employee of Buyer or Parent or of any direct or indirect subsidiary of Buyer or Parent to leave such employment if such employee was at any time between the date hereof and the Closing an employee of Seller.

         11.5 Further Assurances. At any time after the Closing Date, each of Seller, Buyer and Parent shall execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by any other party, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by such other party in furtherance of the transactions contemplated by this Agreement.

         11.6 Termination of IAC Contract. Buyer agrees to pay to Information Access Company ("IAC"), on or about November 15, 1998 or the Closing Date, whichever is later, the sum of $65,000 in connection with the termination of that certain Online Vendor License Agreement, dated August 12, 1996, between IAC and Seller, as amended (the "IAC Agreement"); provided, however, that IAC agrees to continue its obligations under the IAC Agreement, and Buyer shall be entitled to all of Seller's rights under the IAC Agreement, until February 28, 1999.

         ARTICLE 12       INDEMNIFICATION

         12.1. Indemnification by Seller. Seller shall defend, indemnify and hold harmless each of Buyer, Parent and their respective employees, successors and assigns (Buyer, Parent and such persons, collectively, "Buyer's Indemnified Persons"), and shall reimburse Buyer's Indemnified Persons, for, from and against each and every demand, claim, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by Buyer's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Seller under this Agreement, the schedules hereto or any certificate or other document delivered or to be delivered pursuant hereto; and (b) any obligation of Seller relating to the Assets and any other matter arising out of or related to the operation of the Business arising prior to or on the Closing Date. The maximum liability of Seller under this Section 12.1 shall be limited to the Purchase Price.

         12.2. Indemnification by Buyer and Parent. Buyer and Parent shall defend, indemnify and hold harmless the Seller, its successors and assigns (Seller and such persons, collectively, "Seller's Indemnified Persons"), and shall reimburse Seller's Indemnified Persons, for, from and against all Losses imposed on or incurred by Seller's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty, or any breach or non-fulfillment of any covenant, agreement or other obligation of Buyer or Parent under this Agreement or any certificate or other document delivered or to be delivered pursuant hereto; and
(b) any obligation of Buyer relating to the License Agreements or any other matter arising out of or related to the operation of the Business arising after the Closing Date.

         12.3. Notice and Defense of Third Party Claims. If any action, claim or proceeding shall be brought or asserted under this Article 12 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 12 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate due to material conflicts of interest. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume to the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 12 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

         ARTICLE 13.  COSTS.

         13.1 Finder's or Broker's Fees. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         13.2 Expenses. Each of the parties shall pay all costs and expenses, including but not limited to attorneys' fees, incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         ARTICLE 14  FORM OF AGREEMENT.

         14.1 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         14.2 Entire Agreement; Modification; Waiver. This Agreement, together with the License Agreement and the Voting Agreement, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         14.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         ARTICLE 15  PARTIES

         15.1 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party hereto.

         15.2 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         ARTICLE 16  TERMINATION

         16.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of Buyer and Seller.

         16.2. Termination by Buyer or Seller. This Agreement may be terminated at any time prior to the Closing Date by Buyer or Seller (i) if the Closing has not occurred on or before November 30, 1998, unless the party seeking to invoke this subclause (i) is then in material breach of any of its obligations hereunder; (ii) if a court of competent jurisdiction or any governmental authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, or (iii) if the other party shall have breached or failed to comply in all material respects with its representations, warranties, covenants and agreements contained in this Agreement; provided, however, that if such breach or failure is reasonably capable of being cured on or before November 30, 1998 and such party commences such cure as soon as practicable and diligently prosecutes (subject to any other limitations of this Agreement) such cure, such party shall be entitled to postpone the Closing Date for a period reasonably sufficient to effect such cure to the reasonable satisfaction of the party asserting such breach or failure, but in no event beyond November 30, 1998.

         16.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article 16, no party hereto (or, in the case of Buyer, any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

         ARTICLE 17.    NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for hereunder, shall survive the Closing for a period of one year.

         ARTICLE 18  NOTICES.

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows:

         Buyer and Parent:            Patient InfoSystems, Inc.
                                      Patient InfoSystems Acquisition Corp.
                                      46 Prince Street
                                      Rochester, New York 14607
                                      Attn: Donald A. Carlberg

         with copy to:                Gibbons, Del Deo, Dolan,
                                      Griffinger & Vecchione
                                      A Professional Corporation
                                      One Riverfront Plaza
                                      Newark, New Jersey 07102-5497
                                      Attn: Jeffrey A. Baumel, Esq.

         Seller:                      HealthDesk Corporation
                                      c/o Equity Dynamics
                                      2116 Financial Center
                                      Des Moines, Iowa 50309
                                      Attn:  Joseph Dunham

         with copy to:                Gray Cary Ware & Freidenrich, LLP
                                      400 Hamilton Avenue
                                      Palo Alto, California 94301-1825
                                      Attn:  Peter M. Astiz, Esq.

         Any party may change its address for purposes of this Article by giving the other parties written notice of the new address in the manner set forth above.

         ARTICLE 19  GOVERNING LAW

         This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to conflicts of laws principles.

         ARTICLE 2    MISCELLANEOUS

         20.1 Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         20.2 Announcements. Seller shall not make any announcements to the public or to employees of Seller concerning this Agreement or the transactions contemplated hereby without the prior approval of Buyer, which will not be unreasonably withheld. Notwithstanding any failure of Buyer to approve it, Seller may make an announcement of substantially the same information as theretofore announced to the public by Buyer, or any announcement required by applicable law, but Seller shall in either case notify Buyer of the contents thereof reasonably promptly in advance of its issuance.

         20.3 References. Unless otherwise specified, references to Sections or Articles are to Sections or Articles in this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above-written.

BUYER:                                   PATIENT INFOSYSTEMS
                                         ACQUISITION CORP.

                                         By:
                                                  ------------------------
                                         Name:    Donald A. Carlberg
                                         Title:   President

PARENT:                                  PATIENT INFOSYSTEMS, INC.


                                         By:
                                                  ------------------------
                                         Name:    Donald A. Carlberg
                                         Title:   President


SELLER:                                  HEALTHDESK CORPORATION

                                         By:
                                                  ------------------------
                                         Name:    Terry Brandt
                                         Title:   Chief Technical Officer

                                    EXHIBIT A

                                License Agreement

                           SOFTWARE LICENSE AGREEMENT

         This SOFTWARE LICENSE AGREEMENT (the "Agreement"), dated as of September 29, 1998 by and between HEALTHDESK CORPORATION, a California corporation ("Licensor"), and PATIENT INFOSYSTEMS ACQUISITION CORP., a Delaware corporation ("Licensee").

                                    RECITALS:

         WHEREAS, the parties hereto, together with Patient InfoSystems, Inc. have entered into a certain Asset Purchase Agreement, of even date herewith (the "Asset Purchase Agreement"), pursuant to which Licensor has agreed to sell to Licensee, substantially all of Licensor's assets used in the Business (as defined in the Asset Purchase Agreement); and

         WHEREAS, Licensee desired to license the right to use the Licensed Product until the closing of the transactions contemplated by the Asset Purchase Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Asset Purchase Agreement" shall have the meaning set forth in the recitals hereto.

                  (b) "Licensed Product" shall mean collectively the Licensed Software and Licensed Documentation (as hereinafter defined).

                  (c) "Licensed Software" shall mean the HealthDesk Online software, CareTeam Connect software and software related products for use in the healthcare, wellness and disease management industries.

                  (d) "Licensed Documentation" shall mean all specifications and other supporting documentation for or related to the Licensed Software as may be provided to Licensee by Licensor.

         2. LICENSE. (a) Licensor hereby grants Licensee and Licensee hereby accepts, for a period commencing on the date hereof and terminating on the Closing Date (as defined under the Asset Purchase Agreement) or unless sooner terminated pursuant to Section 9 herein, solely for Licensee's use and solely in connection with the Business, and without the right to alienate, assign, sub-license, or otherwise transfer all or any part of the rights so granted, an exclusive, non-transferable, royalty-free, worldwide license to use the Licensed Product in accordance with the terms, conditions and provisions of this Agreement. Licensor shall provide such additional support services as shall be reasonably requested by Licensee.

                  (b) Licensee acknowledges and agrees that, until the Closing Date, the Licensed Product is and shall remain the sole and exclusive property of Licensor.


         3.       USE OF LICENSED PRODUCT.

                  (a) Licensee agrees not to reverse engineer, reverse compile, decompile, or disassemble the Licensed Product in any manner or form and will not either itself or permit others to create or attempt to create by reverse engineering, reverse compiling, de-compiling, disassembling or otherwise, the source programs or any part thereof from information made available by Licensor under this Agreement or otherwise (whether oral or written, tangible or intangible). Licensee will not attempt to modify or alter the Licensed Product in any manner or form without the prior written consent of Licensor, which consent shall not be unreasonably withheld.

                  (b) Licensee shall not copy, reproduce or duplicate the Licensed Product, and/or any tangible media containing the Licensed Product, in any manner or form, in whole or in part, without the prior written consent of Licensor, which consent shall not be unreasonably withheld, and the payment of an acceptable additional license fee, if so required. Licensee shall use its best efforts to prevent and not permit any third parties, persons or entities from copying, reproducing, duplicating, examining, inspecting, studying, and/or reviewing the Licensed Product.

                  (c) All copies of the computer programs which constitute all or a portion of the Licensed Product, whether in printed or machine readable form, and whether on storage media or otherwise, and all legends, trademarks, service marks, and copyright notices contained on or in the Licensed Product as delivered to Licensee by Licensor shall be considered part of the Licensed Product subject to this Agreement. Licensee shall not remove from, alter, modify or deface any copyright notice, trademark, service mark, logo, name, decal or imprint affixed to or on the Licensed Product, but not limited to, those which identify Licensor or any other party as the source of origin of such goods, products, or Licensed Product. Licensee shall not attempt to register any copyrights, register any trademarks or service marks, or apply for any patent or other intellectual property protection for the Licensed Product, any segments or portions thereof, or any marks, logos, names, decals or imprints associated therewith.

                  (d) During the term of this Agreement, Licensor shall, upon Licensee's reasonable request, consult and provide expert assistance to Licensee in developing the Licensed Product.

         4.       CONFIDENTIALITY/PROPRIETARY INFORMATION.

                  (a) Licensee acknowledges that the Licensed Product and all materials, information, specifications, programs, source or object codes, documentation, flow charts and other materials of any type whatsoever (tangible or intangible, machine or human readable), and the ideas, techniques, know-how and procedures contained or revealed in any of the foregoing supplied to Licensee by Licensor under this Agreement ("Confidential Information"), and any part or portion of any of the foregoing, are confidential and contain trade secrets of Licensor, disclosed to Licensee on a confidential basis to be used only as permitted by this Agreement. Licensee acknowledges that the Confidential Information is the exclusive property and the commercially valuable proprietary right of Licensor.

                  (b) Licensee agrees not to disclose or otherwise make the Confidential Information or information pertaining thereto, whether written or oral, available to any person other than employees, officers and directors of Licensee required to have such knowledge for the purposes contemplated by this Agreement. Licensee agrees that it shall not disclose, use, sell, assign, lease, sub-license, commercially exploit or otherwise market in any way or manner the Confidential Information.

                  (c) The terms and provisions of this Section 4 shall survive the termination, cancellation or expiration of this Agreement for any reason.

         5. NO WARRANTIES. THE LICENSED PRODUCT IS PROVIDED ON AN "AS-IS" BASIS, AND LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSED PRODUCT.

         6. LIMITATION OF LIABILITY. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY HERETO FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS, INCLUDING, BUT NOT LIMITED TO, FOR LOSS OF DATA, LOSS OF USE, INVASION OF PRIVACY, OR THE LIKE ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. The terms and provisions of this Section 6 shall survive the termination, cancellation or expiration of this Agreement for any reason.

         7. INDEMNIFICATION. Licensee agrees to defend, indemnify, and hold harmless Licensor and its principals, directors, officers, employees, and agents from and against any and all direct liabilities, penalties, claims, demands, suits, and causes of actions of any nature whatsoever, and any and all damages, costs, and expenses sustained or incurred (including cost of defense, settlement, and reasonable attorneys' fees), asserted by or on behalf of any person or entity relating to, arising out of, or concerning any breach of this Agreement. The indemnities and remedies set forth in this Section 7 shall survive the termination, cancellation or expiration of this Agreement.

         8. NATURE OF RELATIONSHIP. Both Licensor and Licensee shall be independent contractors under this Agreement. Neither party shall be considered or deemed to be an affiliate, agent, partner or joint venturer of the other party and neither party has the right or power, express or implied, to do any act or thing that would bind the other, except as specifically provided in this Agreement. Neither of the parties has the right or authority to, and shall not, incur any obligation or liability on behalf of the other.

         9. TERMINATION. (a) Subject to any other terms or provisions in this Agreement, Licensor may, by written notice to Licensee, terminate this Agreement and any license granted to Licensee hereunder if:

                        (1) the Asset Purchase Agreement is terminated in accordance with the terms thereof, or the transactions contemplated thereby have closed;

                        (2) Licensee commits a material breach of any provision of this Agreement and such breach is not cured within ten (10) days after Licensor gives Licensee written notice thereof; or

                        (3) Licensee becomes or is declared insolvent or bankrupt, whether voluntarily or involuntarily, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations.

                  (b) Upon the termination, cancellation or expiration of this Agreement, Licensee shall immediately return to Licensor the Licensed Product, any and all Confidential Information provided by Licensor to Licensee under this Agreement and any and all copies of the foregoing.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

         11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Licensee shall not sub-license, assign, transfer or otherwise convey the Licensed Product or any of the rights granted hereunder without Licensor's prior written consent, which consent shall not be unreasonably withheld.

         13. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without giving effect to conflicts of laws principles thereof.

         14. CAPITALIZED TERMS. Capitalized terms referred to herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above-written.

LICENSOR:                                     HEALTHDESK CORPORATION


                                              By:
                                                  -----------------------
                                              Name:
                                              Title:

LICENSEE:                                     PATIENT INFOSYSTEMS
                                              ACQUISITION CORP.


                                              By:
                                                  -----------------------
                                              Name:
                                              Title:

                                    EXHIBIT B

                                    Sublease

                                    SUBLEASE

         THIS SUBLEASE (the "Sublease") is made as of the 29 day of September, 1998, between HEALTHDESK CORPORATION, a California corporation, having its principal place of business at 2560 Ninth Street, Suite 220, Berkeley, California 94710 ("Sublandlord") and PATIENT INFOSYSTEMS ACQUISITION CORP., a Delaware corporation, having its principal place of business at 46 Prince Street, Rochester, New York 14607 ("Subtenant").

                                    RECITALS:

         A. Sublandlord is tenant under an Office Lease (the "Prime Lease," a complete copy of which is annexed hereto as Schedule A) dated September 11, 1995 with Parker Associates, a California limited partnership (the "Prime Lessor"), relating to property identified as Suite 220 in Parker Plaza, 2560 Ninth Street, Berkeley, California, more particularly described in the Prime Lease, and referred to herein as the "Premises."

         B. Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, all of the Premises.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree:

         1. Sublease. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, on the terms and conditions hereinafter set forth.

         2. Term of Sublease. The Sublease shall commence on the date hereof (the "Commencement Date") and shall be a month-to-month tenancy terminable upon 10 business days advance written notice by either party.

         3. Rent. Subtenant shall pay Sublandlord the Rent at the office of Sublandlord first above appearing, or at such other place as Sublandlord may designate in writing. Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term.

         4. Occupancy. Subject to the terms and provisions hereinafter set forth, Subtenant shall be permitted to enter into occupancy of the Premises on the Commencement Date.

         5. Prime Lease; Inapplicable Provisions. This Sublease is subject to and subordinate to the Prime Lease, and all defined terms used herein, unless otherwise indicated, shall have the meanings given to them in the Prime Lease. The term "Landlord" as used in the Prime Lease shall refer to Sublandlord hereunder, "Tenant" as used in the Prime Lease shall refer to Subtenant hereunder, "Commencement Date" shall refer to the Commencement Date of this Sublease and "Term" shall refer to the Term of this Sublease, except as otherwise expressly provided in this Sublease. The obligations of Sublandlord in the Prime Lease shall be the obligations of Subtenant hereunder, and Subtenant assumes and shall perform all of the terms of the Prime Lease to be performed by Sublandlord as tenant thereunder with respect to the Premises for the term of this Sublease, except to the extent the provisions of the Prime Lease are inconsistent with or are superseded or supplemented by specific terms and provisions of this Sublease. The following provisions of the Prime Lease shall not apply to this Sublease:

                  (a)  The Term (paragraph 3(a));

                  (b)  Security Deposit (paragraph 15);

                  (c)  Rental Adjustment (paragraph 29);

                  (d)  Taxes Payable by Tenant (paragraph 30); and

                  (e)  Basic Operating Costs (Paragraph 38).

         6. Prime Lease Indemnity. Subtenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Prime Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Subtenant by reason of which the Prime Lease may be terminated or forfeited.

         7. "As Is" Condition. Subtenant has inspected the Premises and accepts the same from Sublandlord in its present condition "as is." Subtenant acknowledges and agrees with Sublandlord that neither Sublandlord, nor any employee of Sublandlord, nor other party claiming to act on Sublandlord's behalf has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition of the Premises.

         8. Prime Lessor Consent. The Sublease shall be of no force and effect, and the parties shall have no rights or liabilities hereunder, until the terms hereof are approved in writing by Prime Lessor. Either party can terminate this Sublease if the contingency in the prior sentence has not been satisfied or waived by September 30, 1998.

         9.       Miscellaneous.

                  (a) Each party warrants that it is authorized to enter into the Sublease, that the person signing on its behalf is duly authorized to execute the Sublease, and that no other signatures are necessary.

                  (b) All prior understandings and agreements between the parties with respect to the subject matter hereof are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties. This Sublease shall not be modified, altered or amended in any way except by agreement in writing, signed by the parties hereto.

                  (c) The terms, covenants and conditions contained in this Sublease shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

                  (d) If any provision of the Sublease is invalid or unenforceable to any extent, then that provision and the remainder of this Sublease shall continue in effect and be enforceable to the fullest extent permitted by law.

                  (e) The parties chose this Sublease document because it is fair to both parties. Therefore, the parties agree that it shall be construed as if both parties were equally responsible for drafting the Sublease and the rule of construction of construing against the drafter shall not apply.

                  (f) This Sublease shall be governed by the laws of the State of California.

                  (g) This Sublease shall not be binding unless signed by both parties and an originally signed counterpart is delivered to Subtenant.

                  (h) Subtenant warrants and represents to Sublandlord that this Sublease and the transaction contemplated hereby is legally binding on, and enforceable against Subtenant in accordance with its terms.

                  (i) Notices shall be sent and deemed to have been given as provided in Paragraph 28 of the Prime Lease, to Sublandlord and Subtenant at their addresses in the first paragraph of this Sublease.

         INTENDING TO BE LEGALLY BOUND, this instrument has been executed as of the day and year first appearing.

                                  SUBLANDLORD:

                                  HEALTHDESK CORPORATION



                                  By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                  SUBTENANT:

                                  PATIENT INFOSYSTEMS
                                  ACQUISITION CORP.





                                  By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT C

                                  Bill of Sale

                     ANNEX III - OPINION OF WHALE SECURITIES

                           WHALE SECURITES CO., L.P.
                               investment bankers
                                650 FIFTH AVENUE
                              NEW YORK, N.Y. 10019

                                 (212) 484-2000


                               September 29, 1998

The Board of Directors
HealthDesk Corporation
2560 Ninth Street
Suite 220
Berkeley, CA  94710

Members of the Board:

         You have engaged us pursuant to the engagement letter, dated August 13, 1998, between HealthDesk Corporation ("HealthDesk" or the "Company") and Whale Securities Co., L.P. ("Whale Securities"). Specifically, you have requested our opinion regarding the fairness, from a financial point of view, to the Company's common shareholders, of the exchange ratio reflected in the proposal under consideration to merge the Company and MC Informatics, Inc. ("MCI") on the basis of an exchange of common stock (the "Exchange Ratio"), pursuant to the draft merger agreement dated June 24, 1998 (the "Merger Agreement").

         In connection with rendering this opinion, we have reviewed such information as we have deemed necessary or appropriate for the purpose of stating the opinion expressed herein, including but not limited to the following:

(i)     the Merger Agreement;

(ii) the Annual Report on Form 10-K for HealthDesk for the fiscal year ended December 31, 1997;

(iii) the Quarterly Reports on Form 10-Q for HealthDesk for the periods ended March 31, 1998 and June 30, 1998;

(iv) the proforma projected financial statements and underlying assumptions, prepared by MCI's and HealthDesk's management, reflecting the completion of the merger of HealthDesk and MCI, for the years ending December 31, 1998 through December 31, 2000;


(v) the audited historical financial statements for MCI for the period April 14, 1997 through December 31, 1997;


(vi) the unaudited historical financial statements for MCI for the period January 1, 1998 through June 30, 1998;


(vii)   MCI's current consulting agreements and backlog of existing business;


(viii) information regarding financial performance and market valuations of publicly traded companies in the industries in which HealthDesk and MCI operate. In addition, we conducted several meetings with members of senior management of HealthDesk and MCI to discuss the historical and prospective industry environments and operating results for HealthDesk and MCI, respectively.

The Board of Directors
HealthDesk Corporation
September 29, 1998
Page 2 of 2

         In rendering our opinion, we have, with your approval, assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of all financial and other information that was available to us from public sources, that was provided to us by HealthDesk or MCI, or that was otherwise reviewed by us. With respect to financial projections supplied to us, we assume that they have been reasonably prepared based on both HealthDesk's and MCI's then current estimate of future results, and we have relied upon such projections and made no independent verification of the bases, assumptions, calculations or other information contained therein. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HealthDesk or MCI, and we do not assume any responsibility for verifying any of the information reviewed by us. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

         In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review and evaluation of: (i) historical revenues, operating earnings, net income and capitalization of HealthDesk and MCI and certain publicly and privately held companies in businesses we believe to be comparable to HealthDesk and MCI; (ii) the current financial and market position and results of operations of HealthDesk and MCI; and (iii) the general condition of the securities markets.

         Whale Securities, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Whale Securities has been retained by the Board of Directors of HealthDesk to provide this opinion and has received fees and indemnification against certain liabilities for the services rendered pursuant to this engagement.

         In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the equity securities of HealthDesk. On January 16, 1997, Whale Securities completed an initial public offering for HealthDesk. In addition, Whale Securities currently makes a market in the publicly traded securities of HealthDesk.

         The opinion expressed herein is as of the date hereof and we make no undertaking to update, supplement or amend such opinion as facts and circumstances come to our attention which could affect such opinion.

         Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of HealthDesk.

                                            Very truly yours,



                                            WHALE SECURITIES CO., L.P.

                           ANNEX IV - MERGER AGREEMENT

                      AGREEMENT AND PLAN OF REORGANIZATION


                          among HEALTHDESK CORPORATION,

                           MC ACQUISITION CORPORATION,

                            MC INFORMATICS, INC. and

                  certain SHAREHOLDERS of MC INFORMATICS, INC.






                                 August 18, 1998

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 18th day of August 1998, by and among HealthDesk Corporation, a California corporation ("HealthDesk"), MC Acquisition Corporation, a California corporation and wholly-owned subsidiary of HealthDesk ("Sub"), MC Informatics, Inc., a California Corporation ("MCI") and the shareholders of MCI specified on the execution page hereof (the "Principal Shareholders").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions hereinafter set forth, Sub shall be merged with and into MCI, with MCI the surviving corporation (the "Merger"), pursuant to Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the laws of the State of California. Upon the Merger, the shareholders of MCI (the "MCI Shareholders") shall be entitled to receive shares of HealthDesk common stock, no par value, at the exchange ratio set forth herein.

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         C. It is the intention of the parties that following the consummation of the Merger that the MCI Shareholders shall own not less than 40% of the outstanding shares of HealthDesk.

                                    AGREEMENT

         NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

         1.       Definitions.

                  1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

                  1.2 "Closing" and "Closing Date" shall have the meanings set forth in Section 2.4.

                  1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.4 "Commission" shall mean the Securities and Exchange Commission.

                  1.5 "MCI Common Stock" shall mean shares of MCI common stock, no par value, issued and outstanding at the Effective Time.

                  1.6 "MCI Shares" shall mean the shares of MCI common stock issued and outstanding at the Effective Time.

                  1.7 "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential." If Confidential Information is initially disclosed orally, the Disclosing Party shall send a written summary of such information to the Receiving Party within fifteen (15) days of disclosure and mark such summary "Confidential." Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

                  1.8 "Contaminant" shall mean, without limitation, any pollutants, residues, infectious materials, flammable, dangerous, toxic or hazardous substances, hazardous materials or waste of any description whatsoever, except for non-hazardous waste of the kind generated in the normal course of operations, including any of the foregoing as defined in or regulated under any Environmental Law, including but not limited to polychlorinated biphenyls, asbestos or asbestos containing materials, petroleum and petroleum containing materials.

                  1.9 "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

                  1.10 "Dissenting Shares" shall mean any MCI Shares held by persons who have not voted such shares for approval of the Merger and with respect to which such persons have become entitled to exercise dissenter's rights in accordance with Chapter 13 of the California Corporations Code.

                  1.11 "Effective Time" shall mean the time the Merger becomes effective as defined in Section 2.5.

                  1.12 "Entity" shall mean corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  1.13 "Environmental Activity" shall mean, without limitation, any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, recycling, stabilization, disposition, handling or transportation or its affirmative or accidental release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater or any other activity, event or circumstance which is subject to any of the Environmental Laws including but not limited to noise, vibration, odor or similar nuisance.

                  1.14 "Exchange Ratio" shall mean that for each outstanding share of MCI Common Stock, such share will be converted into the right to receive 4.9 shares of HealthDesk Common Stock.

                  1.15 "Environmental Laws" shall mean laws relating to the environment or any Environmental Activity.

                  1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  1.17 "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

                  1.18 "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

                  1.19 "Material" when capitalized and used in reference to the business, products or financial situation of MCI shall be construed, except as specifically provided, to qualify the matter referred to herein to matters with a value in excess of $10,000. For example, a "Material adverse effect" would be an adverse effect resulting in costs or expenses in excess of $10,000. When the word "material" is not capitalized it shall mean material with respect to the matter referenced. For example, a reference to a material breach of a particular agreement would mean a breach that is material with respect to the particular contract (and not necessarily with respect to the overall business of MCI or HealthDesk).

                  1.20 "HealthDesk Shares" shall mean the aggregate number of shares of HealthDesk common stock, no par value, issued in accordance with
Section 2.2.

                  1.21 "Merger" shall mean the merger of Sub with and into MCI, on the terms and conditions described herein.

                  1.22 "Person" shall mean any individual, Entity or Governmental Body.

                  1.23 "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

                  1.24 "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

                  1.25 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  1.26 "Tax" or "Taxes" shall mean all U.S. federal, territorial, state, municipal, local or other taxes, including without limitation income capital, sales and use taxes, value added and goods and services taxes, excise taxes, transfer and stamp taxes, custom duties and franchise taxes, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and ERISA plans and unemployment insurance premiums, contributions and remittances and the U.S. equivalents thereof), and penalties, interest and surcharges in respect of any of the foregoing and all words derived from or including the word "Tax," such as "Taxing" and "Taxation" shall bear a corresponding meaning.

                  1.27 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder including the Agreement of Merger.

         2.       Plan of Reorganization.

                  2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into MCI in accordance with the applicable provisions of the laws of the State of California and with the terms and conditions of this Agreement so that:

                           (a) At the Effective Time, Sub shall be merged with
and into MCI. As a result of the Merger, the separate corporate existence of Sub shall cease and MCI shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of the State of California.

                           (b) The Articles of Incorporation and the Bylaws of
Sub in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

                           (c) The directors and officers of Sub immediately
prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

                  2.2      Cancellation of Shares and Delivery of Consideration.

                           (a) At the Effective Time, each share of MCI capital
stock, if any, that is owned directly or indirectly by MCI shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

                           (b) At the Effective Time, each MCI Share (other than
shares owned directly or indirectly by MCI) shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted and exchanged in accordance with the Exchange Ratio.

                           (c) At the Effective Time, each share of capital
stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, continue to be issued and shall be converted into one share of MCI common stock outstanding after the Merger.

                           (d) The Exchange Ratio shall be adjusted to reflect
the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into HealthDesk Common Stock or MCI Common Stock), reorganization, recapitalization or other like change with respect to HealthDesk Common Stock or MCI Common Stock occurring after the date hereof and prior to the Effective Time.

                           (e) No fraction of a share of HealthDesk Common Stock
shall be issued, but in lieu thereof each holder of MCI Shares who would otherwise be entitled to a fraction of a share of HealthDesk Common Stock (after aggregating all fractional shares of HealthDesk Common Stock to be received by such holder) shall receive from HealthDesk an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of a share of HealthDesk Common Stock for the five most recent days that HealthDesk Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq SmallCap Market.

                           (f) Any Dissenting Shares shall not be converted into
HealthDesk Common Stock but shall instead be converted into the right to Dissenting Shares pursuant to the California Corporations Code. MCI agrees that, except with the prior written consent of HealthDesk, or as required under the California Corporations Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the California Corporations Code, becomes entitled to payment for MCI Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, HealthDesk shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing MCI Shares, the number of shares of HealthDesk Common Stock to which such shareholder would otherwise be entitled under this Section 2.2 less the number of shares of HealthDesk Common Stock allocable to such shareholder that have been deposited in the Indemnity Escrow.

                  2.3      Exchange Procedures.

                           (a) Following the Closing Date, HealthDesk shall mail
to each holder of record of certificate(s) or other documents which represent MCI Shares (the "Certificates"), to be exchanged pursuant to Section 2.2 hereof
(i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to HealthDesk and shall be in such form and have such other provisions as HealthDesk shall reasonably require) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for HealthDesk Shares. Upon surrender of a Certificate for cancellation to HealthDesk, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor his pro rata allocation of the HealthDesk Shares as to which such holder is entitled pursuant to Section 2.2 hereof. Certificates so surrendered pursuant to this Section 2.3 shall forthwith be canceled (if not otherwise canceled or terminated in accordance with their terms). In the event of a transfer of ownership of MCI Shares which is not registered on the transfer records of MCI, the appropriate number of HealthDesk Shares may be delivered to a transferee if the Certificate representing such transferred security is presented to HealthDesk and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender that number of HealthDesk Shares (without interest and subject to applicable withholding, escheat and other laws) to which such holder is entitled.

                           (b) Notwithstanding anything to the contrary in this
Section 2.3, none of HealthDesk, the Surviving Corporation or any party hereto shall be liable to a holder of MCI Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (c) The HealthDesk Shares paid in accordance with the
terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such MCI Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of MCI Shares. If, after the Effective Time, Certificates are presented to the surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.2.

                           (d) In the event any Certificates evidencing MCI
Shares shall have been lost, stolen or destroyed, HealthDesk shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such holders pro rata allocation of HealthDesk Shares, as may be required pursuant to Section 2.2; provided, however, that HealthDesk may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HealthDesk with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  2.4 The Closing. Subject to termination of this Agreement as provided in Section 12 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 10:00 a.m. local time on the date three (3) days following the satisfaction of all conditions to closing set forth herein, or such other place, time and date as HealthDesk and MCI may mutually select (the "Closing Date").

                  2.5 Effective Time. Simultaneously with the Closing, the Agreement of Merger shall be filed in the office of the Secretary of State of the State of California. The Merger shall become effective immediately upon the filing of the Agreement of Merger with such office (the "Effective Time").

         3. Representations and Warranties of MCI. Except as otherwise set forth in the "MCI Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to HealthDesk prior to the Closing Date, MCI and the Principal Shareholders represent and warrant to HealthDesk as set forth below. No fact or circumstance disclosed to HealthDesk by MCI shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the MCI Disclosure Schedule. References herein to the "LLC" refer to MC Informatics LLC, a California limited liability company. Unless otherwise specified herein or the context otherwise requires, the representations apply to both MCI and the LLC.

                  3.1 Organization. MCI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. MCI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary. The MCI Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of MCI and a true and complete list of all jurisdictions in which MCI maintains any employees. The MCI Disclosure Schedule contains a true and complete list of all jurisdictions in which MCI is duly qualified to transact business as a foreign corporation. True and complete copies of MCI's charter documents as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to HealthDesk or its Representatives.

                  3.2      Capitalization.

                           (a) The authorized capital stock of MCI as of the
date of this Agreement consists of One Million (1,000,000) shares of MCI common stock; and, as of the date of this Agreement, one million (1,000,000) shares of MCI common stock are issued and outstanding and held of record by MCI Shareholders as set forth and identified in Section 3.2(a) of the MCI Disclosure Schedule.

                           (b) Except as set forth in Section 3.2((b)) of the
MCI Disclosure Schedule, there are no outstanding options, warrants, rights, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of MCI other than as contemplated by this Agreement. There are no voting trust, buy-sell or other similar agreements in place among the MCI Shareholders and MCI.

                           (c) All of the outstanding securities of MCI have
been duly authorized and are validly issued, fully paid and nonassessable. All securities of MCI were issued in compliance with applicable securities laws. None of MCI's outstanding securities were issued in consideration in whole or in part for any contribution, transfer, assignment or any proprietary rights.

                  3.3 Power, Authority and Validity. MCI has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of MCI, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. MCI is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and each of the other Transaction Documents to which MCI will be a party, when executed and delivered by MCI shall be, the valid and binding obligation of MCI enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  3.4      Financial Statements.

                           (a) Schedule 3.4(a) of the MCI Disclosure Schedule
sets forth the following: (i) the balance sheet and consolidated statements of income and changes in financial condition for the fiscal years ended December 31, 1996 and 1997 and for the five month period ended May 31, 1998 for the LLC and (ii) MCI's consolidated unaudited balance sheet dated as of May 31, 1998 (the "MCI Balance Sheet") (the financial statements described in clauses (i) and (ii) collectively, the "MCI Financial Statements").

                           (b) The MCI Financial Statements are complete and in
accordance with the books and records of MCI and present fairly in all respects the financial position of MCI as of their historical dates. Except and to the extent reflected or reserved against in the MCI Balance Sheet, MCI does not have, as of the date of such balance sheet, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto). The aggregate reserves, if any, reflected on the MCI Financial Statements are adequate in light of the contingencies with respect to which they are made.

                           (c) MCI does not have any debt, liability, or
obligation of any nature, whether accrued, absolute or contingent that is not reflected or reserved against in the MCI Financial Statements, except that MCI has not established any reserves with respect to the costs and fees associated with this Agreement and the transactions contemplated hereby. All debts, liabilities, and obligations incurred after the date of the MCI Financial Statements, whether absolute or contingent, were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

                  3.5      Tax Matters.

                           (a) MCI has fully and timely, properly and accurately
filed all Tax returns and reports required to be filed by it (the "MCI Returns"), including all federal, foreign, state and local returns and reports for all years and periods for which any such returns or reports were due. The MCI Returns and all other Tax returns and reports filed by MCI were prepared in the manner required by applicable law. Except for any goods and services income Tax due upon the filing of the MCI Returns, all income, sales, use, occupation, property or other Taxes or assessments due from MCI has been paid, and there are no pending assessments, asserted deficiencies or claims for additional Taxes that have not been paid. The reserves for Taxes, if any, reflected on the MCI Financial Statements are adequate and there are no Tax liens on any property or assets of MCI. There have been no audits or examinations of any Tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further Tax liability beyond that shown on the respective Tax reports or returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income Tax return or report for any period.

                           (b) All Taxes which MCI has been required to collect
or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                           (c) MCI is not a party to any tax-sharing agreement
or similar arrangement with any other party.

                           (d) At no time has MCI been included in the federal
consolidated income Tax return of any affiliated group of corporations.

                           (e) No payment which MCI is obliged to pay to any
director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

                           (f) MCI will not be required to include any
adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the Tax laws of any jurisdiction requiring Tax adjustments as a result of a change in method of accounting implemented by MCI prior to the Closing Date for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by MCI prior to the Closing Date with any taxing authority with regard to the Tax liability of MCI for any Tax period (or portion thereof) ending on or before the Closing Date.

                           (g) MCI is not currently under any contractual
obligation to pay to any Governmental Body any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

                  3.6 Absence of Certain Changes or Events. Except as set forth in Section 3.6 of the MCI Disclosure Schedule, from May 31, 1998, to the date of this Agreement, MCI has not:

                           (a) suffered any Material adverse change in its
financial condition or in the operations of its business, nor any Material Adverse Change in its balance sheet, including but not limited to cash distributions or decreases in the net assets of MCI;

                           (b) suffered any physical damage, destruction or
loss, whether or not covered by insurance, in an aggregate amount in excess of Ten Thousand Dollars ($10,000);

                           (c) granted or agreed to make any increase in the
compensation payable or to become payable by MCI to its officers or employees, except those occurring in the ordinary course of business;

                           (d) declared, set aside or paid any dividend or made
any other distribution on or in respect of the shares of the capital stock of MCI or declared any direct or indirect redemption, retirement, purchase or other acquisition by MCI of such shares;

                           (e) issued any shares of capital stock of MCI or any
warrants, rights, options or entered into any commitment relating to the shares of MCI;

                           (f) made any change in the accounting methods or
practices it followed, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                           (g) sold, leased, abandoned or otherwise disposed of
any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

                           (h) sold, assigned, transferred, licensed or
otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except for equipment sales in the ordinary course of their business;

                           (i) suffered any dispute involving any employee that
could have a Material adverse effect on MCI;

                           (j) engaged in any activity or entered into any
commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

                           (k) incurred any liabilities, absolute or contingent
except for (i) liabilities identified as such in the "liabilities" column of the MCI Financial Statements; (ii) accounts payable or accrued salaries that have been incurred by MCI since December 31, 1997, in the ordinary course of business and consistent with MCI's past practices; and (iii) liabilities in Section 3.6((k)) of the MCI Disclosure Schedule;

                           (l) permitted or allowed any of its property or
assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, other than any purchase money security interests incurred in the ordinary course of business;

                           (m) made any capital expenditure or commitment for
additions to property, plant or equipment, in the aggregate, in excess of Ten Thousand Dollars ($10,000);

                           (n) paid, loaned or advanced any amount to, or sold,
transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholders or any Affiliate or associate of any of the foregoing;

                           (o) made any amendment to or terminated any agreement
which, if not so amended or terminated, would be required to be disclosed in the MCI Disclosure Schedule;

                           (p) agreed to take any action described in this
Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

                  3.7 Title and Related Matters. MCI has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the MCI Financial Statements or acquired after the date of the MCI Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the MCI Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. All of the tangible and intangible rights of the LLC have been duly and validly transferred to MCI. Except as noted in Section 3.7 of the MCI Disclosure Schedule, the equipment of MCI used in the operation of its business is in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which MCI is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. There is not under any of such leases any existing default by MCI or, any other event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases. Section 3.7 of the MCI Disclosure Schedule contains a description of all real and personal property leased or owned by MCI, describing its interest in said property and with respect to real property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of MCI's leases have been provided to HealthDesk or its Representatives.

                  3.8      Proprietary Rights and Warranty Claims.

                           (a) Section 3.8(a)(i) of the Disclosure Schedule sets
forth, with respect to each Proprietary Asset owned or used by MCI (each a "MCI Proprietary Asset" and collectively, the "MCI Proprietary Assets") registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such MCI Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application. Section 3.8(a)(ii) of the MCI Disclosure Schedule identifies and provides a brief description of all other MCI Proprietary Assets. Section 3.8(a)(iii) of the MCI Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to MCI by any Person (except for any Proprietary Asset that is licensed to MCI under any third party software license generally available to the public at a cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to MCI. Except as set forth in Section 3.8(a)(iv) of the MCI Disclosure Schedule, MCI has good, valid and marketable title to all MCI Proprietary Assets identified in Sections 3.8(a)(i) and 3.8(a)(ii) of the MCI Disclosure Schedule, free and clear of all liens and other encumbrances and of all third party licensed technology, and has a valid right to use all Proprietary Assets identified in Section 3.8(a)(iii) of the MCI Disclosure Schedule. Except as set forth in Section 3.8(a)(v) of the MCI Disclosure Schedule, MCI is not obligated to make any payment to any Person for the use of any Proprietary Asset. Except as set forth in Section 3.8(a)(vi) of the MCI Disclosure Schedule, MCI has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

                           (b) Except as set forth in Section 3.8(b) of the MCI
Disclosure Schedule, MCI has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all MCI Proprietary Assets (except MCI Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all MCI Proprietary Assets. Except as set forth in the MCI Disclosure Schedule, MCI has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of any of the MCI Proprietary Assets used in or necessary for the conduct of business by MCI as currently conducted by MCI.

                           (c) MCI is not infringing, misappropriating or making
any unlawful use of, and MCI has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("Third Party Proprietary Asset"). No other person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other person infringes or conflicts with, any MCI Proprietary Asset.

                           (d) Except as set forth in Section 3.8(d) of the MCI
Disclosure Schedule: (i) each MCI Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of MCI; and (ii) there has not been any claim made against MCI by any customer or other person alleging that any MCI Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by MCI to any person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of MCI, and there is no basis for any such claim.

                           (e) MCI's Proprietary Assets constitute all the
proprietary assets necessary to enable MCI to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Section 3.8(e) of the MCI Disclosure Schedule, (i) MCI has not licensed any of the MCI Proprietary Assets to any person on an exclusive basis, and (ii) MCI has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the MCI Proprietary Assets or to transact business in any market or geographical area or with any person.

                  3.9 Employee Benefit Plans. MCI does not maintain, or is obligated to contribute to, any defined benefit pension plan or any employee benefit plan that is subject to either Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") or the minimum funding standards of ERISA or the Code. Each bonus, incentive, deferred compensation, pension, profit-sharing, retirement, vacation, severance pay, stock purchase, stock option, group insurance and other employee benefit or fringe benefit plans, whether formal or informal (whether written or not), maintained by MCI conforms to all applicable requirements, if any, of ERISA. Section 3.9 of the MCI Disclosure Schedule lists and describes all such plans.

                  3.10 Bank Accounts and Receivables. Section 3.10 of the MCI Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which MCI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. Section 3.10 of the MCI Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of MCI as of the date of the Balance Sheet. Except as set forth on the MCI Disclosure Schedule all existing accounts receivable of MCI (including those accounts receivable reflected on the MCI Financial Statements that have not yet been collected and those accounts receivable that have arisen since May 31, 1998 and have not yet been collected) (i) represent valid obligations of customers of MCI arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or setoff (net of an allowance for doubtful accounts not to exceed Ten Thousand Dollars ($10,000) in the aggregate).

                  3.11     Contracts.

                           (a) Section 3.11(a) the MCI Disclosure Schedule
identifies each document or instrument to which MCI is a party and that relates to the acquisition, transfer, use, development, sharing or licensing of any technology or MCI Proprietary Asset.

                           (b) Except as set forth in Section 3.11(b) the MCI
Disclosure Schedule,

                                    (i) MCI has no agreements, contracts or
commitments that call for fixed and/or contingent payments or expenditures by or to MCI of more than Ten Thousand Dollars ($10,000) over the life of any such agreement, contract or commitment.

                                    (ii) MCI has no purchase agreement, contract
or commitment that calls for fixed and/or contingent payments by MCI that are in excess of the normal, ordinary and usual requirements of MCI's business.

                                    (iii) There is no outstanding sales
contract, commitment or proposal (including, without limitation, development projects) of MCI that MCI currently expects (or reasonably should expect) to result in any loss to MCI upon completion or performance thereof.

                                    (iv) MCI has no outstanding agreements,
contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

                                    (v) MCI has no outstanding agreements,
contracts or commitments with sales representatives, OEM's, distributors or dealers.

                                    (vi) MCI is not restricted by agreement from
competing with any person or from carrying on its business anywhere in the world.

                                    (vii) MCI has not guaranteed any obligations
of other persons, including each other, or made any agreements to acquire or guarantee any obligations of other persons, including each other.

                                    (viii) MCI does not have any outstanding
loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by MCI of any sum not reflected in the MCI Financial Statements.

                                    (ix) All Material contracts, agreements and
instruments listed in the MCI Disclosure Schedule pursuant to Section 3.11 (a) and (b) (the "MCI Material Contracts") are valid, binding, in full force and effect, and enforceable by MCI in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No party to any MCI Material Contract intends to cancel, withdraw, modify or amend such contract.

                           (c) MCI has delivered to HealthDesk accurate and
complete copies of all written MCI Material Contracts, including all amendments thereto and any correspondence regarding any dispute with respect thereto. MCI has not entered into any Material oral contracts.

                           (d) Except as set forth in Section 3.11(d) of the MCI
Disclosure Schedule:

                                    (i) MCI has not violated or breached, or
committed any default under, any MCI Material Contract, and no other person has violated or breached, or committed any default under, any MCI Material Contract;

                                    (ii) No event has occurred, and no
circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any MCI Material Contract, (B) give any person the right to declare default or exercise any remedy under any MCI Material Contract,
(C) give any person the right to accelerate the maturity or performance of any MCI Material Contract; or (D) give any person the right to cancel, terminate or modify any MCI Material Contract;

                                    (iii) There are no unresolved claims between
MCI and any of its principal licensors, vendors, suppliers, distributors, representatives or customers and none of such persons has advised MCI of its intention to cease doing business with MCI, or with HealthDesk following the Closing Date, whether as a result of the transactions contemplated hereunder.

                  3.12 Compliance With Law. MCI is in compliance in all material respects with all applicable laws and regulations. All licenses, franchises, permits and other governmental authorizations held by MCI and which are required for its business are valid and sufficient in all respects for the businesses presently carried on by MCI and as set forth in the MCI Disclosure Schedule.

                  3.13     Labor Difficulties; No Discrimination.

                           (a) MCI is not engaged in any unfair labor practice
or in violation of any applicable laws respecting employment and employment practices, health and safety, human rights, terms and conditions of employment, and wages and hours.

                           (b) There is no unfair labor practice complaint
against MCI actually pending or threatened before a labor relations board.

                           (c) There is and has not been any claim made against
MCI based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor is there any basis for any such claim.

                           (d) MCI is not aware of any MCI employee who intends
to terminate his or her employment with MCI as a result of the Merger or otherwise.

                  3.14 Insider Transactions. No Affiliate of MCI has any interest in (i) any equipment or other property, real or personal, tangible or intangible, including, without limitation, any MCI Proprietary Asset, used in connection with or pertaining to the businesses of MCI, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of MCI; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized U.S. stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

                  3.15 Employees, Independent Contractors and Consultants.
Section 3.15 of the MCI Disclosure Schedule lists and describes all currently effective written and oral consulting, independent contractor and/or employment agreements and other agreements concluded with individual employees, independent contractors or consultants to which MCI is a party. True and correct copies of all such written agreements have been provided to HealthDesk or its Representatives. All salaries and wages paid by MCI are in compliance in all respects with applicable federal, state and local laws. Section 3.15 of the MCI Disclosure Schedule lists the names of all persons currently employed by MCI as well as the salaries and other compensation arrangements (bonus, deferred compensation, etc.) and the accrued vacation time for each such person.

                  3.16 Insurance. Section 3.16 of the MCI Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by MCI. MCI has done nothing, either by way of action or inaction, that might invalidate such insurance policies in whole or in part.

                  3.17 Litigation. Except as set forth in Section 3.17 of the MCI Disclosure Schedule, there is no suit, action or proceeding which has been served upon or threatened against MCI (nor is there any reasonable basis therefor), in each case other than immaterial matters, or which questions or challenges the validity of this Agreement or the Transaction Documents. Except as set forth in Section 3.17 of the MCI Disclosure Schedule, there is no judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against MCI.

                  3.18 Subsidiaries. Except as set forth in Section 3.18 of the MCI Disclosure Schedule, MCI has no subsidiaries. Except as set forth in Section
3.18 of the MCI Disclosure Schedule, MCI does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, joint venture, firm, association or business organization, entity or enterprise, and MCI does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

                  3.19 Compliance with Environmental Requirements. MCI has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to MCI and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in Section 3.19 of the MCI Disclosure Schedule, MCI is in compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in Section 3.19 of the MCI Disclosure Schedule, MCI is not aware of, nor has MCI received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to MCI, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

Except as disclosed in Section 3.19 of the MCI Disclosure Schedule,

                           (a) No Environmental Activity has occurred in the
business of MCI or on or in relation to any premises currently or formerly used by MCI which may cause MCI to incur expenses or costs for the elimination, neutralization or amelioration of the results of the Environmental Activity or become liable for compensation to any third party.

                           (b) MCI has held its assets, occupied its respective
premises, operated its respective businesses and conducted all other activities in compliance with all Environmental Laws. MCI has not received any notice of non-compliance with Environmental Laws from any person or governmental authority and MCI does not know of any facts which could give rise to any such notice.

                           (c) There are no underground storage tanks or surface
impoundments at, on, or under premises formerly or currently used by MCI.

                           (d) MCI has maintained all environmental and
operating documents and records substantially in the manner and for the time periods required by any Environmental Laws. Section 3.19 of the MCI Disclosure Schedule lists each environmental permit and each Environmental Audit conducted with respect to MCI or its premises while occupied by either of them. An "Environmental Audit" shall mean any evaluation, inspection, assessment, study or test performed at the request of or on behalf of a governmental authority, including but not limited to, a public liaison committee, as well as a self-evaluation, whether or not required by Environmental Law.

                  3.20 Corporate Documents. MCI has furnished to HealthDesk for its examination: (i) copies of its charter documents; (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to MCI, or any securities of MCI, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of MCI setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of MCI are complete and, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

                  3.21 Accuracy of Information In Information or Proxy Statement. The information furnished by MCI to the MCI Shareholders in connection with the solicitation of shareholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Information or Proxy Statement is first mailed to the HealthDesk shareholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading.

                  3.22 No Brokers. Neither MCI nor any shareholder, officer or director of MCI is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

                  3.23 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to HealthDesk by MCI are complete and correct. No representations or warranties made by MCI in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to HealthDesk pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects MCI known to MCI which has not been expressly and fully set forth in this Agreement or the schedules and exhibits hereto.

         4. Representations and Warranties of HealthDesk and Sub. HealthDesk represents and warrants to MCI as set forth below.

                  4.1 Organization. HealthDesk and Sub are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions and have corporate power and authority to carry on their businesses as they are now being conducted and as they are proposed to be conducted.

                  4.2 Power, Authority and Validity. HealthDesk and Sub have the corporate power and authority to enter into this Agreement and other Transaction Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of HealthDesk and Sub, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. HealthDesk and Sub are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and the other Transaction Documents to which HealthDesk and Sub are a party, when executed and delivered by HealthDesk and Sub shall be, the valid and binding obligations of HealthDesk and Sub, enforceable in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  4.3      Capitalization.

                           (a) The authorized capital stock of HealthDesk as of
the date of this Agreement consists of: (i) seventeen million (17,000,000) shares of common stock, of which 5,792,845 shares are issued and outstanding and
(ii) three million (3,000,000) shares of preferred stock, one million (1,000,000) of which shares of preferred stock have been designated as Series A Preferred Stock, none of which are issued or outstanding and seven hundred fifty
(750) of which shares have been designated as Series B Preferred Stock, four hundred twenty five (425) of which are issued and outstanding. The Company has reserved one million seven hundred thousand (1,700,000) shares of common stock for issuance upon conversion of the outstanding Series B Preferred Stock. HealthDesk has reserved 844,755 shares of common stock for issuance to employees, directors and consultants, upon exercise of stock options, including outstanding options for 652,923 shares of common stock. HealthDesk has also reserved 1,955,000 shares of Common Stock for issuance upon exercise of its outstanding publicly traded convertible warrants and 340,000 shares of Common Stock which may be issuable upon exercise of a warrant for the purchase of (i) 170,000 shares of Common Stock and (ii) a warrant for the purchase of 170,000 shares of Common Stock which were granted to the underwriter in connection with the Company's initial public offering.

                           (b) All of the outstanding securities of HealthDesk
have been duly authorized and are validly issued, fully paid and nonassessable. All securities of HealthDesk were issued in compliance with applicable securities laws. Except as otherwise set forth in the HealthDesk Disclosure Schedule or in the HealthDesk Commission Documents (as defined in Section 4.4 below), HealthDesk does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating HealthDesk to issue shares of its capital stock or other securities.

                  4.4 Commission Documents; Financial Statements. HealthDesk has made available to MCI a true and complete copy of each statement, report, registration statement, definitive proxy statement and other filings filed with the Commission by HealthDesk since January 1, 1998; and, prior to the Effective Time, HealthDesk will have made available to MCI any additional documents filed with the Commission by HealthDesk prior to the Effective Time (collectively, the "HealthDesk Commission Documents"). In addition, HealthDesk has made available to MCI all exhibits to the HealthDesk Commission Documents filed prior to the date hereof, and will promptly make available to MCI all exhibits to any additional HealthDesk Commission Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the HealthDesk Commission Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither HealthDesk nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the HealthDesk Commission Documents compiled in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the HealthDesk Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed HealthDesk Commission Document prior to the date hereof. The financial statements of HealthDesk, including the notes thereto, included in the HealthDesk Commission Documents (the "HealthDesk Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the Commission). The HealthDesk Financial statements fairly present the consolidated financial condition and operating results of HealthDesk and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in HealthDesk accounting policies except as described in the notes to the HealthDesk Financial Statements. HealthDesk has filed in a timely manner all reports required to be filed with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act during the 12 calendar months prior to the date hereof.

                  4.5 Accuracy of Documents and Information. No representations or warranties made by HealthDesk or Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to MCI pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

                  4.6 No Brokers. HealthDesk is not obligated to pay fees or expenses to any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

         5.       Representations and Warranties of Principal Shareholders.

                  Each Principal Shareholder as to itself, himself or herself represents and warrants to HealthDesk as follows:

                  5.1 No person or entity not a signatory of this Agreement has a beneficial interest in or a right to acquire or vote the MCI Shares held of record by such Principal Shareholder or any portion thereof (except, with respect to shareholders which are partnerships, partners of such shareholders). The MCI Shares are and will be, at all times until the Closing, free and clear of any liens, claims, options, charges or other encumbrances. Principal Shareholder's principal place of residence or place of business is set forth on the signature page hereto.

                  5.2 Principal Shareholder will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the MCI Shares or any New Securities (as defined below), or make any offer or agreement relating thereto, at any time prior to the Closing.

                  5.3 Principal Shareholder agrees that any shares in the capital stock of MCI that Principal Shareholder purchases or with respect to which Principal Shareholder otherwise acquired beneficial ownership after the date of this Agreement and prior to the Closing (the "New Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted MCI Shares.

         6. Covenants of MCI.

                  6.1 Advice of Changes. MCI will promptly advise HealthDesk in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of MCI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in MCI's business, taken as a whole.

                  6.2 Conduct of Business. Until the Closing, MCI will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of HealthDesk:

                           (a) borrow any money which borrowings exceed in the
aggregate Ten Thousand Dollars ($10,000);

                           (b) incur any liability other than in the ordinary
and usual course of business or in connection with the performance or consummation of this Agreement;

                           (c) encumber or permit to be encumbered any of its
assets except in the ordinary course of its business;

                           (d) dispose of any of its assets, except inventory in
the regular and ordinary course of business;

                           (e) enter into any lease or contract for the purchase
or sale of any property, real or personal except for inventory purchased in the ordinary course of business or other leases or contracts for less than $25,000;

                           (f) fail to maintain its equipment and other assets
in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

                           (g) pay or authorize any bonus, increased salary, or
special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

                           (h) adopt or change any accounting methods;

                           (i) declare, set aside or pay any cash or stock
dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

                           (j) amend or terminate any contract, agreement or
license to which it is a party except non-Material agreements in the ordinary course of business or other agreements with an annual value of less than $100,000;

                           (k) enter into any Material contract;

                           (l) loan any Material amount to any person or entity,
or guaranty or act as a surety for any obligation;

                           (m) waive or release any Material right or claim,
except in the ordinary course of business;

                           (n) issue or sell any shares of its capital stock of
any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock or amend the terms of any agreement regarding the foregoing;

                           (o) split or combine the outstanding shares of its
capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                           (p) merge, consolidate or reorganize with any entity;

                           (q) amend its Articles of Incorporation or Bylaws;

                           (r) make or change any election, change any annual
accounting period, file any tax return or amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to MCI, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to MCI, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of MCI or HealthDesk; or

                           (s) agree to do any of the things described in the
preceding clauses of this Section 6.2.

                  6.3 Risk of Loss. Until the Closing and subject to the confidentiality and nonuse provisions hereof, all risk of loss, damage or destruction to MCI's assets shall be borne by MCI, and the Merger terms described in Section 2 shall, in case of any such loss, damage or destruction, be revised as the parties may agree, or this Agreement shall be terminated in accordance with Section 12.

                  6.4 Access to Information. Until the Closing and subject to the confidentiality and nonuse provisions hereof, MCI shall allow HealthDesk and its Representatives free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, MCI shall cause its accountants to cooperate with HealthDesk and its Representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                  6.5 Regulatory Approvals. Prior to the Closing, MCI shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which HealthDesk may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement MCI shall use its best efforts to obtain all such authorizations, approvals and consents.

                  6.6 Satisfaction of Conditions Precedent. MCI will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  6.7 Equity Compensation Arrangements. Prior to the Closing, any obligation of MCI to issue stock, warrants or options which have been offered or promised to the employees of MCI shall have been fulfilled or been terminated to the satisfaction of HealthDesk.

                  6.8 Shareholder Consent. Prior to the Closing, whether by special meeting or written consent of its shareholders, MCI will submit this Agreement, the Agreement of Merger and related matters to its shareholders for consideration and approval, and the Board of Directors of MCI will recommend such approval to the MCI Shareholders. Each of the Principal Shareholders agrees to vote all shares of MCI capital stock in respect of which each such shareholder is entitled to vote at any meeting, in favor of the Merger, the approval of the transactions contemplated by this Agreement.

                  6.9 Nonaccredited Investors. Prior to the Closing, (i) MCI shall not take any action, including the granting of employee stock options, that could cause the number of MCI Shareholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 prior to the Closing; and (ii) MCI shall arrange for the appointment of an investor representative meeting the requirements of Regulation D under the Securities Act.

         7. Covenants of HealthDesk and Sub.

                  7.1 Advice of Changes. HealthDesk and Sub will promptly advise MCI in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of HealthDesk or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

                  7.2 Regulatory Approvals. Prior to the Closing, HealthDesk and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which MCI may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Such persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents.

                  7.3 Satisfaction of Conditions Precedent. HealthDesk will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 10, and HealthDesk will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  7.4 Listing of Additional Shares. HealthDesk shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the HealthDesk Shares.

                  7.5 Shareholder Notes. Promptly following the Closing, HealthDesk shall repay the outstanding note obligations of MCI to the Principal Shareholders in an aggregate amount not to exceed $150,000. Without limiting the generality of the foregoing, in lieu of such repayment, the Shareholders shall have the right, which right must be elected, if at all, in writing prior to the Closing, to (i) convert such indebtedness as of the Closing into HealthDesk Common Stock based upon a conversion price of $0.50 per share or (ii) agree to not have such obligations paid at that time and continue as a note payable on such terms as may be agreed between the Principal Shareholders and HealthDesk.

                  7.6 Sale of HealthDesk Assets. The parties acknowledge that it is the intention of HealthDesk to seek a buyer for its current operating assets relating to its HealthDesk Online product (the "Historical HealthDesk Business"). HealthDesk will use reasonable commercial efforts to negotiate a sale of such assets as soon as reasonably practicable. Any proceeds of such sale shall first be applied to satisfy liabilities and shall otherwise be retained by HealthDesk to satisfy the minimum working capital and cash requirements set forth herein. If HealthDesk is unable to effect such a sale or is otherwise unable to meet the working capital and cash requirements which are a condition to Closing, HealthDesk shall seek to raise additional equity capital; provided however, that in such event, the number of shares issuable to the MCI Shareholders shall be proportionately increased such that such shareholders hold not less than forty percent (40%) of the total outstanding shares of HealthDesk as of the Closing.

                  7.7      Maintenance of Minimum Working Capital.

                           (a) For the purposes of this Section, "Underreserved
Liabilities" shall mean (i) any specific liabilities of the Historical HealthDesk Business which were recorded in the company's financial statements immediately prior to the Closing ("HealthDesk Closing Balance Sheet") for which based upon developments after the Closing it is determined were underreported in such financial statements or (ii) the costs of satisfying third party contractual commitments relating to the Historical HealthDesk Business in existence at the time of the Closing which exceed the amount reserved therefor on the HealthDesk Closing Balance Sheet; provided however, that Underreserved Liabilities shall be offset by the amount, if any, that HealthDesk realizes from the disposition of the Historical HealthDesk Business in excess of the amount recorded therefor in the HealthDesk Closing Balance Sheet. If during the period following the Closing and before December 31, 1998 Underreserved Liabilities are discovered, which had such Underreserved Liabilities been fully reserved in the HealthDesk Closing Balance Sheet would have resulted in HealthDesk having less than $1 million of working capital as of immediately prior to the Closing, then HealthDesk shall raise such additional equity capital as shall be necessary such that if such capital had been raised prior to the Closing, HealthDesk would have had not less than $1 million in working capital as of the Closing; provided that HealthDesk shall be obligated to raise no more than the amount of the Underreserved Liabilities. If HealthDesk is required to issue additional equity securities in order to satisfy its obligations hereunder ("Additional Equity Shares"), HealthDesk shall simultaneously issue to the MCI Shareholders, in proportion to the number of MCI Shares held by each, a number of shares of HealthDesk capital stock equal to two-thirds (2/3) of the number of Additional Equity Shares.

                           (b) If, as of the Closing, the HealthDesk Closing
Balance Sheet indicates that HealthDesk's working capital is less than $1 million (the "Shortfall"), HealthDesk covenants to use its best efforts to sell to either or both of John Pappajohn and Edgewater Private Equities, or their related entities, a number of shares of Common Stock of HealthDesk, at a price equal to $0.50 per share (the "Shortfall Shares"), such that the proceeds to HealthDesk from the sale of such securities equals the Shortfall. Notwithstanding the foregoing, in the event HealthDesk signs an agreement regarding the sale of the Historical HealthDesk Business, the amounts to be paid to HealthDesk pursuant to such agreement shall be credited to HealthDesk and used to offset any Shortfall prior to the sale of any Shortfall Shares.

         8.       Mutual Covenants.

                  8.1 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and permitted sublicensees who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

                           (a) is already known to the Receiving Party at the
time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

                           (b) is, or, through no act or failure to act of the
Receiving Party, becomes publicly known;

                           (c) is received by the Receiving Party from a third
party without restriction on disclosure;

                           (d) is independently developed by the Receiving Party
without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

                           (e) is approved for release by written authorization
of the Disclosing Party; or

                           (f) is required to be disclosed by a government
agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

                  8.2 Exclusivity. Until the earlier of the Closing Date and July 20, 1998, MCI agrees that it will not (and that it will use best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter into any agreement concerning the sale or acquisition of MCI, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than HealthDesk, and that any such discussions presently in progress will be terminated or suspended during that period. MCI represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify HealthDesk, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger.

                  8.3 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  8.4 Tax-Free Organization. Each party shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         9.       The Closing.

                  9.1 Merger. On the date of the Closing, but not prior to the Closing, the Agreement of Merger shall be filed with the office of the Secretary of State of the State of California and the merger of Sub with and into MCI shall be consummated.

                  9.2      Additional Documents.

                           (a) At any time and from time to time at or after the
Closing, the parties shall at the request of the other party execute and deliver or cause to be executed and delivered all such assignments, consents and other documents and take or cause to be taken all such other actions as either party may reasonably deem necessary or desirable, in order to more fully and effectively carry out the intents and purposes of this Agreement.

                           (b) MCI shall execute and deliver to HealthDesk a
statement meeting the requirements of Treasury Regulation Section 1.897-2(h)(2) stating that interests in MCI are not United States real property interests.

         10. Conditions to MCI's Obligations.

                  MCI's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by MCI, but only in a writing signed by MCI):

                  10.1 Accuracy of Representations and Warranties. The representations and warranties of HealthDesk and Sub set forth in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to MCI's obligations set forth under Sections 10.1, 10.2, 10.3 and 10.4 shall have been satisfied. MCI shall receive a certificate to such effect from an executive officer of HealthDesk.

                  10.2 Covenants. HealthDesk and Sub shall have performed and complied with all of their covenants contained in Sections 7 and 8 to be performed on or before the Closing, and HealthDesk shall deliver to MCI a certificate executed by an executive officer of HealthDesk at Closing stating that such condition has been satisfied.

                  10.3 No Litigation. No litigation or proceeding shall be threatened or pending against HealthDesk or Sub with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and MCI shall receive a certificate to such effect signed by an executive officer of HealthDesk.

                  10.4 Authorizations. MCI shall have received from HealthDesk and Sub written evidence that the execution, delivery and performance of HealthDesk and Sub's obligations under this Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of HealthDesk and Sub, respectively, and the shareholder of Sub.

                  10.5 Government Consents. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

                  10.6 Opinion of HealthDesk's Counsel. MCI shall have received from counsel to HealthDesk an opinion in substantially the form attached hereto as Exhibit B.

                  10.7 Employment Offers and Other Agreements. The Shareholders shall have entered into non-compete agreements with HealthDesk in substantially the same form as attached hereto as Exhibit C, and employment agreements in substantially the form as attached hereto as Exhibit D. Without limiting the generality of the foregoing, Bill Childs shall be named Chairman of the Board and CEO of HealthDesk effective as of the Closing.

                  10.8 Series B Financing. HealthDesk shall have raised not less than $300,000 through the issuance of additional Series B Preferred Stock or Common Stock.

                  10.9 Amendment of Series B Terms. MCI, the Shareholders and HealthDesk shall have entered into an agreement, substantially in the form attached hereto as Exhibit E, which amends the terms of the Series B Preferred Stock such that the Conversion Price as defined in the Certificate of Determination for the Series B Preferred Stock shall be fixed at $0.50 per share and such shares shall automatically convert into HealthDesk Common Stock upon the Closing.

                  10.10 Option Reserve. The Board of Directors of HealthDesk shall have approved an increase in the number of shares authorized for issuance under the Company's 1995 Stock Option Plan to 3,000,000 shares.

                  10.11 Board of HealthDesk. Effective as of the Closing, the Board of Directors of HealthDesk shall be composed of John Pappajohn, Joseph R. Dunham, Bill Childs and two additional persons to be mutually agreed by MCI and HealthDesk.

                  10.12 Working Capital. As of the Closing, HealthDesk shall have net working capital of not less than $1 million, including not less than $1 million in cash.

                  10.13 Lock-up. John Pappajohn and Edgewater Private Equities shall have signed an lock-up agreement, in the form attached hereto as Exhibit F, pursuant to which each agrees not to sell or otherwise dispose of HealthDesk Common Stock for a period of a year following the Closing unless otherwise approved by a majority of the disinterested members of HealthDesk's Board of Directors.

                  10.14 Registration Rights Agreement. The Shareholders and HealthDesk shall have entered into a registration rights agreement, substantially in the form attached hereto as Exhibit G, with respect to the HealthDesk Shares issued to the Shareholders.

         11. Conditions to HealthDesk and Sub's Obligations.

                  HealthDesk's and Sub's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by HealthDesk, but only in a writing signed by HealthDesk):

                  11.1 Accuracy of Representations and Warranties. The representations and warranties of MCI contained in Section 3 and the Principal Shareholders in Section 5 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to HealthDesk's and Sub's obligations set forth under Sections 11.1, 11.2, 11.3 and
11.4 shall have been satisfied. HealthDesk shall receive a certificate to such effect from an executive officer of MCI.

                  11.2 Covenants. MCI shall have performed and complied with all of its covenants set forth in this Agreement on or before the Closing.

                  11.3 No Litigation. On and as of the Closing, no litigation or proceeding shall be threatened or pending against MCI for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of MCI subsequent to the Closing.

                  11.4 Authorizations. HealthDesk shall have received from MCI written evidence that (i) the execution, delivery and performance of this Agreement and the Agreement of Merger have been duly and validly approved and authorized by its Board of Directors and (ii) all of the MCI Shareholders have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  11.5 No Adverse Development. There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which might prohibit or render illegal or have a Material adverse effect on the business, prospects, liabilities, income, property, assets or operations of MCI subsequent to the Closing. MCI shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the MCI Balance Sheet or its ability to carry on its business as proposed to be conducted, and which, in the judgment of HealthDesk, renders it inadvisable to proceed with the Closing. There shall have been no other event which, in the reasonable judgment of HealthDesk, has a material and adverse effect on MCI's assets, business, liabilities, income, property, assets, prospects or operations subsequent to the Closing.

                  11.6 Required Consents. HealthDesk shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by HealthDesk's legal counsel to provide for the continuation in full force and effect of any and all contracts and leases of MCI.

                  11.7 Opinion of MCI's Counsel. HealthDesk shall have received from counsel to MCI, an opinion substantially in the form attached hereto as Exhibit B.

                  11.8 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

                  11.9 Due Diligence. There shall have been prior to the Closing Date satisfactory completion of a review by HealthDesk and its Representatives of MCI's business, financial, technical and legal affairs.

                  11.10 Suitability of MCI Shareholders. Each of the MCI Shareholders shall have confirmed in writing his or her suitability to receive the HealthDesk Shares by means of an Investor Representation Letter in the form attached hereto as Exhibit I.

                  11.11 Employment Offers and Other Agreements. The Shareholders shall have entered into non-compete and employment agreements with HealthDesk in substantially the same form as attached hereto as Exhibits C and D; all other employees and consultants of MCI as of the Closing shall have accepted employment (or consultant positions, as appropriate) with HealthDesk or MCI on terms satisfactory to HealthDesk; such employees and consultants shall have entered into confidentiality and inventions agreements in HealthDesk's standard form.

                  11.12 Audited Financial Statements. MCI shall have delivered to HealthDesk its financial statements as of December 31, 1998 and for the period then ended accompanied by an unqualified auditor's opinion thereon and such financial statements shall not reveal any fact which shall be a breach of any of the representations or warranties of MCI or the Shareholders herein.

                  11.13 Shareholder Approval. The shareholders of HealthDesk shall have approved the transactions contemplated hereby.

                  11.14 Amendment of Series B Terms. MCI, the Shareholders and HealthDesk shall have entered into an agreement, substantially in the form attached hereto as Exhibit E, which amends the terms of the Series B Preferred Stock such that the Conversion Price as defined in the Certificate of Determination for the Series B Preferred Stock shall be fixed at $0.50 per share and such shares shall automatically convert into HealthDesk Common Stock upon the Closing.

                  11.15 Registration Rights Agreement. The Shareholders and HealthDesk shall have entered into a registration rights agreement, substantially in the form attached hereto as Exhibit G, with respect to the HealthDesk Shares issued to the Shareholders.

                  11.16 Lock-up. The Shareholders shall have signed an lock-up agreement, in the form attached hereto as Exhibit F, pursuant to which each agrees not to sell or otherwise dispose of HealthDesk Common Stock for a period of a year following the Closing unless otherwise approved by a majority of the disinterested members of HealthDesk's Board of Directors.

         12.      Termination of Agreement.

                  12.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

                  12.2 Failure to Fulfill Conditions. Either HealthDesk or MCI may terminate this Agreement if the Merger has not been consummated by December 31, 1998 (provided that the right to terminate this Agreement under this Section
11.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date). Any termination of this Agreement under this Section 11.2 shall be effective by the delivery of notice of the terminating party to the other parties hereto.

                  12.3 No Liability. Any termination of this Agreement pursuant to this Section 12 shall be without further obligation or liability upon any party in favor of any other party hereto.

                  12.4 Effect of Termination. The termination of the Agreement pursuant to this Section 12 shall terminate all sections hereof other than
Section 8.1.

         13.      Miscellaneous.

                  13.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  13.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

                  13.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  13.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the documents referenced herein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

                  13.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Merger is consummated, all legal and accounting fees incurred by MCI and the MCI Shareholders in connection with the Merger up to $25,000 shall be payable by HealthDesk upon presentation of an adequate and appropriate bill. Any expenses in excess of such amount shall be deemed to be expenses of the MCI Shareholders, shall be borne by the MCI Shareholders and shall not become obligations of MCI, HealthDesk or the Surviving Corporation. The MCI Shareholders shall make arrangements satisfactory to HealthDesk at or prior to the Closing for the satisfaction of such amounts.

                  13.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                  13.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  13.9 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

                  13.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  13.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                  13.12 Notices. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or
(d) three (3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.12.

        MCI:                         Bill Childs, President
                                     MC Informatics, LLC
                                     6299 Lone Peak Drive
                                     Evergreen Colorado  80439

        With copy to:                Bob Johnson, Esq.
                                     Madden, Jones, Cole & Johnson
                                     111 W. Ocean Blvd., Suite 1300
                                     Long Beach, California  90802-2210

        HealthDesk or Sub:           HealthDesk Corporation
                                     c/o Joseph Dunham
                                     Equity Dynamics Inc.
                                     116 Financial Center
                                     Des Moines, IA  50309

        With copy to:                Gray Cary Ware & Freidenrich LLP
                                     400 Hamilton Avenue
                                     Palo Alto, CA 94301
                                     Facsimile:  (650) 327-3699
                                     Attention:  Peter M. Astiz, Esq.

                  13.13 Time. Time is of the essence of this Agreement.

                  13.14 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

                  13.15 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.15.

                  13.16 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  13.17 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  13.18 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HEALTHDESK CORPORATION                          MC INFORMATICS, INC.


By:_________________________                    By:___________________________


Title:______________________                    Title:________________________


MC ACQUISITION CORPORATION                      PRINCIPAL SHAREHOLDERS:




By:_________________________                    ______________________________
                                                Bill Childs

Title:______________________                    ______________________________
                                                Garfield Thompson







            [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER, dated as of _________, 1998 (the "Merger Agreement"), is made and entered into by and among MC Acquisition Corporation, a California corporation ("Sub"), MC Informatics, Inc., a California corporation ("MCI" or "Surviving Corporation"), and HealthDesk Corporation, a California corporation ("HealthDesk"). MCI and Sub are collectively referred to as the "Constituent Corporations."

                                    RECITALS

         A. HealthDesk is the beneficial and record owner of all of the outstanding shares of the capital stock of Sub.

         B. Prior to the execution of this Merger Agreement, the Constituent Corporations, HealthDesk and certain shareholders of MCI have entered into an Agreement and Plan of Reorganization dated as of July ___, 1998 (the "Reorganization Agreement"), providing for certain representations, warranties and agreements in connection with the transactions contemplated.

         C. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that MCI be acquired by HealthDesk through a merger of Sub with and into MCI (the "Merger").

         NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

                                    ARTICLE 1
                          THE CONSTITUENT CORPORATIONS

         Section 1.1

         a. MCI was incorporated under the laws of the State of California on June 19, 1998.

         b. The authorized capital of MCI consists of 1,000,000 shares of Common Stock (the "MCI Common Stock").

         c. On the business day immediately preceding the date hereof, 1,000,000 shares of MCI Common Stock were issued and outstanding.

         Section 1.2

         a. Sub was incorporated under the laws of the State of California on July 24, 1998.

         b. Sub is authorized to issue an aggregate of 1,000 shares of common stock, $0.01 par value ("Sub Stock").

         c. On the date hereof, an aggregate of 1,000 shares of Sub Stock were issued and outstanding.

                                    ARTICLE 2
                                   THE MERGER

         Section 2.1

         a. The Merger shall become effective on the date and time ("Effective Time") that this Agreement of Merger and officers' certificates of each Constituent Corporation are filed with the Secretary of State of California pursuant to Section 1103 of the California General Corporation Law ("CGCL").

         b. At the Effective Time, Sub shall be merged with and into MCI and the separate corporate existence of Sub shall thereupon cease. MCI shall be the Surviving Corporation in the Merger and the separate corporate existence of MCI, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

         Section 2.2 The Merger shall have the effects set forth in this Agreement of Merger and in the CGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

                                    ARTICLE 3
                        ARTICLES OF INCORPORATION, BYLAWS
                                       OF
                            THE SURVIVING CORPORATION

         Section 3.1 The Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Articles of Incorporation.

         Section 3.2 The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                                    ARTICLE 4
                      MANNER AND BASIS OF CONVERTING SHARES
                         OF THE CONSTITUENT CORPORATIONS

         Section 4 As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of MCI Common Stock:

         a. [Each share of Sub Stock which is outstanding immediately prior to the Effective Time shall be converted into one share of the capital stock of the Surviving Corporation.]

         b. All outstanding shares of MCI Common Stock shall be converted into an aggregate of ______________ shares (the "Exchange Ratio") of HealthDesk common stock, no par value ("HealthDesk Common Stock"). Each holder of MCI Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of HealthDesk Common Stock (after taking into account all of the certificates representing MCI Common Stock delivered by such holder) shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HealthDesk Common Stock multiplied by the average closing price of a share of HealthDesk Common Stock reported on the Nasdaq SmallCap Market for the five (5) most recent trading days ending on the trading day immediately prior to the Effective Time.

                                    ARTICLE 5
                            TERMINATION AND AMENDMENT

         Section 5.1 Notwithstanding the approval of this Agreement of Merger by the shareholders of MCI and Sub, this Agreement of Merger may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of MCI and Sub.

         Section 5.2 Notwithstanding the approval of this Agreement of Merger by the shareholders of MCI and Sub, this Agreement of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided at any time prior to the Effective Time.

         Section 5.3 In the event of the termination of this Agreement of Merger as provided above, this Agreement of Merger shall forthwith become void and there shall be no liability on the part of MCI or Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

         Section 5.4 This Agreement of Merger may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either MCI or Sub but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of either MCI or Sub without obtaining such further approval. This Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                       (SIGNATURES SET FORTH ON NEXT PAGE)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

MC ACQUISITION CORPORATION                  HEALTHDESK CORPORATION
(a California corporation)                  (a California corporation)


By:__________________________________       By:________________________________

Name:________________________________       Name:______________________________
Title:                                      Title:


MC INFORMATICS, INC.
(a California corporation)


By:______________________________

Name:____________________________
Title:

                                    EXHIBIT B

              FORM OF OPINION OF COUNSEL TO HEALTHDESK CORPORATION

         1. HealthDesk is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as it is now being conducted and is proposed to be conducted.

         2. All of the HealthDesk Shares will be, when issued in accordance with the terms of Merger Agreement, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3. HealthDesk has the corporate power and authority to enter into the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which HealthDesk is a party, and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors of HealthDesk, and no other corporate proceedings are necessary to authorize the Merger Agreement, the Agreement of Merger or the other Transaction Documents.

         4. The Merger Agreement, the Agreement of Merger and the other Transaction Documents to which HealthDesk constitute valid and binding obligations of HealthDesk, enforceable against HealthDesk in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

         5. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body required by HealthDesk or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement and the Agreement of Merger that has not been obtained, except for acceptance for filing of the Agreement of Merger by the Secretary of State for the State of California.

                                    EXHIBIT C

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         This Agreement is made as of the Effective Date (as defined below) by and among HealthDesk Corporation, a California corporation ("HDC"), MC Informatics, Inc., a California corporation ("MCI"), and _____________________ ____________________________, an individual (the "Employee").

                                    RECITALS

         A. WHEREAS, HDC, MC Acquisition Corporation, a California corporation and wholly-owned subsidiary of HDC ("Sub"), MCI and certain shareholders ("Shareholders") of MCI entered into an Agreement and Plan of Reorganization as of July ___, 1998 (the "Merger Agreement"), which provides that Sub merge with and into MCI, with MCI the surviving corporation (the "Merger"), and HDC will acquire all of the issued and outstanding shares of capital stock of MCI together with all of the goodwill of MCI related to the business being conducted by MCI, as more specifically defined in Appendix I to this Agreement (the "Business").

         B. WHEREAS, the Employee is a Shareholder and a key employee of MCI, has been actively involved in the management of MCI and is receiving significant consideration pursuant to the terms of the Merger Agreement, including a significant number of shares of HDC capital stock, in exchange for all of the Employee's shares of MCI.

         C. WHEREAS, in order to preserve the value of the shares of capital stock being acquired by HDC, the Merger Agreement contemplates, among other things, that the Employee enter into this Agreement and that the effective date of this Agreement (the "Effective Date") shall be the Closing Date (as defined in the Merger Agreement).

         NOW, THEREFORE, in consideration of the mutual promises and representations made in this Agreement, HDC, MCI and the Employee agree as follows:

                  1.       Non-competition.

                           (a) Until the earlier of (i) the termination by MCI
or HDC of the Employee's employment with MCI or HDC for any reason other than for Cause (as defined below) or (ii) the third anniversary of the Effective Date (the "Restricted Period"), the Employee will not directly or indirectly, as an owner, partner, stockholder, joint venturer, corporate officer, director, employee, consultant, principal, trustee or licenser, or in any other similar capacity whatsoever of or for any person, firm, partnership, company or corporation: (a) own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of, be involved with the development efforts of, serve as a technical advisor to or supply product to any business that competes with the Business or (b) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or suppliers of MCI or HDC which were contacted, solicited or served by the Employee while an employee of MCI or HDC. Notwithstanding the foregoing, the Employee is permitted to own, individually, as a passive investor up to a one percent (1%) interest in any publicly traded entity. The restrictions set forth in this Section 1 shall be effective within all cities and counties of California, all cities, counties and states of the United States and all other countries in the world.

                           (b) If the Employee intentionally or with reckless
disregard of his obligations hereunder violates the provisions of Section 1(a), the Employee shall continue to be bound by the restrictions set forth in Section 1(a) from the time such violating activity ceases until a period of three (3) years has expired without any violation of such provisions.

                  2.       Non-Solicitation.

                           (a) While the Employee is employed by MCI or HDC and
for a period of two (2) years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee, sales representative or consultant of MCI or HDC, or induce or attempt to induce such person to terminate his relationship with, or otherwise cease his relationship with MCI or HDC, as the case may be.

                           (b) If the Employee intentionally or with reckless
disregard of his obligations hereunder violates the provisions of Section 2(a), the Employee shall continue to be bound by the restrictions set forth in Section 2(a) from the time such violating activity ceases until a period of three (3) years has expired without any violation of such provisions.

                  3. Confidentiality Agreement. Employee shall be subject to the terms of HDC's standard form of employee confidentiality agreement, a copy of which is attached hereto as Appendix II.

                  4. Cause. For the purposes of this Agreement, "Cause" shall mean any material misconduct by the Employee (including, without limitation, disparagement that adversely affects the reputation of MCI or HDC, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds of MCI, HDC, or any of their affiliates, or dishonesty related to his employment by MCI or HDC) or material failure to perform the Employee's responsibilities in the best interests of MCI or HDC, including, without limitation, breach by the Employee of any material provision of any employment, nondisclosure, non-competition or other similar agreement between the Employee and MCI and/or HDC or failure of the Employee to perform any reasonably assigned duties after written notice from MCI and/or HDC of, and a reasonable opportunity to cure, such failure.

                  5. Condition of Merger; Consideration. The Employee agrees that the covenants provided for in Sections 1 and 2 including the term of the Restricted Period and the geographical area encompassed in such covenants, are necessary and reasonable in order to protect HDC and MCI in the conduct of the Business and the utilization of MCI's assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of MCI, including MCI's goodwill, and the customers and trade secrets of which the Employee has and will have knowledge, and in consideration for HDC entering into and performing under the Merger Agreement. All parties agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.

                  6. Dispute Resolution. In the event of any dispute or claim relating to or arising out of the Employee's employment with MCI or HDC pursuant to this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), the Employee, MCI and HDC agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. The Employee acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute, provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of MCI's or HDC's trade secrets or proprietary information.

                  7. Attorneys' Fees. The prevailing party shall be entitled to recover from losing party its attorneys' fees and costs incurred in action brought to enforce any right arising out of this Agreement.

                  8.       Miscellaneous.

                           (a) No Conflict. The Employee represents that the
execution and performance by him of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

                           (b) Not Employment Contract. The Employee
acknowledges that this Agreement does not constitute a contract of employment and does not imply that MCI or HDC will continue his employment for any period of time.

                           (c) Interpretation. The covenants contained in the
preceding paragraphs shall be construed as a series of separate covenants, one for each of the counties in each of the states of the United States of America, one for each province of Canada, and one for any other geographic area where the Business is currently carried on by MCI or HDC. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of Sections 1 or 2 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

                           (d) Severability. The invalidity or unenforceability
of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (e) Waiver of Rights. No delay or omission by MCI or
HDC in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by MCI or HDC on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                           (f) Equitable Remedies. The restrictions contained in
this Agreement are necessary for the protection of the business and goodwill of MCI and HDC and are considered by the Employee to be reasonable for such purpose. The Employee acknowledges that his services are needed by virtue of the Merger. The Employee agrees that any breach of this Agreement is likely to cause MCI and HDC substantial and irreparable damage and therefore, in the event of any such breach, the Employee agrees that MCI and HDC, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

                           (g) Assignability. HDC and MCI may assign this
Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of MCI and/or HDC. Neither this Agreement nor any of the rights or obligations of the Employee arising under this Agreement may be assigned or transferred without HDC's or MCI's prior written consent.

                           (h) Notices. Any notice provided for or permitted
under this Agreement will be treated as having been given (a) when delivered personally, (b) when sent by confirmed telex or telecopy, (c) on the next business day when sent by commercial overnight courier with written verification of receipt, or (d) five days (5) after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

        If to HDC:                            Copy to:
        HealthDesk Corporation                Gray Cary Ware & Freidenrich LLP
        c/o Joseph Dunham                     400 Hamilton Avenue
        Equity Dynamics Inc.                  Palo Alto, CA 94301
        116 Financial Center                  Attn:  Peter M. Astiz, Esq.
        Des Moines, IA 50309

        If to the Employee
        The address set forth on the
        signature page to this Agreement

                           (i) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of California, without regard to conflict of law principles. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of California (or, if appropriate, a federal court located within California), and each party consents to the jurisdiction of such a court.

                           (j) Entire Agreement. No agreements, representations
or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by any party with respect to the subject matter hereof.

                           (k) Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.

         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

                                             HEALTHDESK CORPORATION


Date: ____________________________           By:____________________________

                                             _______________________________
                                             (print name and title)


                                             MC INFORMATICS, INC.

Date:_____________________________           By:____________________________

                                             _______________________________
                                             (print name and title)


                                             EMPLOYEE

Date:_____________________________           _______________________________

                                             _______________________________
                                             (print name)


                                             Address:

                                             ________________________________

                                             ________________________________

                                             ________________________________

                                   APPENDIX I

                          Definition of the "Business"


The "Business" means the designing, developing, marketing, consulting, staffing and selling of management information systems services and support (including hardware and software consulting/advising) to the healthcare industry, within the geographic scope of where MCI does business.

                                   APPENDIX II

                        Form Of Confidentiality Agreement

                                    EXHIBIT D

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of ________, 1998 between _______________, a California corporation (the "Company"), and ___________________, an individual ("Employee").

         In consideration of the mutual covenants and conditions set forth herein the parties hereby agree as follows:

         1    Employment. The Company hereby employs Employee in the
capacity of [Chief Executive Officer,] reporting directly to the Board of Directors. Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors.

         2    Term. The employment hereunder shall be for a period of 1
year, commencing on ___________,1998 (the "Commencement Date") and shall be automatically renewed for successive one year periods unless earlier terminated as provided in Section 5. Employee's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

         3    Compensation and Benefits.

                  3.1 Salary. For the performance of Employee's duties hereunder, the Company shall pay Employee an annual pay an annual salary of _________, payable (less required withholdings) no less frequently than twice monthly.

                  3.2 Bonus. During the first employment year, the Board of Directors and Employee will establish a mutually acceptable bonus plan for the second and subsequent employment years, which will become effective upon the closing of the merger with HealthDesk Corporation pursuant to the terms of the Agreement and Plan of Reorganization by and among _________, dated July __, 1998, and (i) will provide Employee with appropriate incentives and the opportunity to earn bonus amounts comparable to those available to top executives officers of similar companies, and (ii) may base the bonus awards on the amount of earnings per share for the Company, as defined by generally accepted accounting principles ("GAAP").

                  3.3 Stock Options. Upon commencement of Employee's employment hereunder, the Company shall grant to Employee options under the Company's Stock Option Plan to purchase __________ shares of the Company's common stock at an exercise price of $________ per share. The options will vest in accordance with the Company's Stock Option Plan. Option shares will not vest after Termination, as set forth in Section 5 of this Agreement. Employee shall be considered for participation in plans under which additional options or stock awards may be granted to top executive personnel.

                  3.4 Benefits. Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

                  3.5 Reimbursement of Expenses. Employee shall be entitled to be reimbursed for all reasonable expenses incurred by Employee in connection with and reasonably related to the furtherance of the Company's business, including, but not limited to, expenses for travel, meals and entertainment.

                  3.6 Annual Review. On each anniversary of the Commencement Date, the Board of Directors will review Employee's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and will consider whether to increase such compensation, but will not have authority, as the result of such review, to decrease any portion of such compensation without the written consent of Employee.

         4    Change of Control. In the event of a Change of Control of the
Company (as defined below), all options or warrants then granted to Employee which are unvested at the date of the Change of Control will be vested immediately prior to the Change of Control event. In addition, notwithstanding the provisions of Section 5.2(b), in the event of a termination of Employee's employment without cause hereunder by the Company following a Change of Control, the Company will promptly pay Employee, in addition to the amounts required under Section 5.2(a), a lump sum severance amount, payable immediately upon such termination of employment, equal to one (1) year of salary at the then current rate, excluding bonus.

         As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

                           (a) Upon the consummation, in one transaction or a
series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing more than fifty percent (50%) of the voting control of the Company to a person or group of related persons who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

                           (b) Upon the consummation of a merger or
consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than fifty percent (50%) of the voting power of the Company or any such surviving or new corporation; or

                           (c) Upon the consummation of a sale, lease, exchange
or other transfer or disposition by the Company of all or substantially all its assets to any person or group or related persons.

         5    Termination.

                  5.1 Termination Events. The employment hereunder will terminate upon the occurrence of any of the following events:

                           (a) Employee dies;

                           (b) the Company, by written notice to Employee or his
personal representative, discharges Employee due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding ninety (90) days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

                           (c) Employee is discharged by the Board of Directors
of the Company for cause. As used in this Agreement, the term "cause" shall mean:

                                    (i) Employee's conviction of (or pleading
guilty or nolo contenders to) a felony or any misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Employee for cause, the Company shall give a written statement of findings to Employee setting forth specifically the grounds on which cause is based, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

                                    (ii) the willful and continued failure of
Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a written demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of this Section no act or failure to act on Employee's part shall be considered "willful" if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee's action or omission was in the best interest of the Company.

No termination shall be effected for cause unless Employee has been provided with specific information as to the acts or omissions which form the basis of the allegation of cause, and Employee has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines, by majority vote, in good faith that Employee was guilty of conduct constituting "cause" as herein defined, specifying the particulars thereof in detail.

                           (d) Employee is discharged by the Board of Directors
of the Company without cause, which the Company may do at any time, with at least ten (10) days advance written notice;

                           (e) Employee voluntarily terminates his employment
due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten (10) days following its receipt of written notice thereof from Employee; or

                           (f) Employee voluntarily terminates his employment
for any reason other than the Company's default or an Adverse Change in Duties, which Employee may do at any time with at least thirty (30) days advance notice.

         As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Employee's prior written consent, which results in:

         (1) A change in Employee's reporting responsibilities, titles, job responsibilities or offices which results in a material diminution of his status, control or authority; or

         (2) The assignment to Employee of any positions, duties or responsibilities which are materially inconsistent with Employee's positions, duties and responsibilities or status with the Company; or

         (3) A requirement by the Company that Employee be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than sixty (60) miles from such prior location; or

         (4) A failure by the Company to provide for Employee's participation in any current or future benefits or plans at a level or to an extent commensurate with (i.e., at a value of at least seventy percent (70%)) that of other top executives (i.e., vice presidents or above) of the Company.

                  5.2      Effects of Termination.

                           (a) Upon termination of Employee's employment
hereunder for any reason, the Company will promptly pay Employee all compensation owed to Employee and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements).

                           (b) In addition, if the employment is terminated
under Sections 5.1(b), (d) or (e), the Company shall also pay Employee a severance amount equal to one-half of the then applicable annual salary, excluding bonus, equally divided over a six month period.

                           (c) Upon termination of Employee's employment, the
Employee will return all warrants granted to Employee.

         Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Employee from continuing to engage in such breach.

         If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be reasonable.

         6    General Provisions.

                  6.1 Assignment. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

                  6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

                  6.3 Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

                  6.4 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

                  6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law principles.

                  6.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

                  6.7 Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

                  6.8 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to __________________________, and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

                  6.9 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

                  6.10 Legal Fees and Expenses. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

                  6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.




COMPANY                                 EMPLOYEE

____________________________            _____________________________


a California corporation


By:_________________________

                                    EXHIBIT E

                             SHAREHOLDERS AGREEMENT


THIS AGREEMENT is entered into this __ day of _______, 1998, by and among HealthDesk Corporation, a California corporation (the "Company"), and the holders of the Company's Series B Preferred Stock (the "Series B Stock") as set forth on Schedule I attached hereto (individually a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

WHEREAS, the Company has issued an aggregate of ____ shares of Series B Stock to the Shareholders, which shares of Series B Stock have the rights, preferences, privileges and restrictions as set forth in the Company's Certificate of Determination of Rights, Preferences, Privileges and Restriction of Series B Stock, filed with the California Secretary of State on May 13, 1998 (the "Certificate");

WHEREAS, the Company has entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated August 18, 1998, with MC Informatics, Inc., a California corporation ("MCI"), pursuant to which the Company will acquire all of the outstanding capital stock of MCI in exchange for shares of the Company's Common Stock (the "Acquisition"); and

WHEREAS, it is a condition to closing the Acquisition that the Shareholders agree to amend certain rights, preferences and privileges of the Series B Stock, including the price at which the Series B Stock will convert into shares of Common Stock, and the events which upon which the Series B stock will convert automatically into Common Stock.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                                    AGREEMENT

         1    Mandatory Conversion. Notwithstanding anything to the contrary set forth in Section 4(b) of the Certificate, the Series B Stock shall be automatically and without further action into fully paid and nonassessable shares of Common Stock immediately upon the closing of the Acquisition.

         2    Conversion Price. Notwithstanding anything to the contrary set forth in Section 4(d) of the Certificate, the Conversion Price of Series B Stock shall be Fifty Cents ($0.50) per share.

         3    Miscellaneous.

                  3.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  3.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto provided that no party hereto shall assign this Agreement to any such entity without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

                  3.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  3.4 Entire Agreement. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

                  3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

                  3.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the transactions contemplated by this Agreement are consummated, all legal, accounting, investment banking, broker's and finder's fees incurred by the Shareholders in connection with these transactions shall be deemed to be expenses of the Shareholders and shall be paid by the Shareholders.

                  3.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  3.8 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  3.9 Attorneys' Fees. Should suit or arbitration proceeding be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                  3.10 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) on the next business day when sent by commercial overnight courier with written verification of receipt, or
(d) five days after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

         The Company:

                  HealthDesk Corporation
                  c/o Joseph Dunham
                  Equity Dynamics Inc.
                  2116 Financial Center
                  Des Moines, IA  50309

         With copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Hamilton Avenue
                  Palo Alto, CA 94301
                  Attention:  Peter M. Astiz, Esq.

         Shareholders:     c/o
                        --------------------------

         With copy to:
                        --------------------------
            Attention:
                        --------------------------

                  3.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

                  3.12 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

                  3.13 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  3.14 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  3.15 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

                  3.16 Jurisdiction. Any controversy or claim arising out of, or relating to, this Agreement or any alleged breach thereof, shall be adjudicated in a state or federal court located in Alameda County, California. Each of the parties hereto consents to personal jurisdiction before such courts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HEALTHDESK CORPORATION                       SHAREHOLDER
By:                                          By:
    ----------------------------                 -------------------------------

                                   SCHEDULE I

          Holders of Series B Preferred Stock of HealthDesk Corporation

                                    EXHIBIT F

                                LOCK-UP AGREEMENT


____________, 1998



HealthDesk Corporation
2560 Ninth Street, Suite 220
Berkeley, CA  94710

Ladies and Gentlemen:

The undersigned understands that pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated July ___, 1998, by and among HealthDesk Corporation, a California corporation ("HDC"), MC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of HDC ("Sub"), MC Informatics, Inc., a California corporation ("MCI") and certain shareholders of MCI, Sub shall be merged with and into MCI, with MCI the surviving corporation (the "Merger").

Pursuant to the Merger Agreement, and in consideration of the terms of the Merger and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, from the date hereof until and including twelve (12) months after the date of the closing of the Merger, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of capital stock of HDC (the "HDC Capital Stock"), any options or warrants to purchase any shares of HDC Capital Stock or any securities convertible into or exchangeable for shares of HDC Capital Stock (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement, or (ii) with the prior written consent of HDC. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with HDC's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.


                                          Very truly yours,



                                          By:
                                              -------------------------------

                                          Print Name:

                                              -------------------------------

                                          Its:
                                              -------------------------------

Accepted as of the date first set forth above:

HEALTHDESK CORPORATION

By:
     -------------------------------
Print Name:
     -------------------------------
Its:
     -------------------------------

                                    EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of _______, 1998, by and between HealthDesk Corporation, a California corporation (the "Company"), and each other person or entity executing this Agreement.

                                    RECITALS

         WHEREAS, the Company has issued shares of its common stock, no par value (the "Common Stock") to certain investors (the "Investors") pursuant to the terms of the Agreement and Plan of Reorganization by and among the Company, MC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, MC Informatics, Inc., a California corporation ("MCI") and certain shareholders of MCI (the "Merger");

         WHEREAS, the Company and the Investors desire to provide for certain arrangements with respect to the registration of shares of Common Stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"), held by the Investors as provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                    AGREEMENT

         1.  Registration Rights.  The Company covenants and agrees as follows:

                  1.1      Definitions.  For purposes of this Paragraph 1:

                           (a) The term "register," and "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document;

                           (b) The term "Registrable Securities" means (1) the
shares of Common Stock issued to the Investors in connection with the Merger and
(2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or pursuant to an effective registration statement or to the public pursuant to an exemption from registration requirements under the Securities Act;

                           (c) The number of shares of "Registrable Securities
then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities; and

                           (d) The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

                  1.2      Request for Registration.

                           (a) If the Company shall receive at any time after
the date of this Agreement and prior to the one year anniversary of this Agreement, a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall promptly give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company in accordance with Section 2.5.

                           (b) If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and approved by the Company, which approval shall not unreasonably be withheld. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Securities that may be included in the underwriting that such number of Registrable Securities to be included shall be allocated among all such Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                           (c) The Company is obligated to effect only one (1)
such registration pursuant to this Section 1.2.

                           (d) Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

                  1.3      Company Registration.

                           (a) If (but without any obligation to do so) at any
time after _______, 1999, and prior to _______, 2000, the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                           (b) The Company is obligated to effect only two (2)
such registrations pursuant to this Section 1.3.

                  1.4 Obligations of the Company. Whenever required under this Paragraph 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days for the purpose of selling all stock or securities registered with the SEC.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Paragraph 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Paragraph 1 if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "cold comfort" letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  1.5      Furnish Information.

                           (a) It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                           (b) The Company shall have no obligation with respect
to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a).

                  1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Section 1.2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2. Fees and disbursements of counsel and accountants for the selling Holders and any other expenses incurred by the selling Holders not expressly included above shall be borne by the selling Holders.

                  1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to all registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities, including Registrable Securities and all other securities the holders of which have similar rights, of the selling shareholders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment of any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                  1.9 Delay of Registration. No Holder shall have any right to obtain or seek any injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Paragraph 1.

                  1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Paragraph 1:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                           (b) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                           (d) If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as it appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f) The obligations of the Company and Holders under
this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Paragraph 1, and otherwise.

                  1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times;

                           (b) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and 1934 Act; and

                           (c) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                  1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Paragraph 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                  1.13 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

                  1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after __________, 2000.

         2.       Miscellaneous.

                  2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to principles of conflicts of laws.

                  2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  2.5 Notices. Unless otherwise provided, any noticed required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon person delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

                  2.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.6 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  2.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  2.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



                   Remainder of Page Intentionally Left Blank

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


HealthDesk Corporation
By:
   --------------------------------------------------
      Joseph Dunham
      Chairman and Chief Executive Officer
Address:  2560 Ninth Street
             Suite 220
             Berkeley, CA 94710
INVESTOR:
-----------------------------------------------------


[Type or Print Name]


By:
   --------------------------------------------------

Print Title:
            -----------------------------------------

Address:
            -----------------------------------------

                                    EXHIBIT H

                          FORM OF OPINION OF COUNSEL TO
                       MC INFORMATICS AND THE SHAREHOLDERS

Capitalized terms used herein and not otherwise defined shall have the same defined meanings given under the Merger Agreement.

         MCI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as it is now being conducted and is proposed to be conducted. MCI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary.

         The authorized capital stock of MCI consists of one million (1,000,000) shares of MCI Common Stock; and, as of the close of business on _________ ___, 1998, ________(_________) shares of MCI Common Stock were issued and outstanding and held of record by MCI Shareholders as set forth and identified in the MCI Disclosure Schedule. The MCI Disclosure Schedule sets forth a complete and accurate list of all shareholders of the Company, indicating the exact number of MCI Shares held by each Shareholder.

         To such counsel's knowledge, except as disclosed in the MCI Disclosure Schedule, there are no outstanding options, warrants, rights, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of MCI other than as contemplated by the Merger Agreement. To the knowledge of such counsel, after due inquiry and except as set forth in the MCI Disclosure Schedule, there are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of any of the MCI Shares. To the knowledge of such counsel, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to MCI.

         All of the outstanding securities of MCI have been duly authorized and are validly issued, fully paid and nonassessable. All securities of MCI were issued in compliance with applicable securities laws. None of MCI's outstanding securities was issued in consideration in whole or in part for any contribution, transfer, assignment or any proprietary rights.

         The Merger Agreement and the Agreement of Merger have been approved by the Shareholders of MCI. MCI has the corporate power and authority to enter into the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which MCI is a party and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors of MCI, and no other corporate proceedings are necessary to authorize the Merger Agreement, the Agreement of Merger or the other Transaction Documents.

         The Merger Agreement, the Agreement of Merger and each of the other Transaction Documents to which MCI is a party constitute valid and binding obligations of MCI, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

         The execution and delivery by MCI of the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which MCI is a party, and/or the consummation by MCI of the transactions contemplated by the Merger Agreement, the Agreement of Merger and the Transaction Documents, will not (a) conflict with or violate any provision of the charter or bylaws of MCI or (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, commitment or other obligation to which MCI is a party or by which MCI is bound.

         Except as set forth in the MCI Disclosure Schedule to the Merger Agreement, to such counsel's knowledge, no legal or governmental proceedings are pending to which MCI is a party, and no such proceedings have been threatened against MCI.

         There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body required by MCI or the MCI shareholders or with respect to MCI's assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement and the Agreement of Merger that has not been obtained, except for acceptance for filing of the Agreement of Merger by the Secretary of State for the State of California.

         Each Shareholder has all requisite power and authority or the capacity to execute and deliver the Merger Agreement and the other Transaction Documents to which the Shareholder is a party, to perform the Shareholder's obligations thereunder and to sell, transfer and deliver the shares of MCI Common Stock owned by him to be exchanged with HealthDesk free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. The Merger Agreement and the Transaction Documents have been duly and validly executed and delivered by each Shareholder. The Merger Agreement and each of the Transaction Documents to which each Shareholder is a party, when executed and delivered by the Shareholder, constitute valid and binding obligations of each Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

                                    EXHIBIT I

                         INVESTOR REPRESENTATION LETTER

                              Date: ________, 1998

HealthDesk Corporation
2560 Ninth Street, Suite 200
Berkeley, CA  94710

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (the "Agreement") dated August 18, 1998, by and among HealthDesk Corporation ("HDC"), MC Acquisition Corporation ("Sub") and MC Informatics, Inc. ("MCIF") and certain shareholders of MCIF). This Investor Representation Letter, receipt of which is a condition to HDC's obligation to issue securities under the Agreement, is rendered to you pursuant to Section 11.10 of the Agreement. All terms used herein have the meaning defined for them in the Agreement unless otherwise defined herein. The undersigned hereby represents to HDC as follows:

         Shareholder's Own Account. The shares of HDC common stock issued under the terms of the Agreement (the "HDC Shares") are being acquired for my own account for investment purposes only and not with a view to, or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         No Registration; Economic Risk. I understand that the HDC Shares have not been registered under the Securities Act, or any other securities law or regulation, that the HDC Shares must be held by me indefinitely, and that I must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration thereunder. I further understand that the HDC Shares have not been qualified under the General Corporation Law of the State of California (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law.

         Access to HDC Records During the negotiation of the transactions contemplated herein, I or my investor representative have been afforded full access to records, documents, and other information concerning HDC and I or my investor representative have been afforded an opportunity to ask such questions of HDC's officers and representatives concerning HDC's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

         Knowledge and Experience Either by myself or with the help of my investor representative, I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the HDC Shares pursuant to the terms of the Agreement.

         Legend. I understand that each certificate representing the HDC Shares to be issued in accordance with the terms of the Agreement shall be endorsed with the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."


                                             Very truly yours,

                           ANNEX V - CHARTER AMENDMENT

                Amended and restated articles of INCORPORATION of
                             HEALTHDESK CORPORATION


         _________ and _________ hereby certify that:

         One: They are the duly elected and acting President and Secretary, respectively, of HealthDesk Corporation, a California corporation (the "Company").

         Two: The Articles of Incorporation of the Company are hereby amended and restated to read in their entirety as follows:


                                       "I.

         The name of the Company is MC Informatics, Inc.


                                       II.

         The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is forty three million (43,000,000) shares, forty million (40,000,000) shares of which shall be Common Stock (the "Common Stock") and three million (3,000,000) shares of which shall be Preferred Stock (the "Preferred Stock").

         B. The Preferred Stock may be issued from time to time in one or more series. Subject to shareholder approval rights set forth in subsection 2(b) of this Article III, the Board of Directors is hereby authorized to fix or alter the rights, privileges, preferences and restriction granted to or imposed upon any series of Preferred Stock, including, but not limited to, dividend, rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. Five Hundred (500) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred").

         D. The rights, preferences, privileges, restriction and other matters relating to the Series B Preferred are as follows:

         Section 1. Voting. The holders of the Series B Preferred Stock shall have such voting rights as are set forth below except as otherwise required by law from time to time.

         The affirmative approval (by vote or written consent as permitted by applicable law) of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required for (i) any amendment, alteration or repeal of the Corporation's Articles of Incorporation, as amended from time to time, (including any Certificate of Determination) if such amendment, alteration or repeal adversely affects the powers, preferences or rights of the Series B Preferred Stock (including, without limitation, by creating any class or series of equity securities having a preference over the Series B Preferred Stock with respect to dividends, redemption, distribution upon liquidation or in any other respect), or (ii) any amendment to or waiver of the terms of the Series B Convertible Preferred Stock or this Certificate.

         Except as provided in the preceding paragraph, to the extent that under applicable law or under the Corporation's Articles of Incorporation or Bylaws, each as amended from time to time, the approval of the holders of the Series B Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative approval (by vote or written consent as permitted by applicable law) of the holders of a majority of the outstanding shares of the Series B Preferred Stock shall constitute the approval of such action by the class. Except as otherwise provided under applicable law or under the Corporation's Articles of Incorporation or Bylaws, each as amended from time to time, the holders of the Series B Preferred Stock shall vote on all matters with holders of the Common Stock, voting together as one class, and each share of Series B Preferred Stock shall be entitled to that number of votes as shall be equal to the number of shares of the Corporation's Stock (the "Common Stock") into which each share of Series B Preferred Stock is convertible on the record date for any meeting of stockholders or on the date of any written consent of stockholders, as applicable. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (whether or not they are entitled to vote there at), which notice will be provided pursuant to the Corporation's Bylaws, as amended from time to time, and applicable statutes.

         Section 2. Dividends. No dividends shall be paid on any Common Stock unless a dividend is paid with respect to all outstanding shares of Series B Preferred Stock, in an amount for each such share of Series B Preferred Stock, that is equal to the aggregate amount of such dividends for all Common Stock into which each such share of Series B Preferred Stock could then be converted.

         Section 3.  Liquidation Preference.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of each share of Series B Preferred Stock shall be entitled to be paid pro rata out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of the Corporation's Common Stock or shares of any other capital stock of the Corporation ranking junior to the Series B Preferred Stock (collectively, "Junior Stock"), a preferential amount equal to Two Thousand Dollars ($2,000) per share of Series B Preferred Stock held by them (such preferential amount, as adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization, being hereinafter referred to as the "Series B Preferred Stock Liquidation Preference"). Except as otherwise provided herein, upon payment of the Series B Preferred Stock Liquidation Preference upon each share of Series B Preferred Stock, the Corporation shall have no further obligation to make any other payments or distributions out of the assets of the Corporation on any shares of Series B Preferred Stock in connection with such liquidation, dissolution or winding up of the Corporation. If upon such liquidation, dissolution or winding up, the assets of the Corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Series B Preferred Stock) to provide for the payment in full of the Series B Preferred Stock Liquidation Preference for each share of Series B Preferred Stock outstanding, such assets as are available shall be paid out pro rata (determined in accordance with the liquidation preferences of the relevant series of preferred stock) to the outstanding shares of Series B Preferred Stock.

                  (b) Remaining Assets. After the payment or distribution to the holders of the Series B Preferred Stock of the full Series B Preferred Stock Liquidation Preference, the holders of the Junior Stock then outstanding shall be entitled to receive all remaining assets of the Corporation to be distributed.

         Section 4.  Conversion.

         The holders of the Series B Preferred Stock shall have conversion rights in accordance with the following provisions:

                  (a) Voluntary Conversion. Each holder of one or more shares of Series B Preferred Stock shall be entitled, at any time and from time to time and at such holder's option, to convert into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the conversion date) the number of shares of Series B Preferred Stock then held by such holder.

                  (b) Mandatory Conversion. On the fifth anniversary of the date shares of Series B Convertible Preferred Shares are first issued (the "Original Issuance Date"), each outstanding share of Series B Preferred Stock shall be converted automatically and without further action into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the conversion date) at the rate specified in Section 4(d) hereof, subject to adjustment in accordance with Section 5 hereof, and a conversion notice shall be deemed to have been given by the holder of each such outstanding share of Series B Preferred Stock on such date.

                  (c) Conversion Rate. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted pursuant to this
Section 4(d), as such may be adjusted from time to time in accordance with
Section 5 hereof, is hereinafter referred to as the "Conversion Rate." The number of shares of Common Stock to be received upon conversion of Series B Preferred Stock will be determined by dividing the Conversion Amount by the Conversion Price (as defined in Section 4(e)) subject to adjustment in accordance with Section 5 hereof. The "Conversion Amount" will be $2,000 per share of Series B Preferred Stock being converted.

                  (d) Conversion Price. The "Conversion Price" shall be $0.50 per share.

                  (e) Mechanics of Conversion. Unless conversion is mandatory in accordance with Section 4(c) hereof any or all shares of Series B Preferred Stock may be converted by the holder thereof by giving written notice (the "Conversion Notice") by facsimile by 5:00 p.m. Eastern Standard Time, together with the holder's calculation of the Conversion Rate to the Corporation, that the holder elects to convert the number of shares specified therein, which notice and election shall be irrevocable by the holder; and by delivering the certificate or certificates representing the Series B Preferred Stock to be converted, duly endorsed, by either overnight courier or two-day courier, to the principal office of the Corporation or of any transfer agent for the Series B Preferred Stock, provided, however, in the event that such certificate or certificates have been lost, stolen or destroyed, in lieu of delivering such certificate or certificates the holder may notify the Corporation of such loss, theft or destruction and deliver to the Corporation an instrument reasonably satisfactory to the Corporation indemnifying the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate or certificates.

         The Corporation shall, as soon as possible and in any event within three business days, verify the holder's calculation of the Conversion Rate as calculated by the holder, or if the Corporation disagrees with the holder's calculation of the Conversion Rate, deliver to the holder the Corporation's calculation of the Conversion Rate. The Corporation shall use its best efforts to issue and deliver as soon as possible, and in any event within five business days after delivery to the Corporation of a Conversion Notice, to the holder of Series B Preferred Stock requesting conversion of shares thereunder, or to its designee, one or more certificates representing that number of shares of Common Stock to which such holder shall be entitled, together with one or more certificates representing any shares of Series B Preferred Stock represented by the certificate or certificates delivered by such holder but not submitted for conversion. The Corporation shall be deemed to have received the Conversion Notice on the date of dispatch by the holder to the Corporation (the "Holder Conversion Date") and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion specified therein shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date, provided that the certificate or certificates representing the shares of Series B Preferred Stock to be converted (or a notice of loss, theft or destruction and an indemnification instrument in lieu thereof), are received by the Corporation or any transfer agent for the Series B Preferred Stock within five (5) business days thereafter. If such certificate or certificates (or such notice and indemnification instrument) are not received by the Corporation or any transfer agent for the Series B Preferred Stock within five (5) business days after the Holder Conversion Date, the Conversion Notice shall, at the election of the Corporation by written notice to the holder requesting such conversion, become null and void unless the holder delivers such certificate or certificates (or such notice and instrument of indemnification) within three (3) business days after receipt by the holder of such election by the Corporation.

         Section 5.  Adjustments; Reorganizations.

                  (a) Adjustment for Stock Splits and Combinations. If, at any time or times after the Original Issuance Date, the Corporation effects a subdivision (by any stock split, stock dividend, recapitalization or otherwise) of the Common Stock into a greater number of shares or combination (by reverse stock split or otherwise), of the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately before such subdivision shall be proportionately increased or decreased, as appropriate.

                  (b) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or in other securities of the Corporation, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive that number of shares of Common Stock or other securities of the Corporation, as the case may be, to which such holders would be entitled to receive had such holders converted each share of Series B Preferred Stock then outstanding into Common Stock immediately prior to the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution (without regard to any restrictions on conversion).

                  (c) Adjustment for Other Dividends and Distributions. In the event that the Corporation, at any time or from time to time after the Original Issuance Date, makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable other than in securities of the Corporation, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive the amount of such dividend or other distribution, payable in the form in which such dividend or other distribution is to be paid to holders of Common Stock, to which such holders would be entitled to receive had such holders converted each share of Series B Preferred Stock then outstanding into Common Stock immediately prior to the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution (and without regard to any restrictions on conversion).

                  (d) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Original Issuance Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 5), then and in each such event each holder of shares of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formula set forth herein for conversion shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

                  (e) Reorganization. If at any time or from time to time after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 5), then as a part of such reorganization, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Series B Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Rate then in effect and the number of shares issuable upon conversion of shares of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formula set forth herein for conversion to reflect the market price of the securities or property issued in connection with the above described transaction.

                  (f) Acquisition. In the event of (i) a sale or other disposition of all or substantially all of the assets of the Corporation or (ii) any merger, consolidation or other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred, the holders of the Series B Preferred Stock shall vote with respect to the approval of such transaction as a separate class. The holders of the Series B Preferred Stock shall be entitled to receive on consummation of any such transaction the consideration which they would have received had all Series B Preferred Stock been converted to Common Stock immediately prior to the consummation of such transaction (without regard to any then applicable restrictions on conversion).

         Section 6. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion of one or more shares of Series B Preferred Stock shall be rounded up or down to the nearest whole share.

         Section 7. Reservation of Stock Issuable Upon Conversion.

                  (a) Reservation Requirement. The Corporation has reserved and the Corporation shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Corporation to satisfy any obligation to issue shares of its Common Stock upon conversion of the authorized shares of Series B Preferred Stock. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of shares of Series B Preferred Stock; provided that in no event shall the number of shares so reserved be less than 125% of the maximum number required to satisfy remaining conversion rights on the unconverted shares of Series B Preferred Stock (and without regard to any restrictions on conversion hereunder) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

                  (b) Default. If the Corporation does not have a sufficient number of shares of Common Stock available to satisfy the Corporation's obligations to a holder of one or more shares of Series B Preferred Stock upon receipt of a Conversion Notice, or if the Corporation is otherwise prohibited by applicable law, regulation, or stock exchange or trading market rule from issuing shares of Common Stock upon receipt of a Conversion Notice (each, a "Conversion Default"), or if the Corporation fails for any other reason (other than due to the failure of any holder of Series B Preferred Stock to timely deliver the stock certificate for the shares of Series B Preferred Stock to be converted or reasonably satisfactory indemnification instruments) to issue shares of Common Stock upon receipt of any Conversion Notice for a period of 30 days, the holder of one or more shares of Series B Preferred Stock requesting conversion shall have the right, upon notice to the Corporation, to require the Corporation to redeem such shares of Series B Preferred Stock, as soon as possible and in any event within 30 days of such notice, at a price per share which shall be the product of the Conversion Rate and the closing trading price of the Common Stock on the applicable Conversion Date, such redemption amount to be payable in cash, in readily marketable securities (the marketability and value of which shall be mutually agreed upon by the Corporation and the holder or shall be determined by a nationally recognized investment banking firm), or in a combination thereof.

         Section 8. No Reissuance of Shares of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as Series B Preferred Stock, and all such shares shall be retired and shall return to the status of authorized, unissued and retired and undesignated shares of preferred stock of the Corporation. Except as provided in the Subscription Agreements entered into by the Corporation and the initial holders of shares of Series B Preferred Stock on or about the Original Issuance Date, no additional shares of Series B Preferred Stock shall be authorized or issued without the consent of at least a majority in interest of the holders of shares of Series B Preferred Stock outstanding immediately prior thereto.

         Section 9. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the shares of Series B Preferred Stock set forth herein.

         Section 10. Notice of Adjustment. Upon the occurrence of any of the events specified in Section 5, then and in each such case, the Corporation shall give written notice to each holder of such shares subject to conversion under
Section 4 hereof, which notice shall describe in reasonable detail such event and the resulting adjustment and shall set forth in reasonable detail the method by which such adjustment was determined.

         Section 11. Other Notices. In case at any time:

                                    (i) the Corporation shall declare any
dividend upon its Common Stock payable in cash, stock or convertible securities or make any other distribution to the holders of its Common Stock;

                                    (ii) the Corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class, any convertible securities, or other rights;

                                    (iii) there shall be any capital
reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                    (iv) there shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give to each holder of any shares of Series B Preferred Stock (a) at least ten (10) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The Corporation shall simultaneously make public disclosure of all such information delivered to the holders of Series B Preferred Stock.

         Section 12. Notice Requirements. Unless otherwise provided herein, notices and other deliveries to be made hereunder shall be made by hand or registered or certified mail, postage and charges prepaid, or by express overnight delivery, or by telecopy or telex (in which cases, the original notice shall be sent by means reasonably intended to result in delivery of the original notice to the recipient thereof on the next business day). Such notices and other deliveries shall be addressed, in the case of the Corporation, to the Corporation at its principal place of business, and in the case of any holder of one or more shares of Series B Preferred Stock, to such holder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is so given, at the last known address of such holder. Notices are deemed delivered upon receipt in accordance with any of the foregoing methods.

         Section 13. No Reissuance of Series B Preferred. Any and all shares of Series B Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be canceled and shall not be reissued.

         Section 14. No Preemptive Rights. Shareholders shall have no preemptive rights except as granted by the Company pursuant to written agreements.


                                                            III.

         A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law.

         B. The Company is authorized to indemnify the directors and officers of the Company to the fullest extent permissible under California law.

         C. Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability."

                  Three: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of the Company

                  Four: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The Company has two classes of stock outstanding, each of which is entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock and Series B Preferred Stock of the Company is ________ and ________, respectively. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding Common Stock and fifty percent (50%) of the Series B Preferred Stock, each voting as a class.

         I further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

         Executed at Berkeley, California, on ___________________, 1998.




                                        ----------------------------------

                                                              , President
                                        ----------------------



                                        ----------------------------------

                                                              , Secretary
                                        ----------------------

                             ANNEX VI - OPTION PLAN

                             HEALTHDESK CORPORATION

                             1994 STOCK OPTION PLAN

                 (As Amended by the Board Through July 29, 1998)



         I.       PURPOSES OF THE  PLAN

                  This 1994 Stock Option Plan (the "Plan") is intended to promote the interests of HealthDesk Corporation, a California corporation, by providing a method whereby eligible individuals who provide valuable services to the Corporation (or any Parent or Subsidiary) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render valuable services to the Corporation (or any Parent or Subsidiary).

         II.      DEFINITIONS

                  For the purposes of this Plan, the following definitions shall be in effect:

                  A. Board shall mean the Board of Directors of the Corporation.

                  B. Code shall mean the Internal Revenue Code of 1986, as amended.

                  C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

                  D. Common Stock shall mean the common stock of the Corporation.

                  E. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                           (i) a merger or consolidation in which securities
possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                           (ii) the sale, transfer or other disposition of all
or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation or any Parent or Subsidiary.

                  F. Corporation shall mean HealthDesk Corporation, a California corporation.

                  G. Employee shall mean an individual who is in the employ of the Corporation, or any Parent or Subsidiary, and who is subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  H. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                  I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the exercise of the option.

                  J. Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:

                           (i) If the Common Stock is at the time neither listed
nor admitted to trading on any Stock Exchange nor traded on the NASDAQ National Market System, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate;

                           (ii) If the Common Stock is not at the time listed or
admitted to trading on any Stock Exchange but is traded on the NASDAQ National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

                           (iii) If the Common Stock is at the time listed or
admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  K. Plan Administrator shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan in accordance with Article III below.

                  L. Incentive Option shall mean a stock option which satisfies the requirements of Code Section 422.

                  M. Non-Statutory Option shall mean a stock option not intended to meet the requirements of Code Section 422.

                  N. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  O. Permanent Disability shall have the meaning assigned to such term in Code Section 22(e)(3).

                  P. Service shall mean the provision of services to the Corporation, or any Parent or Subsidiary, by an individual in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor.

                  Q. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                  R. Subsidiary shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  S. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary.

         III.     ADMINISTRATION OF THE PLAN

                  A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated by the Board to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

                  B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

         IV.      ELIGIBILITY FOR OPTION GRANTS

                  A. The persons eligible to receive option grants under the Plan are as follows:

                           (i) Employees;

                           (ii) non-employee members of the Board or the
non-employee members of the board of directors of any Parent or Subsidiary; and

                           (iii) consultants and other independent contractors
who provide valuable services to the Corporation (or any Parent or Subsidiary), as determined by the Plan Administrator.

                  B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, the status of the granted option as either. an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

         V.       STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum number of shares which may be issued over the term of the Plan shall not exceed Three Million (3,000,000) shares, subject to adjustment from time to time in accordance with the provisions of this Article V. In no event may any one officer of the Corporation acquire shares of Common Stock under the Plan in excess of twenty-five percent (25%) of the total share reserve available for issuance under the Plan. At any such time as the Corporation (or any Parent or Subsidiary) is a "publicly-held corporation" within the meaning of Section 162(m) of the Code, no Employee shall be granted one or more options under the Plan within any fiscal year of the Corporation which in the aggregate are for the purchase of more than five hundred thousand (500,000) shares of Common Stock.

                  B. Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation and regrant provisions of Article IX below. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan Administrator shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants.

                  C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder, and (iii) the grant limit discussed in Section A of this
Article V. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

         VI.      TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator, Provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Article VII below.

                  A.       Exercise Price.

                           1. The exercise price per share shall be fixed by the
Plan Administrator. In no event, however, shall the exercise price per share be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant.

                           2. If the individual to whom the option is granted is
a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

                           3. The exercise price shall become immediately due
upon exercise of the option and shall, subject to the provisions of Article X below and the agreement evidencing the grant of the option, be payable in cash or check made payable to the Corporation. Should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Exchange Act at the time the option is exercised, then the exercise price may also be paid as follows:

                           (i) in shares of Common Stock held by the optionee
for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                           (ii) through a special sale and remittance procedure
pursuant to which the optionee shall concurrently provide irrevocable written instructions (a) to a brokerage firm designated by the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in a stock option agreement. However, no option shall have a term in excess of ten (10) years measured from the grant date. The option shall be exercisable during the optionee's lifetime only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death.

                  C.       Effect of Termination of Service.

                           1. Except to the extent otherwise provided pursuant
to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death:

                           (i) Should the optionee cease to remain in Service
for any reason other than death or Permanent Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3) month period following the date of such cessation of Service;

                           (ii) Should such Service terminate by reason of
Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12) month period following the date of such cessation of Service;

                           (iii) Should the optionee die while holding one or
more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12) month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution;

                           (iv) Under no circumstances, however, shall any such
option be exercisable after the specified expiration date of the option term;
and

                           (v) During the applicable post-Service exercise
period set forth in this subsection C.1, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

                           2. The Plan Administrator shall have full power and
authority to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under subsection C.1 of this Article VI to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

                  D. Shareholder Rights. An optionee shall have no shareholder rights with respect to the shares subject to the option until such individual shall have exercised the option and paid the exercise price.

                  E. Unvested Shares. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should the optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the optionee) any of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the agreement evidencing such repurchase right. In no event, however, may the Plan Administrator impose a vesting schedule upon any option granted under the Plan or any shares of Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, beginning one (1) year after the grant date. All outstanding repurchase rights under the Plan shall terminate automatically upon the occurrence of any Corporate Transaction, except to the extent the repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  F. First Refusal Right. Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the Exchange Act, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the optionee (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

         VII.     INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Article VII, all the provisions of the Plan shall be applicable to Incentive Options. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory shall not be subject to such terms and conditions.

                  A. Exercise Price. The exercise price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

                  B. Dollar Limitation. The aggregate Fair Market Value of the Common Stock (determined as of the respective date or dates of grant) for which one (1) or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Should the applicable One Hundred Thousand Dollar ($100,000) limitation in fact be exceeded in any calendar year, then the option shall nevertheless become exercisable for the excess number of shares in such calendar year as a Non-Statutory Option.

                  C. 10% Shareholder. If any individual to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the grant date.

         VIII.    CORPORATE TRANSACTION

                  A. Upon the occurrence of a Corporate Transaction, each option at the time outstanding under the Plan shall terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof.

                  B. Each outstanding option which is assumed in connection with a Corporate Transaction or is otherwise to remain outstanding shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

                  C. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         IX.      CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (i) one hundred percent (100%) of the Fair Market Value per share of Common Stock on the new grant date in the case of a grant of an Incentive Option, (ii) one hundred ten percent (110%) of such Fair Market Value in the case of an option grant to a 10% Shareholder or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

         X.       LOANS

                  A. The Plan Administrator may assist any optionee in the exercise of one or more options granted to the optionee by:

                           (i) authorizing the extension of a loan from the
Corporation to the optionee; or

                           (ii) permitting the optionee to pay the exercise
price in installments over a period of years.

                  B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be authorized with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate exercise price payable for the purchased shares plus (ii) any federal, state and local income and employment tax liability incurred by the optionee in connection with such exercise.

                  C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this Article X shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may in its discretion deem appropriate.

         XI.      NO EMPLOYMENT OR SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or of the optionee, which rights are hereby expressly reserved by each, to terminate the optionee's Service at any time for any reason, with or without cause.

         XII.     AMENDMENT OF THE PLAN

                  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect their rights and obligations under their outstanding options. In addition, the Board shall not, without the approval of the Corporation's shareholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Article V, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to option holders.

                  B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan is approved by the Corporation's shareholders within twelve (12) months after the date the excess grants are first made.

         XIII.    EFFECTIVE DATE AND TERM OF PLAN

                  A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of the Corporation. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

                  B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options under Article VIII. Upon such plan termination, each option and unvested share issuance outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the agreements evidencing that option or share issuance.

         XIV.     USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

         XV.      withhOLDING

                  The Corporation's obligation to deliver shares upon the exercise of any options granted under the Plan shall be subject to the satisfaction by the optionee of all applicable federal, state and local income and employment tax withholding requirements.

         XVI.     REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option hereunder and the issuance of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

         XVII.    FINANCIAL REPORTS

         The Corporation shall deliver at least annually to each individual holding an outstanding option under the Plan the same financial information furnished to holders of the Common Stock, unless the optionee is a key employee whose duties in connection with the Corporation assure such individual access to equivalent information.

                             HEALTHDESK CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ______DAY, ________ ___, 1998

The undersigned hereby appoints Joseph R. Dunham II and Ledia Ouyang, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of HealthDesk Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Company on _______day, ________ __, 1998, and at any adjournments or postponements of such meeting, as follows:

1. To approve the Sale of Assets to Patient Infosystems, Inc. pursuant to the terms of the Asset Agreement:

         [   ]  FOR               [   ]  AGAINST               [   ]  ABSTAIN

2. To approve the Merger Agreement pursuant to which MC Acquisition Corporation, a wholly-owned subsidiary of the Company, will be merged into MCIF and MCIF will become a wholly-owned subsidiary of the Company; to approve the issuance of the Company's Common Stock in the Merger; and to change the Company's name to MC Informatics, Inc.:

         [   ]  FOR               [   ]  AGAINST               [   ]  ABSTAIN

3. To approve the Amended and Restated Articles of Incorporation of the Company, which, among other things, increases the authorized number of shares of Common Stock from 17,000,000 to 40,000,000:

         [   ]  FOR               [   ]  AGAINST               [   ]  ABSTAIN

4. To approve amendments to the Company's Option Plan to increase the number of shares reserved for issuance under the Option Plan to 3,000,000 and to limit to 500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year:

         [   ]  FOR               [   ]  AGAINST               [   ]  ABSTAIN

The Board recommends that you vote FOR each of the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                                              Date and sign exactly as name(s)
                                              appear(s) on this proxy. If
                                              signing for estates, trusts,
                                              corporations or other entities,
                                              title or capacity should be
                                              stated. If shares are held
                                              jointly, each holder should sign.


                                              ----------------------------------
                                              (Signature(s) of Shareholder(s))

                                              ----------------------------------
                                              (Signature(s) of Shareholder(s))


                                              Date:              , 1998.

                                              PLEASE COMPLETE, DATE AND SIGN
                                              THIS PROXY AND RETURN IT PROMPTLY
                                              IN THE ENCLOSED ENVELOPE.